Table of Contents

As filed with the Securities and Exchange Commission on June 9, 2023

Registration Statement No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mobiquity Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York	7373	11-3427886
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

35 Torrington Lane

Shoreham, NY 11786

(516) 246-9422

(Address and telephone number of registrant’s principal executive offices)

Dean L. Julia

Chief Executive Officer

Mobiquity Technologies, Inc.

35 Torrington Lane

Shoreham, NY 11786

(516) 246-9422

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gavin C. Grusd, Esq. David F. Durso, Esq. Ruskin Moscou Faltischek P.C. 1425 RXR Plaza East Tower, 15th Floor Uniondale, NY 11556 Tel: (516) 663-6514	Thomas J. Poletti, Esq. Veronica Lah, Esq. Manatt, Phelps & Phillips, LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92626 Tel: (714) 312-7500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer	☒ Non-accelerated filer	☒ Smaller reporting company

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Under Rule 429 of the Securities Act, this Registration Statement also acts as a post-effective amendment to Registration Statement File Number 333-260364 covering 2,807,937 shares of common stock issuable upon the exercise of outstanding publicly held five-year warrants exercisable at $4.98 per share which warrants were issued in December 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 9, 2023

$4,000,000 of

_________ Shares of Common Stock

and _______ Pre-Funded Warrants to purchase _________ shares of Common Stock

Mobiquity Technologies, Inc. (“we”, “us” or the “Company”) is offering to raise up to $4,000,000 on a “best efforts” basis from the sale of _________ shares of our common stock, par value $0.0001 per share, pursuant to this Prospectus. We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each pre-funded warrant will be equal to the price at which a share of common stock is sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The shares of common stock and pre-funded warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. The registration statement of which this prospectus is a part assumes a maximum of __________shares of common stock offered at an offering price of not less than $0.__ per common share for an estimated maximum offering of $4,000,000.

We have engaged Spartan Capital Securities LLC as our exclusive placement agent to use its reasonable “best efforts” to solicit offers to purchase our securities in this offering during an offering period of seven days, subject to an extension of up to seven days (the “Offering Period”).The placement agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public amount, placement agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts and throughout this prospectus. We have agreed to pay the placement agent the certain fees set forth in the table below and to provide certain other compensation to the placement agent. See “Plan of Distribution” for more information regarding these arrangements. We have engaged Continental Stock Transfer & Trust Company, New York, NY, as escrow Agent of this offering (the “Escrow Agent”) to receive the gross proceeds of this offering during the Offering Period and to deposit the funds with JP Morgan Chase Bank. Upon clearance of funds, the Company and the placement agent may conduct one or more closings. In the event that any subscriptions are not accepted by the Company for any reason whatsoever, such funds will be returned by the Escrow Agent directly to the subscribers without interest or deduction thereof.

There is no established public trading market for the pre-funded warrants and the placement agent’s warrants identified below and we do not expect a market to develop. Without an active trading market, the liquidity of these warrants will be limited. In addition, we do not intend to list the pre-funded warrants or the placement agent’s warrants on The Nasdaq Capital Market (“Nasdaq CM”), any other national securities exchange or any other trading system. On June 8, 2023, the last quoted price of our common stock as reported on the NasdaqCM was $0.187 per share. Historically, at times in the past, there has been a limited public trading market for our common stock.

The final public offering price per share will be determined through a negotiation between us and the placement agent in the offering and will take into account the recent market price of our common stock, the general condition of the securities market at the time of the offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The final offering price for the securities may be at a discount to the trading price of our common stock on the NasdaqCM. This price will fluctuate based on the demand for our common stock. The assumed public offering price used throughout this prospectus may not be indicative of the actual final offering price. The final number of shares, pre-funded warrants, placement agent warrants and shares underlying such warrants being offered in this prospectus will be determined based on the final offering price.

This Prospectus also relates to the possible issuance of 2,807,937 shares upon exercise of five year warrants, exercisable at $4.98 per share, which we issued in a public offering December 2021 (the “2021 Warrants”) along with other securities. The registration statement, of which this prospectus is a part, acts as a post-effective amendment to Registration Statement which registered 2021 Warrants and underlying shares. Our common stock and 2021 Warrants are listed on The NasdaqCM under the symbols “MOBQ” and “MOBQW”, respectively.

We have filed a preliminary proxy statement for a special meeting of stockholders scheduled for July 15, 2023 seeking, among other things, stockholder approval to effectuate a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for- 2 and 1-for-15, as determined by the Company’s Board of Directors. The purpose of the reverse split would be to achieve the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of Nasdaq. See “Risk Factors - Risks Relating to this Offering and Ownership of Our Securities - We are seeking stockholder approval for a reverse stock split, and even if a reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be approved for continued listing on the NasdaqCM or able to comply with other continued listing standards of the NasdaqCM.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$0.	$0.	$4,000,000
Placement Agent commissions(1)	$0.	$0.	$ 320,000
Proceeds to us, before expenses(2)	$0.	$0.	$3,680,000

(1) We have agreed to pay the placement agent a total cash fee equal to 8% of the gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain of its offering-related expenses of up to $125,000 plus 1% of the gross proceeds of this offering. In addition, we have agreed to issue the placement agent warrants to purchase up to a number of shares of our common stock equal to 5% of the aggregate number of shares of common stock and pre-funded warrants being offered at an exercise price equal to 110% of the public offering price of the shares common stock. We are also seeking to register the issuance of these placement agent warrants as a portion of the placement agent compensation payable in connection with this offering. The exercise price of these warrants shall be $___ per share (110% of public offering price See “Plan of Distribution” for additional information and a description of the compensation payable to the placement agent.

(2) We estimate the total expenses of this offering payable by us, excluding the placement agent commission, will be approximately $375,000, assuming full exercise of the pre-funded warrants.

Prospectus dated June 9, 2023

We and the placement agent have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of common stock.

Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction.

This prospectus contains market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

i

AVAILABLE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to Mobiquity Technologies, Inc. and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the placement Agent have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision. This prospectus contains forward-looking statements and information relating to Mobiquity Technologies, Inc. See “Cautionary Note Regarding Forward-Looking Statements” on page 26.

Our Company

We are a next-generation advertising technology, data compliance and intelligence company which operates through our three proprietary software platforms in the programmatic advertising industry.

The Programmatic Advertising Industry

Programmatic advertising refers to the automated buying and selling of digital ad space. In contrast to manual advertising, which relies on human interaction and negotiation between publishers and marketers, programmatic ad buying harnesses technology to purchase digital display space. This use of software and algorithms helps streamline ad buying processes, which is why programmatic has become one of the most indispensable digital marketing tools worldwide. According to Statista, in 2021, global programmatic ad spend reached an estimated 418.4 billion U.S. dollars, with spending set to surpass 493 billion by 2022. The United States remains the leading programmatic advertising market worldwide.

Our Mission

Our mission is to help enterprises in the programmatic industry become more efficient and effective regarding the monetization of advertising, audience segments and data compliance. We do this by offering three proprietary solutions: Our ATOS platform for brands and agencies, our data intelligence platform for audience segments and targeting, and our publisher platform for privacy compliance and publisher monetization.

Our Opportunity

Due to the recent changes to Privacy Laws, such as GDPR and CCPA, along with Apple and Google’s removal of Identifiers, we believe Publishers are facing two significant issues: increasing costs due to privacy compliance laws and decreasing revenue, due to the lack of audience targeting. We believe there is a major paradigm shift occurring in the market, where user data and the targeting intelligence to use it must shift from middlemen directly to the content publishers. Publishers must own their first party data and manage their audiences segments in-house. We believe that irrespective of whether a publisher chooses to work with us or not, they need to find a solution that allows advertisers to buy directly from them.

Our Solutions

Programmatic Advertising Platform

Our advertising technology operating system (or ATOS) platform is a single-vendor end-to-end solution that blends artificial intelligence (or AI) and machine learning (or ML)-based optimization technology that automatically serves advertising and manages digital advertising campaigns. Our ATOS platform engages with approximately 10 billion advertisement opportunities per day.

1

As an automated programmatic ecosystem, ATOS increases speed and performance, by providing dynamic technology that scales in real-time. It is this proprietary cloud-based architecture that keeps costs down and allows us to pass along savings to our customers. Also, by offering more of the features inherent in a digital advertising campaign, and removing the need for third-party integration of those features, we believe that our ATOS platform can be substantially more time efficient and cost efficient than other Demand-Side Platforms (or DSPs). Our ATOS platform also decreases the effective cost basis for users by integrating all the necessary capabilities at no additional cost as compared to the costs to outsource these capabilities to one or more providers in a fragmented ecosystem. DSP and bidding technologies, AdCop™ Fraud Protection, rich media and ad serving, attribution, reporting dashboard and DMP are all included in our ATOS platform.

Data Intelligence Platform

Our data intelligence platform provides precise data and insights on consumer’s real-world behavior and trends for use in marketing and research. Our management believes, based our experience in the industry, that we provide one of the most accurate and scaled solution for data collection and analysis, utilizing multiple internally developed proprietary technologies.

We provide our data intelligence platform to our customers on a managed services basis, and also offer a self-service alternative through our MobiExchange product, which is a software-as-a-service (or SaaS) fee model. MobiExchange is a data-focused technology solution that enables users to rapidly build actionable data and insights for its own use. MobiExchange’s easy-to-use, self-service tools allow anyone to reduce the complex technical and financial barriers typically associated with turning offline data, and other business data, into actionable digital products and services. MobiExchange provides out-of-the box private labeling, flexible branding, content management, user management, user communications, subscriptions, payment, invoices, reporting, gateways to third party platforms, and help desk, among other things.

Publisher Platform for Monetization and Compliance

Our content publisher platform is a single-vendor ad tech operating system that allows publishers to better monetize their opt-in user data and advertising inventory. The platform includes tools for: consent management, audience building, a direct advertising interface and inventory enhancement. Our publisher platform provides content publishers the functionality to use its user identifier data to create inventories of profiled data segments and to target audiences with advertising using that data, in a data privacy compliant manner.

Our Revenue Sources

We target publishers, brands, advertising agencies and other advertising technology companies as our audience for our three platform products. Our sales and marketing strategy is focused on providing a de-fragmented operating system that facilitates a considerably more efficient and effective way for advertisers and publishers to transact with each other. Our goal is to become the programmatic display advertising industry standard for small and medium sized advertisers. We generate revenue from our platforms through two verticals:

•	The first is licensing one or more of our platforms as a white-label product for use by advertising agencies, demand-side platforms (or DSP’s), brands and publishers. Under the white-label scenario, the user licenses a platform from us and is responsible for running its own business operations and is billed a percentage of amounts spent on advertising run through the platform.

•	The second revenue stream is a managed services model, in which, the user is billed a higher percentage of revenue run through a platform, but all services are managed by us.

2

Risk Factors

We have engaged the Placement Agent to use its reasonable “best efforts” to solicit offers to purchase our securities in this offering during an offering period of seven days, subject to an extension of up to seven days (the Offering Period”).The placement agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public amount, placement agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts and throughout this prospectus. We have engaged the Escrow Agent of this offering to receive the gross proceeds of this offering during the Offering Period and to deposit the funds with JP Morgan Chase Bank. Upon clearance of funds, the Company and the Placement Agent may conduct one or more closings. In the event that any subscriptions are not accepted by the Company for any reason whatsoever, such funds will be returned by the Escrow Agent directly to the subscribers without interest or deduction thereof. In addition to the foregoing, iinvesting in our securities involves risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page 6 before making a decision to invest in our securities. If any of these risks actually occur, our business, financial condition and/or results of operations would likely be materially adversely affected. In each case, the trading price of our securities would likely decline, and you may lose all or part of your investment. We will bear all costs associated with the offering. The following is a summary of some of the additional principal risks we face:

•	We have a history of operating losses and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the past several fiscal years.
•	We cannot predict our future capital needs and we may not be able to secure additional financing.
•	The reliability of our product solutions is dependent on data from third-parties and the integrity and quality of that data.
•	Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection.
•	We face intense and growing competition, which could result in reduced sales and reduced operating margins, and limit our market share.
•	The market for programmatic advertising campaigns is relatively new and evolving. If this market develops slower or differently than we expect, our business, growth prospects and financial condition would be adversely affected.
•	If we fail to innovate and make the right investment decisions in our offerings and platform, we may not attract and retain advertisers and publishers and our revenue and results of operations may decline.
•	We need to protect our intellectual property or our operating results may suffer.
•	Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection.
•	Our failure to recruit or the loss of management and highly trained and qualified personnel could adversely affect our operations.
•	Our secured indebtedness in the amount of $1,437,500 may adversely affect our cash flow and our ability to operate our business, and make payments on our indebtedness.
•	We currently have identified significant deficiencies in our internal control over financial reporting that we are in the process of correcting and, if not properly corrected, could result in material misstatements of our financial statements.
•	Historically, there has been a limited public trading market for our common stock and 2021 Warrants; therefore, our investors may not be able to sell their shares and the price of our common stock may fluctuate substantially. Further, there can be no assurances that an established trading market will develop.
•	We will likely need to seek additional equity or debt financing even following this offering to provide the capital required to maintain or expand our operations and to satisfy indebtedness. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we could be substantially harmed, and it could lead to the termination of our business.

Corporate Information

We are based in New York and were incorporated in New York on March 16, 1998. Our principal executive offices are located at 35 Torrington Lane, Shoreham, NY 11786. Our telephone number is (516) 246-9422, and our website is www.mobiquitytechnologies.com. Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this Registration Statement on Form S-1.

3

THE OFFERING

Securities Offered by us

We are offering to raise up to $4,000,000 on a “best efforts” basis from the sale of _________ shares of our common stock, par value $0.0001 per share, pursuant to this Prospectus. We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each pre-funded warrant will be equal to the price at which a share of common stock is sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The shares of common stock and pre-funded warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Reasonable Best Efforts Basis

We have engaged Spartan Capital Securities LLC as our exclusive placement agent (the “placement agent”) to use its reasonable “best efforts” to solicit offers to purchase our securities in this offering during an offering period of seven days, subject to an extension of up to seven days (the Offering Period”).The placement agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public amount, placement agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts and throughout this prospectus. We have agreed to pay the placement agent the certain fees set forth in the table below and to provide certain other compensation to the placement agent. See “Plan of Distribution” for more information regarding these arrangements. We have engaged Continental Stock Transfer & Trust Company, New York, NY, as escrow Agent of this offering (the “Escrow Agent”) to receive the gross proceeds of this offering during the Offering Period and to deposit the funds with JP Morgan Chase Bank. Upon clearance of funds, the Company and the placement agent may conduct one or more closings. In the event that any subscriptions are not accepted by the Company for any reason whatsoever, such funds will be returned by the Escrow Agent directly to the subscribers without interest or deduction thereof.

Shares of Common Stock Outstanding immediately before the date of this Prospectus	25,811,261 shares of our common stock.

Common Stock and pre-funded warrants registered in this Offering for sale	__________ shares of common stock and _______ pre-funded warrants and placement agent warrants to purchase a maximum of ____shares of common stock.

4

Outstanding Derivative Securities	Before this Offering, we have outstanding the following derivative securities:

	•	excludes 1,176,847 shares of our common stock issuable upon exercise of outstanding stock options by the members of our board of directors and third parties at a weighted average exercise price of $15.20 per share as of June 6, 2023;

	•	excludes 2,613,636 shares of our common stock issuable upon exercise of warrants issued to our secured lender at an exercise price of $.44 per share;

	•	excludes 2,807,937 shares of our common stock issuable upon exercise of outstanding 2021 Warrants held by investors at an exercise price of $4.98 per share as of June 6, 2023;

•

excludes 74,458 shares of common stock issuable upon the full exercise of the warrants at an exercise price of $5.1875 per share we granted to Spartan as an underwriter of our 2021 public offering and excludes 403,226 shares of common stock issuable upon the full exercise of the warrants at an exercise price of $.5115 per share granted to Spartan as an underwriter of our February 2023 public offering;

•

excludes 2,203,382 shares of our common stock issuable upon the exercise of other warrants that are outstanding as of the date of this prospectus exercisable at an average exercise price of $5.14 per share; and

	•	excludes 162,074 shares issuable upon conversion of outstanding Preferred Stock.

Use of Proceeds

We estimate that our maximum net proceeds from this offering of shares of common stock and pre-funded warrants, assuming all common shares and pre-funded warrants offered by means of this prospectus are sold, of which there can be no assurances given in this regard, will be approximately $3,305,000, after deducting the estimated placement agent fees and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to retire $1,437,500 in secured debt and the balance for continuing operating expenses and general working capital. However, if the net proceeds of this offering are less than $3,000,000, we aim to allocate up to 50% of the net proceeds to pay off the secured debt and the remainder to working capital. See “Use of Proceeds”.

Risk Factors

See “Risk Factors” beginning on page 6 of this prospectus, as well as other information included in this prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

NasdaqCMs Symbols

Our common stock and 2021 Warrants are listed on The NasdaqCM under the symbols “MOBQ” and “MOBQW”, respectively. There is no established trading market for the pre-funded warrants, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited.

5

RISK FACTORS

An investment in our securities is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Risks Relating to our Business Operations

We have a history of operating losses, and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the past several fiscal years.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the Quarter ended March 31, 2023 and the fiscal years ended December 31, 2022, and 2021, we reported net losses of $1,716,804, $8,062,328 and $18,333,383 (as restated), respectively, and net cash used in operating activities of $1,606,409, $6,187,383 and $6,717,324 (as restated), respectively. As of March 31, 2023, we had an aggregate accumulated deficit of $212,224,066. Our operating losses for the past several years are primarily attributable to the transformation of our company into an advertising technology corporation. We can provide no assurances that our operations will generate consistent or predictable revenue or be profitable in the foreseeable future. Our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on private equity and other financings raise substantial doubt about our ability to continue as a going concern, and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the past several fiscal years. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity.

We cannot predict our future capital needs and we may not be able to secure additional financing.

From January 2013 through March 2023, we raised a total of over $60 million in private equity and debt financing to support our transformation from an integrated marketing company to a technology company. Since we might be unable to generate recurring or predictable revenue or cash flow to fund our operations, we will likely need to seek additional (perhaps substantial) equity or debt financing even following this offering to provide the capital required to maintain or expand our operations. We expect that we will also need additional funding for developing products and services, increasing our sales and marketing capabilities, and acquiring complementary companies, technologies, and assets (there being no such acquisitions which we have identified or are pursuing as of the date of this Prospectus), as well as for working capital requirements and other operating and general corporate purposes. We cannot predict our future capital needs with precision, and we may not be able to secure additional financing on terms satisfactory to us, if at all, which could lead to termination of our business. If we elect to raise additional funds or additional funds are required, we may seek to raise funds from time to time through public or private equity offerings, debt financings or other financing alternatives. Additional equity or debt financing may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing operational development and commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

6

If we raise additional funds by issuing equity securities, our shareholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected, and we may be unable to continue our operations. Failure to secure additional financing on favorable terms could have severe adverse consequences to us.

Our previously issued December 31, 2021, consolidated financial statements and related disclosures as filed on Form 10-K/A and quarterly periods within fiscal years 2021 and 2020 as filed on Form 10-Q were restated in December 2022.

On December 1, 2022, we filed Amendment No. 2 to our Form 10-K for the fiscal year ended December 31, 2021, and we reached a determination to restate our previously issued December 31, 2021, consolidated financial statements and related disclosures as filed on Form 10-K/A and quarterly periods within fiscal years 2021 and 2020 as filed on Form 10-Q. The restatement primarily related to the following:

•	The recording of expense for common stock and warrants issued in equity financings. The warrants were a direct offering cost and should have been recorded as a reduction in additional paid-in capital;

•	The recording of the sale of warrants for cash that should have increased additional paid-in capital and not be reported as other income;

•	The recording of a mark-to-market adjustment for stock sold to a third party. The Company recognized a gain as a part of other income and a decrease to additional paid-in capital. The recognition of other income should not have been recorded as the Company was not a holder of an investment of its own stock; and

•	Various reclassifications throughout our balance sheets, statements of operations, stockholders’ equity and cash flows to better reflect the nature or classification of each transaction.

The restatement of the consolidated financial statements does not affect the Company’s previously reported total assets, total liabilities or revenues. Additionally, there are no compliance matters with any lender or other third parties as a result of the restatement. In addition, management has concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2021 and that the Company’s internal control over financial reporting was not effective as of December 31, 2021 solely as a result of a material weakness in controls related to the aforementioned. As a result, we have incurred unanticipated costs for accounting and legal fees in connection with or related to the restatement and may become subject to additional risks and uncertainties related to the restatement, such as a negative impact on investor confidence in the accuracy of our financial disclosures and may raise reputational risks for our business. As a result of the restatements disclosed in Amendment No. 2 of the 2021 Form 10-K/A, the quarterly financial statements for the periods ended March 31, 2022 and June 30, 2022 were restated in the Company’s Form 10-Q for the quarter ended September 30, 2022. The Company erroneously recorded a total of $500,500 in stock-based compensation expense during the quarter ended June 30, 2022 pursuant to three stock option awards granted in April 2019. The expense associated with these awards should have been fully recognized during the year ended December 31, 2021, based on the requisite service periods underlying the option awards. This adjustment is reflected in the restated accounts for the year ended December 31, 2021, and all affected and restated quarterly periods within fiscal years 2020 and 2021, as disclosed in the Annual Report on Form 10-K/A (Amendment No. 2) for the years ended December 31, 2021, and 2020 filed with the SEC on December 1, 2022. All other adjustments to additional paid-in capital and accumulated deficit, totaling $3,089,809, relate to adjustments recorded prior to January 1, 2022, as discussed in the Form 10-K/A (Amendment No. 2).

7

We could become subject to shareholder litigation and other risks as a result of the restatement and material weakness in our internal control over financial reporting.

We may become subject to shareholder litigation as a result of the Restatement if stockholders assert that the trading price of our common stock was adversely affected by the Restatement. In addition, as part of the Restatement, we identified material weaknesses in our internal controls over financial reporting. As a result of the Restatement and such material weakness, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and the material weakness in our internal control over financial reporting and the preparation of our financial statements. As of the date of this Prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition. In addition, the market for our securities may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price may continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management’s attention and resources.

The Company’s financial condition and results of operations have been adversely affected by the COVID-19 pandemic.

From March 2020 through March 2023, COVID -19 caused a material and substantial adverse impact on the general economy and our business operations. During this period it caused there to be a substantial decrease in our sales, cancellations of purchase orders and resulted in accounts receivables not being timely paid as anticipated. Further, it has caused us to have concerns about our ability to meet our obligations as they become due and payable. In this respect, our business is directly dependent upon and correlates closely to the marketing levels and ongoing business activities of our existing clients. We lost a purchase order in excess of one million dollars with a major US sports organization. We have observed other companies taking precautionary and preemptive actions to address COVID-19 that altered their normal business operations. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers and prospects, prospectively, although we do anticipate residual negative impact on our financial results during fiscal year 2023.

Forecasts of our revenue are difficult.

When purchasing our products and services, our clients and prospects are often faced with a significant commitment of capital, the need to integrate new software and/or hardware platforms and other changes in company-wide operational procedures, all of which result in cautious deliberation and evaluation by prospective clients, longer sales cycles, and delays in completing transactions. Additional delays result from the significant up-front expenses and substantial time, effort, and other resources necessary for our clients to implement our solutions. For example, depending on the size of a prospective client’s business and its needs, a sales cycle can range from two weeks to 12 months. Because of these longer sales cycles, revenues and operating results may vary significantly from period to period. As a result, it is often difficult to accurately forecast our revenues for any fiscal period as it is not always possible for us to predict the fiscal period in which sales will actually be completed. This difficulty in predicting revenue, combined with the revenue fluctuations we may experience from period to period, can adversely affect and cause substantial fluctuations in our stock price.

The reliability of our product solutions is dependent on data from third parties and the integrity and quality of that data.

Much of the data that we use is licensed from third-party data suppliers, and we are dependent upon our ability to obtain necessary data licenses on commercially reasonable terms. We could suffer material adverse consequences if our data suppliers were to withhold their data from us. For example, data suppliers could withhold their data from us if there is a competitive reason to do so; if we breach our contract with a supplier; if they are acquired by one of our competitors; if legislation is passed restricting the use or dissemination of the data they provide; or if judicial interpretations are issued restricting use of such data. Additionally, we could terminate relationships with our data suppliers if they fail to adhere to our data quality standards. If a substantial number of data suppliers were to withdraw or withhold their data from us, or if we sever ties with our data suppliers based on their inability to meet our data standards, our ability to provide products and services to our clients could be materially adversely impacted, which could result in decreased revenues.

8

The reliability of our solutions depends upon the integrity and quality of the data in our database. A failure in the integrity or a reduction in the quality of our data could cause a loss of customer confidence in our solutions, resulting in harm to our brand, loss of revenue and exposure to legal claims. We may experience an increase in risks to the integrity of our database and quality of our data as we move toward real-time, non-identifiable, consumer-powered data through our products. We must continue to invest in our database to improve and maintain the quality, timeliness, and coverage of the data if we are to maintain our competitive position. Failure to do so could result in a material adverse effect on our business, growth, and revenue prospects.

Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection.

Federal, state, and international laws and regulations govern the collection, use, retention, sharing and security of data that we collect. We strive to comply with all applicable laws, regulations, self-regulatory requirements, and legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot assure you that our practices have complied, comply, or will comply fully with all such laws, regulations, requirements, and obligations. Any failure, or perceived failure, by us to comply with federal, state, or international laws or regulations, including laws and regulations regulating privacy, data security, marketing communications or consumer protection, or other policies, self-regulatory requirements or legal obligations could result in harm to our reputation, a loss in business, and proceedings or actions against us by governmental entities, consumers, retailers, or others. We may also be contractually liable to indemnify and hold harmless performance marketing networks or other third parties from the costs or consequences of noncompliance with any laws, regulations, self-regulatory requirements, or other legal obligations relating to privacy, data protection and consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business. Any such proceeding or action, and any related indemnification obligation, could hurt our reputation, force us to incur significant expenses in defense of these proceedings, distract our management, increase our costs of doing business and cause consumers and retailers to decrease their use of our marketplace, and may result in the imposition of monetary liability. Furthermore, the costs of compliance with, and other burdens imposed by, the data and privacy laws, regulations, standards, and policies that are applicable to the businesses of our clients may limit the use and adoption of, and reduce the overall demand for, our products.

A significant breach of the confidentiality of the information we hold or of the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation, and results of operations. Our business requires the storage, transmission, and utilization of data. Although we have security and associated procedures, our databases may be subject to unauthorized access by third parties. Such third parties could attempt to gain entry to our systems for the purpose of stealing data or disrupting the systems. We believe we have taken appropriate measures to protect our systems from intrusion, but we cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities in our systems and attempts to exploit those vulnerabilities, physical system or facility break-ins and data thefts or other developments will not compromise or breach the technology protecting our systems and the information we possess. Furthermore, we face increasing cyber security risks as we receive and collect data from new sources, and as we and our customers continue to develop and operate in cloud-based information technology environments. In the event that our protection efforts are unsuccessful, and we experience an unauthorized disclosure of confidential information or the security of such information or our systems are compromised, we could suffer substantial harm. Any breach could result in one or more third parties obtaining unauthorized access to our customers’ data or our data, including personally identifiable information, intellectual property and other confidential business information. Such a security breach could result in operational disruptions that impair our ability to meet our clients’ requirements, which could result in decreased revenues. Also, whether there is an actual or a perceived breach of our security, our reputation could suffer irreparable harm, causing our current and prospective clients to reject our products and services in the future and deterring data suppliers from supplying us data. Further, we could be forced to expend significant resources in response to a security breach, including repairing system damage, increasing cyber security protection costs by deploying additional personnel and protection technologies, and litigating and resolving legal claims, all of which could divert the attention of our management and key personnel away from our business operations. In any event, a significant security breach could materially harm our business, financial condition and operating results.

9

Significant system disruptions, loss of data center capacity or interruption of telecommunication links could adversely affect our business and results of operations.

Our product platforms are hosted and managed on Amazon Web Service (AWS) and takes full advantage of open standards for processing, storage, security, and big data technology. Specifically, our data intelligence platform uses the following AWS services: EC2, Lambda, Kafka, Kinesis, S3, Storm, Spark, Machine Learning, RDS, Redshift, Elastic Map Reduction, CloudWatch, DataBricks, and Elastic Search Service with built-in Kibana integration. Significant system disruptions, loss of data center capacity or interruption of telecommunication links could adversely affect our business, results of operations and financial condition. Our business is heavily dependent upon highly complex data processing capability. The ability of our platform hosts and managers to protect these data centers against damage or interruption from fire, flood, tornadoes, power loss, telecommunications or equipment failure or other disasters is beyond our control and is critical to our ability to succeed.

We rely on information technology to operate our business and maintain competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

We depend on the use of information technologies and systems. As our operations grow in size and scope, we will be required to continuously improve and upgrade our systems and infrastructure while maintaining or improving the reliability and integrity of our infrastructure. Our future success also depends on our ability to adapt our systems and infrastructure to meet rapidly evolving consumer trends and demands while continuing to improve the performance, features and reliability of our solutions in response to competitive services and product offerings. The emergence of alternative platforms will require new investment in technology. New developments in other areas, such as cloud computing, could also make it easier for competition to enter our markets due to lower up-front technology costs. In addition, we may not be able to maintain our existing systems or replace or introduce new technologies and systems as quickly as we would like or in a cost-effective manner.

Our technology and associated business processes may contain undetected errors, which could limit our ability to provide our services and diminish the attractiveness of our offerings.

Our technology may contain undetected errors, defects, or bugs. As a result, our customers or end users may discover errors or defects in our technology or the systems incorporating our technology may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our solution, impair the reputation of our brand and diminish the attractiveness of our product offerings to our customers.  In addition, we may utilize third party technology or components in our products, and we rely on those third parties to provide support services to us. Failure of those third parties to provide necessary support services could materially adversely impact our business.

We need to protect our intellectual property, or our operating results may suffer.

Third parties may infringe our intellectual property and we may suffer competitive injury or expend significant resources enforcing our rights. As our business is focused on data-driven results and analytics, we rely heavily on proprietary information technology. Our proprietary portfolio consists of various intellectual property including source code, trade secrets, and know-how. The extent to which such rights can be protected is substantially based on federal, state and common law rights as well as contractual restrictions. The steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others. If we do not enforce our intellectual property rights vigorously and successfully, our competitive position may suffer which could harm our operating results.

10

We could incur substantial costs and disruption to our business as a result of any claim of infringement of another party’s intellectual property rights, which could harm our business and operating results.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights. We analyze and take action in response to such claims on a case-by-case basis. Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of our technology and the uncertainty of intellectual property litigation, which could divert the attention of our management and key personnel away from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all or could subject us to significant damages or to an injunction against development and sale of certain of our products or services.

We face intense and growing competition, which could result in reduced sales and reduced operating margins and limit our market share.

We compete in the data, marketing, and research business and in all other facets of our business against small, medium and large companies throughout the United States. Some examples include companies such as LiveRamp, The TradeDesk and OneTrust. If we are unable to successfully compete for new business our revenue growth and operating margins may decline. The market for our advertising and marketing technology operating system platform is competitive. We believe that our competitors’ product offerings do not provide the end-to-end solutions our product solutions do, and their minimum fees are substantially higher than ours for a comparative suite of solutions. However, barriers to entry in our markets are relatively low. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. Some of these competitors may be in a better position to develop new products and strategies that more quickly and effectively respond to changes in customer requirements in our markets. The introduction of competent, competitive products, pricing strategies or other technologies by our competitors that are superior to or that achieve greater market acceptance than our products and services could adversely affect our business. Our failure to meet a client’s expectations in any type of contract may result in an unprofitable engagement, which could adversely affect our operating results and result in future rejection of our products and services by current and prospective clients. Some of our principal competitors offer their products at a lower price, which may result in pricing pressures. These pricing pressures and increased competition generally could result in reduced sales, reduced margins or the failure of our product and service offerings to achieve or maintain more widespread market acceptance.

Many of our competitors are substantially larger than we are and have significantly greater financial, technical, and marketing resources, and established direct and indirect channels of distribution. As a result, they are able to devote greater resources to the development, promotion and sale of their products than we can.

We can provide no assurance that our business will be able to maintain a competitive technology advantage in the future.

Our ability to generate revenues is substantially based upon our proprietary intellectual property that we own and protect through trade secrets and agreements with our employees to maintain ownership of any improvements to our intellectual property. Our ability to generate revenues now and in the future is based upon maintaining a competitive technology advantage over our competition. We can provide no assurances that we will be able to maintain a competitive technology advantage in the future over our competitors, many of whom have significantly more experience, more extensive infrastructure and are better capitalized than us.

No assurances can be given that we will be able to keep up with a rapidly changing business information market.

Consumer needs and the business information industry as a whole are in a constant state of change. Our ability to continually improve our current processes and products in response to these changes and to develop new products and services to meet those needs are essential in maintaining our competitive position and meeting the increasingly sophisticated requirements of our customers. If we fail to enhance our current products and services or fail to develop new products in light of emerging industry standards and information requirements, we could lose customers to current or future competitors, which could result in impairment of our growth prospects and revenues.

11

The market for programmatic advertising campaigns is relatively new and evolving. If this market develops slower or differently than we expect, our business, growth prospects and financial condition would be adversely affected.

A substantial portion of our revenue has been derived from customers that programmatically purchase and sell advertising inventory through our platform. We expect that spending on programmatic ad buying and selling will continue to be a significant source of revenue for the foreseeable future, and that our revenue growth will largely depend on increasing spend through our platform. The market for programmatic ad buying is an emerging market, and our current and potential customers may not shift quickly enough to programmatic ad buying from other buying methods, reducing our growth potential. Because our industry is relatively new, we will encounter risks and difficulties frequently encountered by early-stage companies in similarly rapidly evolving industries, including the need to:

•	Maintain our reputation and build trust with advertisers and digital media property owners;

•	Offer competitive pricing to publishers, advertisers, and digital media agencies;

•	Maintain quality and expand quantity of our advertising inventory;

•	Continue to develop, launch, and upgrade the technologies that enable us to provide our solutions;

•	Respond to evolving government regulations relating to the internet, telecommunications, mobile, privacy, marketing, and advertising aspects of our business;

•	Identify, attract, retain, and motivate qualified personnel; and

•	Cost-effectively manage our operations, including our international operations.

If the market for programmatic ad buying deteriorates or develops more slowly than we expect, it could reduce demand for our platform, and our business, growth prospects and financial condition would be adversely affected.

Our failure to maintain and grow the customer base on our platform may negatively impact our revenue and business.

To sustain or increase our revenue, we must regularly add both new advertiser customers and publishers, while simultaneously keeping existing customers to maintain or increase the amount of advertising inventory purchased through our platform and adopt new features and functionalities that we add to our platform. If our competitors introduce lower cost or differentiated offerings that compete with or are perceived to compete with ours, our ability to sell access to our platform to new or existing customers could be impaired. Our agreements with our customers allow them to change the amount of spending on our platform or terminate our services with limited notice. Our customers typically have relationships with different providers and there is limited cost to moving budgets to our competitors. As a result, we may have limited visibility as to our future advertising revenue streams. We cannot assure you that our customers will continue to use our platform or that we will be able to replace, in a timely or effective manner, departing customers with new customers that generate comparable revenue. If a major customer representing a significant portion of our business decides to materially reduce its use of our platform or to cease using our platform altogether, it is possible that our revenue could be significantly reduced.

12

We rely substantially on a limited number of customers for a significant percentage of our sales.

For the year ended December 31, 2022, and 2021, total sales of our products to two customers represented approximately 48% and 31% of our revenues, respectively. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice. If we lose any of our customers, or any of them decide to scale back on purchases of our products, it will have a material adverse effect on our financial condition and prospects. Therefore, we must engage in continual sales efforts to maintain revenue, sustain our customer relationships, and expand our client base or our operating results will suffer. If a significant client fails to renew a contract or renews the contract on terms less favorable to us than before, our business could be negatively impacted if additional business is not obtained to replace or supplement that which was lost. We may require additional financial resources to expand our internal and external sales capabilities, although we plan to use a portion of the net proceeds of this offering for this purpose. We cannot assure that we will be able to sustain our customer relationships and expand our client base. The loss of any of our current customers or our inability to expand our customer base will have a material adverse effect on our business plans and prospects.

If we fail to innovate and make the right investment decisions in our offerings and platform, we may not attract and retain advertisers and publishers and our revenue and results of operations may decline.

Our industry is subject to rapid and frequent changes in technology, evolving customer needs and the frequent introduction by our competitors of new and enhanced offerings. We must constantly make investment decisions regarding our offerings and technology to meet customer demand and evolving industry standards. We may make wrong decisions regarding these investments. If new or existing competitors have more attractive offerings or functionalities, we may lose customers or customers may decrease their use of our platform. New customer demands, superior competitive offerings or new industry standards could require us to make unanticipated and costly changes to our platform or business model. If we fail to adapt to our rapidly changing industry or to evolving customer needs, demand for our platform could decrease and our business, financial condition and operating results may be adversely affected.

We may not be able to integrate, maintain and enhance our advertising solutions to keep pace with technological and market developments.

The market for digital video advertising solutions is characterized by rapid technological change, evolving industry standards and frequent introductions of new products and services. To keep pace with technological developments, satisfy increasing publisher and advertiser requirements, maintain the attractiveness and competitiveness of our advertising solutions and ensure compatibility with evolving industry standards and protocols, we will need to anticipate and respond to varying product lifecycles, regularly enhance our current advertising solutions and develop and introduce new solutions and functionality on a timely basis. This requires significant investment of financial and other resources. For example, we will need to invest significant resources into expanding and developing our platforms in order to maintain a comprehensive solution. Ad exchanges and other technological developments may displace us or introduce an additional intermediate layer between us and our customers and digital media properties that could impair our relationships with those customers.

If we fail to detect advertising fraud, we could harm our reputation and hurt our ability to execute our business plan.

As we are in the business of providing services to publishers, advertisers, and agencies, we must deliver effective digital advertising campaigns. Despite our efforts to implement fraud protection techniques in our platforms, some of our advertising and agency campaigns may experience fraudulent and other invalid impressions, clicks or conversions that advertisers may perceive as undesirable, such as non-human traffic generated by computers designed to simulate human users and artificially inflate user traffic on websites. These activities could overstate the performance of any given digital advertising campaign and could harm our reputation. It may be difficult for us to detect fraudulent or malicious activity because we do not own content and rely in part on our digital media properties to control such activity. Industry self-regulatory bodies, the U.S. Federal Trade Commission and certain influential members of Congress have increased their scrutiny and awareness of, and have taken recent actions to address, advertising fraud and other malicious activity. If we fail to detect or prevent fraudulent or other malicious activity, the affected advertisers may experience or perceive a reduced return on their investment and our reputation may be harmed. High levels of fraudulent or malicious activity could lead to dissatisfaction with our solutions, refusals to pay, refund or future credit demands or withdrawal of future business.

13

The loss of advertisers and publishers as customers could significantly harm our business, operating results, and financial condition.

Our customer base consists primarily of advertisers and publishers. We do not have exclusive relationships with advertising agencies, companies that are advertisers, or publishers, such that we largely depend on agencies to work with us as they embark on advertising campaigns for advertisers. The loss of agencies as customers and referral sources could significantly harm our business, operating results and financial condition. If we fail to maintain satisfactory relationships with an advertising agency, we risk losing business from the advertisers represented by that agency.

Furthermore, advertisers and publishers may change advertising agencies. If an advertiser switches from an agency that utilizes our platform to one that does not, we will lose revenue from that advertiser. In addition, some advertising agencies have their own relationships with publishers that are different than our relationships, such that they might directly connect advertisers with such publishers. Our business may suffer to the extent that advertising agencies and inventory suppliers purchase and sell advertising inventory directly from one another or through intermediaries other than us.

Our sales efforts with advertisers and publishers require significant time and expense.

Attracting new advertisers and publishers requires substantial time and expense, and we may not be successful in establishing new relationships or in maintaining or advancing our current relationships. Our solutions, including our programmatic solutions, and our business model often requires us to spend substantial time and effort educating our own sales force and potential advertisers, advertising agencies, supply side platforms and digital media properties about our offerings, including providing demonstrations and comparisons against other available solutions. This process is costly and time-consuming. If we are not successful in targeting, supporting, and streamlining our sales processes, our ability to grow our business may be adversely affected.

Changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters could have a material adverse effect on our ability to generate net revenues and could adversely affect our ability to collect data on consumer shopping behavior.

The collection and use of electronic information about users is an important element of our data intelligence technology and solutions. However, consumers may become increasingly resistant to the collection, use and sharing of information, including information used to deliver advertising and to attribute credit to publishers in performance marketing programs, and take steps to prevent such collection, use and sharing of information. For example, consumer complaints and/or lawsuits regarding advertising or other tracking technologies in general and our practices specifically could adversely impact our business. In addition to this change in consumer preferences, if retailers or brands perceive significant negative consumer reaction to targeted advertising or the tracking of consumers’ activities, they may determine that such advertising or tracking has the potential to negatively impact their brand. In that case, advertisers may limit or stop the use of our solutions, and our operating results and financial condition would be adversely affected.

Government regulation of the Internet, e-commerce and m-commerce is evolving, and unfavorable changes or failure by us to comply with these laws and regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet, e-commerce, and m-commerce in a number of jurisdictions around the world. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, m-commerce, or other online services. These regulations and laws may involve taxation, tariffs, privacy and data security, anti-spam, data protection, content, copyrights, distribution, electronic contracts, electronic communications, and consumer protection. It is not clear how existing laws and regulations governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws and regulations were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet, e-commerce or m-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet, e-commerce or m-commerce may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot assure you that our practices have complied, comply, or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business, and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant resources in defense of these proceedings, distract our management, increase our costs of doing business, and cause consumers and retailers to decrease their use of our marketplace, and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of noncompliance with any such laws or regulations. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites and mobile applications or may even attempt to completely block access to our marketplace. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our customer base may be adversely affected and we may not be able to maintain or grow our net revenues as anticipated.

14

We may be required to invest significant monies upfront in capital intensive project(s) which we may be unable to recover.

Failure to recover significant, up-front capital investments required by certain client contracts could be harmful to the Company’s financial condition and operating results. Certain of our client contracts require significant investment in the early stages, which we expect to recover through billings over the life of the contract. These contracts may involve the construction of new computer systems and communications networks or the development and deployment of new technologies. Substantial performance risk exists in each contract with these characteristics, and some or all elements of service delivery under these contracts are dependent upon successful completion of the development, construction, and deployment phases. Failure to successfully meet our contractual requirements under these contracts over their life increases the possibility that we may not recover our capital investments in these contracts. Failure to recover our capital investments could be detrimental to the particular engagement as well as our operating results.

We are subject to payment-related risks and, if our customers do not pay or dispute their invoices, our business, financial condition, and operating results may be adversely affected.

We may be involved in disputes with agencies and their advertisers over the operation of our platform, the terms of our agreements or our billings for purchases made by them through our platform. If we are unable to collect or make adjustments to bills to customers, we could incur write-offs for bad debt, which could have a material adverse effect on our results of operations for the periods in which the write-offs occur. In the future, bad debt may exceed reserves for such contingencies and our bad debt exposure may increase over time. Any increase in write-offs for bad debt could have a materially negative effect on our business, financial condition, and operating results. Even if we are not paid by our customers on time or at all, we are still obligated to pay for the advertising inventory we have purchased for the advertising campaign, and as a consequence, our results of operations and financial condition would be adversely impacted.

  If we default on our credit obligations, our operations may be interrupted, and our business and financial results could be adversely affected.

Publishers extend us credit terms for the purchase of advertising inventory. We currently have outstanding payables to existing publishers. If we are unable to pay our publishers in a timely fashion, they may elect to no longer sell us inventory to provide for sale to advertisers. Also, it may be necessary for us to incur additional indebtedness to maintain operations of the Company. If we default on our credit obligations, our lenders and debt financing holders may, among other things:

•	require repayment of any outstanding obligations or amounts drawn on our credit facilities;

•	terminate our credit;

•	stop delivery of ordered equipment;

•	discontinue our ability to acquire inventory that is sold to advertisers;

•	require us to accrue interest at higher rates; or

•	require us to pay significant damages.

If some or all of these events were to occur, our operations may be interrupted and our ability to fund our operations or obligations, as well as our business, financial results, and financial condition, could be adversely affected.

15

We will be relying on funding from this offering, or a subsequent offering or cashflow if we do not raise sufficient funds in this offering, to pay a $1,437,500 Promissory Note to an investor, and if we are unable to pay the Note when it becomes due, we will be in default.

On December 30, 2022, Walleye Opportunities Master Fund Ltd. agreed to invest $1,437,500 in the Company in exchange for a senior secured 20% OID nine-month promissory note among other securities. This Note, as amended, matures and is payable on or before September 30, 2023, and it provides that the investor may demand prepayment after March 31, 2023 and before the maturity date, provided that the purchasers of securities in our February 2023 public offering who hold the purchased Company securities at the time the prepayment demand is made unanimously consent to the prepayment. We expect we will rely on proceeds of this offering if we raise sufficient funds to enable us to repay the Note, from future fundings or cashflow from operations to repay the Note on the maturity date or earlier at our option, or if the investor demands prepayment which is consented to. If we are unable to raise sufficient funds in this offering, or additional funding in subsequent offerings, or we do not generate sufficient cashflow to repay the Note when due, we will be in default under the Note if we do not pay it. In the event of default, the investor may elect to convert all or a portion of the Note at a conversion price based on closing price of the Company’s common stock on Nasdaq at the time of default subject to a floor. This failure to repay the Note could have a material adverse effect on our financial condition.

Our failure to recruit or the loss of management and highly trained and qualified personnel could adversely affect our operations.

Our future success depends in large part on our current senior management team and our ability to attract and retain additional high-quality management and operating personnel. Our senior management team’s in-depth knowledge of and deep relationships with the participants in our industry are extremely valuable to us. Our business also requires skilled technical and marketing personnel, who are in high demand and are often subject to competing offers. Our failure to recruit and retain qualified personnel could hinder our ability to successfully develop and operate our business, which could have a material adverse effect on our financial position and operating results. The complexity of our data products, processing functionality, software systems and services require highly trained professionals to operate, maintain, improve and repair them. While we presently have a sophisticated, dedicated and experienced team of associates who have a deep understanding of our business, some of whom have been with Mobiquity for years, the labor market for these individuals has historically been, and is currently, very competitive due to the limited number of people available with the necessary technical skills and understanding, compensation strategies, general economic conditions and various other factors. As the business information and marketing industries continue to become more technologically advanced, we anticipate increased competition for qualified personnel. The loss of the services of highly trained personnel like the Company’s current team of associates, or the inability to recruit and retain additional, qualified associates, could have a material adverse effect on our business, financial position or operating results.

Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences to you as a shareholder. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments could result in an event of default under our debt financing agreements;

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions, and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

16

Risks Relating to this Offering and Ownership of Our Securities

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq Capital Markets(“NasdaqCM”), NasdaqCM could delist our common stock and 2021 warrants.

Our common stock and 2021 Warrants are listed on the NasdaqCM. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

On January 13, 2023, we received a letter from The Nasdaq Stock Market stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days. Pursuant to Nasdaq’s Listing Rules, the Company has a 180-day grace period, until July 12, 2023, during which the Company may regain compliance if the bid price of its common stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

If we do not regain compliance with the bid price requirement, we may be eligible for an additional 180-calendar day compliance period so long as we satisfy the criteria for initial listing on the NasdaqCM and the continued listing requirement for market value of publicly held shares and we provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. A reverse stock split requires the approval of our shareholders, and we cannot assure that we will receive the requisite shareholder vote to allow us to effectuate a stock split. In the event we are not eligible for the second grace period, the Nasdaq staff will provide written notice that our Common Stock is subject to delisting; however, we may request a hearing before the Nasdaq Hearings Panel, which request, if timely made, would stay any further suspension or delisting action by the Nasdaq pending the conclusion of the hearing process and expiration of any extension that may be granted by the Hearings Panel.

On January 4, 2023, we received a deficiency notification from the Listing Qualifications Department of The NasdaqCM notifying the Company of its noncompliance with the NasdaqCM Listing Rule 5620(a) to hold an annual meeting of shareholders within no later than one year after the end of the Company’s fiscal year end. Under NasdaqCM Rules the Company now has 45 calendar days to submit a plan to regain compliance and can grant up to 180 calendar days from the fiscal year end, or until June 29, 2023, to regain compliance. On May 15, 2023, we held the required annual meeting and on May 17, 2023 NasdaqCM issued a notification that this deficiency has been satisfied.

In the fourth quarter of 2022, we received a deficiency letter from the Listing Qualifications Department of The NasdaqCM notifying the Company of its noncompliance with the NasdaqCM Listing Rule 5550(b)(1) for the NasdaqCM, which requires that a listed company’s stockholders’ equity be at least $2.5 million. In accordance with NasdaqCM rules, the Company has 45 calendar days from the date of the notification to submit a plan to regain compliance with NasdaqCM Listing Rule 5550(b)(1). On or about January 6, 2023 the Company, submitted a compliance plan to regain compliance. The Company’s compliance plan was accepted and the Company was granted until May 30, 2023 to evidence compliance. On June 1, 2023, the Company received a deficiency letter and notice of delisting, which the Company is in the process of appealing and a hearing date is anticipated to occur in July 2023.

In order to maintain the listing of its common stock on The NasdaqCM, the Company must demonstrate compliance with Listing Rule 5550(b)(1) which requires the Company to maintain: (1) Stockholders’ equity of at least $2.5 million; or (2) Market Value of Listed Securities of at least $35 million. The Company’s plan of compliance outlined a plan for compliance with the stockholders’ equity standard requirement by completing this offering and indicating that a subsequent public or private financing may also be required.

The Company aims to regain compliance with each of the applicable continued listing requirements of The NasdaqCM prior to the end of the compliance periods set forth in the Hearings Panel decision. However, until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s common stock and 2021 Warrants on Nasdaq. If our common stock and 2021 Warrants cease to be listed for trading on the NasdaqCM, we would expect that our Common Stock and 2021 Warrants would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock and 2021 Warrants, it would be more difficult for our stockholders to dispose of our common stock or 2021 Warrants and more difficult to obtain accurate price quotations on our common stock or 2021 Warrants. The delisting of the Company’s common stock and 2021 Warrants from Nasdaq would have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting would adversely affect the Company’s ability to raise capital on terms acceptable to the Company, if at all.

17

There is no public market for the pre-funded warrants being offered.

We do not intend to apply to list the pre-funded warrants on Nasdaq or any other national securities exchange. Accordingly, there is no established public trading market for the pre-funded warrants being offered pursuant to this offering, nor do we expect such a market to develop. Without an active market, the liquidity of such pre-funded warrants will be limited.

Holders of the pre-funded warrants will have no rights as shareholders until such holders exercise the warrants and pre-funded warrants.

Holders of the pre-funded warrants purchased in this offering only acquire our common shares upon exercise thereof, meaning holders will have no rights with respect to our common shares underlying such pre-funded warrants. Upon the exercise of any of the pre-funded warrants purchased, such holders will be entitled to exercise the rights of shareholders only as to matters for which the record date occurs after the exercise date. The pre-funded warrants are speculative in nature. In the event our common share price does not exceed the per share exercise price during the period when such warrants are exercisable, such pre-funded warrants will not have any value.

We are seeking stockholder approval for a reverse stock split, and even if a reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be approved for listing on the NasdaqCM or able to comply with other continued listing standards of the NasdaqCM.

The Company has filed a preliminary proxy statement for a special meeting of stockholders scheduled for July 15, 2023 seeking, among other things, stockholder approval for the Company to effectuate a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2 and 1-for-15, as determined by the Company’s Board of Directors. The purpose of the reverse split would be to achieve the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of Nasdaq. Stockholder approval of a reverse stock split requires the approval of a majority of our shares of capital stock entitled to vote on the proposal to approve the reverse split. The Company’s Board of Directors has authorized the issuance of one (1) share of Series F Preferred Stock with 70 Million votes which shall require the Series F share to vote, along with our common stock, on the reverse stock split proposal at the upcoming meeting in the same ratio as shares of our common stock vote “for” or “against” the reverse stock proposal (with giving effect to broker non-votes or abstentions). The requisite vote required to approve the proposal is the affirmative vote of a majority of our outstanding common stock  and Series F Preferred Stock combined. Dean Julia, the Chief Executive Officer, President and Treasurer, and a Director of the Company has subscribed to purchase the share of Series F Preferred Stock, which shall take effect upon the filing of an amendment to the Company’s Restated Certificate of Incorporation, creating the Series F Preferred Stock. We cannot assure that we will obtain the requisite vote at the meeting or at all to approve the reverse stock split.

Even if a reverse stock split, if approved by our stockholders, achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of Nasdaq, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement.

The NasdaqCM requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from Nasdaq. In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. Although we are taking certain actions to regain compliance with Nasdaq listing standards, including a potential reverse stock split and this offering, we can provide no assurance that any such action taken by us would enable us to regain or remain in compliance, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

18

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, a reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

The market price of our common stock is likely to remain highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock and our warrants is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

•	actual or anticipated fluctuations in our operating results;

•	the absence of securities analysts covering us and distributing research and recommendations about us;

•	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

•	overall stock market fluctuations;

•	announcements concerning our business or those of our competitors;

•	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

•	conditions or trends in the industry;

•	litigation;

•	changes in market valuations of other similar companies;

•	future sales of common stock;

•	departure of key personnel or failure to hire key personnel; and

•	general market conditions.

19

Any of these factors could have a significant and adverse impact on the market price of our common stock and/or warrants. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and/or warrants, regardless of our actual operating performance.

Our future sales of common stock by management and other stockholders may have an adverse effect on the then prevailing market price of our common stock.

Sales  of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934 may, sell their restricted common stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

A significant portion of our total outstanding shares are eligible to be sold into the market in the near future, which could cause the market price of our common shares to drop significantly, even if our business is doing well.

As of June 1, 2023, we have approximately 21,225,000 shares of common stock held by non-affiliated persons as free trading or eligible for sale under rule 144 out of a total of approximately 25,811,261 outstanding common shares. Any increase in freely trading shares or the perception that such securities will or could come onto the market could have an adverse effect on the trading price of the securities. No prediction can be made as to the effect, if any, that sales of these securities, or the availability of such securities for sale, will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock and warrants may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities or impair our shareholders’ ability to sell on the open market. Additionally, any substantial increase of our shares that are eligible to be sold into the market in the near future could cause the market price of our common shares to drop significantly, even if our business is doing well.

We have had to restate our previously issued consolidated financial statements and as part of that process have identified a material weakness in our internal control over financial reporting as of December 31, 2021. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

In May 2022 and again in November 2022, our Audit Committee concluded, after discussion with the Company’s management and independent registered public accounting firm BF Borgers, CPA PC, that the previously issued financial statements during the Affected Period should no longer be relied upon due to:

•	The recording of compensation expense for warrants issued in an equity financing. The warrants were a direct offering cost and should have been recorded as a reduction in additional paid-in capital,

•	The recording of the sale of warrants for cash that should have increased additional paid-in capital and not other income,

•	The recording of a mark to market adjustment for stock sold to third parties. The Company recognized a gain as a part of other income and a decrease to additional paid-in capital, this entry was made in error as the Company was not a holder of an investment of its own stock,

•	The reduction of our net operating loss carryforward and related deferred tax assets; and

•	Various reclassifications throughout our balance sheet, statement of operations, stockholders’ equity and cash flows to better reflect the nature or classification of each transaction.

20

As part of the restatement process, we have identified a material weakness in our internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

Any failure to maintain effective internal controls could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our ordinary shares and other securities are listed, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information which could have a negative effect on the trading price of our stock.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls, and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

We in the past identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.

We have concluded that we have not maintained effective internal control over financial reporting through the past three years ended December 31, 2022. The Company determined that it has deficiencies over financial statements recording in areas of recording revenue and expenses in proper cut off as well as proper classification of accounts. Significant deficiencies and material weaknesses in our internal control could have a material adverse effect on us. Due to these deficiencies, there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. We are working to remediate these deficiencies and material weaknesses. We are taking steps to enhance our internal control environment to establish and maintain effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance.

Internal Controls Remediation Efforts

During fiscal 2022, we worked to remediate the deficiencies and material weaknesses in our internal controls. We have taken steps to enhance our internal control environment to improve and maintain effective internal control over financial reporting and changes in corporate governance. In this regard, the Company is in the process of adopting several corporate governance policies, and will expand on its 2021 established Audit Committee and other committees of the Board of Directors. The Audit Committee, as a priority, initiated the process of segregating tasks and processes to ensure proper internal controls over financial reporting. In connection with this process the Company:

•	Hired additional staff, both internally and externally, to the Finance department, with sufficient GAAP and public company financial reporting experience. These hires began their duties in Q3 2022.
•	Hired a consultant, Refidential One, to assist in internal control review, risk assessment, process documentation, gap remediation, control testing and monitoring. Starting in February 2022, Refidential One, in accord with the Company, achieved the following results:
	o	Identified internal control issues brought forth by process walkthroughs and internal control testing.
	o	Successfully implemented remediations to address such internal control issues in 2022.
	o	Implemented monitoring activities to ensure these controls are effective, incorporated the testing of these controls in the second half of 2022, and will continue to test and monitor the controls in 2023 and beyond.

21

A material weakness in our internal control over financial reporting could adversely impact our ability to provide timely and accurate financial information, and to timely or accurately report our financial condition, results of operations or cash flows or maintain effective disclosure controls and procedures. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect our business prospects.

Our common stock (and our 2021Warrants) may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common stock and 2021 Warrants may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common stock and 2021Warrants are currently not considered “penny stock” since they are listed on the NasdaqCM, if we are unable to maintain that listing and our common stock and warrants are no longer listed on the NasdaqCM, unless we maintain a per-share price above $5.00, our common stock and warrants will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

•	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

•	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock or our 2021 Warrants and may affect your ability to resell our common stock and our 2021 Warrants.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock or our 2021 Warrants will not be classified as a “penny stock” in the future.

We do not intend to pay dividends for the foreseeable future and thus you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. As a result, you must rely on stock appreciation and a liquid trading market for any return on your investment. If an active and liquid trading market does not develop, you may be unable to sell your shares of common stock at or above the price in this offering at the time you would like to sell.

22

Our principal stockholders, directors and executive officers have a material level of control over us, which could delay or prevent a change in our corporate control favored by our other stockholders.

Currently, our principal stockholders, directors, and executive officers beneficially own, in the aggregate, approximately 24.5% of our outstanding common stock. The interests of our current directors and executive officers may differ from the interests of other stockholders. As a result, these current directors and officers could have the ability to exercise material influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	approval of certain mergers and other significant corporate transactions, including a sale of substantially all of our assets and material financing transactions;

•	election of directors;

•	adoption of or amendments to stock option plans; or

•	amendment of charter documents.

Our certificate of incorporation grants our board of directors the authority to issue a new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our common shares.

Our board of directors has the power to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the power to issue preferred stock without further shareholder approval, subject to applicable listing regulations. As a result, our board of directors could authorize the issuance of new series of preferred stock that would grant to holders thereof certain rights in preference to the rights of our common stockholders to:

•	our assets upon liquidation;

•	receive dividend payments ahead of holders of common shares;

•	the redemption of the shares, together with a premium, prior to the redemption of our common shares;

•	vote to approve matters as a separate class or have more votes per share relative to shares of common stock.

In addition, our board of directors could authorize the issuance of new series of preferred stock that is convertible into our common shares or may also authorize the sale of additional shares of authorized common stock, which could decrease the relative voting power of our common shares or result in dilution to our existing shareholders.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements, and the Nasdaq maintenance listing requirements, that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our management team is relatively inexperienced in complying with these requirements, and our management resources are limited, which may lead to errors in our accounting and financial statements, and which may impair our operations. This inexperience and lack of resources may also increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis or comply with NasdaqCM listing requirements, resulting in loss of market confidence and/or governmental or private actions against us, or delisting from NasdaqCM. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

23

Our offering is a reasonable best efforts offering and no assurances can be given as to the amount of the gross proceeds, if any, which will be raised in this offering by the Company

We have engaged the placement agent to use its reasonable “best efforts” to solicit offers to purchase our securities in this offering during an offering period of seven days, subject to an extension of up to seven days (the Offering Period”). The placement agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public amount, placement agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts and throughout this prospectus. We have engaged Continental Stock Transfer and Trust Company to act as the Escrow Agent of this offering to receive the gross proceeds of this offering during the Offering Period and to deposit the funds with JP Morgan Chase Bank. Upon clearance of funds, the Company and the Placement Agent may conduct one or more closings. In the event that any subscriptions are not accepted by the Company for any reason whatsoever, such funds will be returned by the Escrow Agent directly to the subscribers without interest or deduction thereof.

General Risk Factors

Certain provisions of our certificate of incorporation, bylaws and New York law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our restated certificate of incorporation, as amended, and by-laws and New York law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. In addition, provisions of our restated certificate of incorporation, as amended, by-laws and New York law impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include, among others:

•	the inability of our shareholders to call a special meeting;

•	rules regarding how shareholders may present proposals or nominate directors for election at shareholder meetings;

•	the right of our Board to issue preferred stock without shareholder approval; and

•	the ability of our directors, and not shareholders, to fill vacancies on our Board.

We believe these provisions may help protect our shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our Board and by providing our Board with more time to assess any acquisition proposal. These provisions are not intended to make our Company immune from takeovers. In addition, although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our Board, they would apply even if the offer may be considered beneficial by some shareholders. These provisions may also frustrate or prevent any attempts by our shareholders to replace or remove our current management team by making it more difficult for shareholders to replace members of our Board, which is responsible for appointing the members of our management.

24

Our bylaws provide for limitations of director liability and indemnification of directors and officers and employees.

Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director; provided that this provision may not eliminate the liability of a director (i) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) for any acts in violation of Section 719 of the BCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation.

The limitation of liability in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

25

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, numerous assumptions, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “aims,” “potential” or “continue” or the negative of these terms or other comparable terminology. Actual events or results may differ materially. We have based these forward-looking statements on our current expectations and projections about future events. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. These statements are inherently subject to known and unknown risks, uncertainties and other factors, including, but not limited to, such forward-looking statements contained in the sections “Business,” “Management Discussion” and “Risk Factors” and the following:

•	our ability to effectively execute our business strategy;

•	our ability to manage our expansion, growth and operating expenses;

•	our ability to evaluate and measure our business, prospects and performance metrics;

•	our ability to compete and succeed in a highly competitive and evolving industry;

•	our ability to respond and adapt to changes in technology and customer behavior;

•	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and,

•	our significant losses since inception and anticipation that we will continue to incur significant losses for the foreseeable future;

•	our need for, and ability to raise, substantial additional funding to finance our operations and obligations.

These and other factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services., we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common stock” refer to the common shares in our capital stock.

26

USE OF PROCEEDS

We estimate that our maximum net proceeds from this offering of shares of common stock and pre-funded warrants, assuming all common shares and pre-funded warrants offered by means of this prospectus are sold, of which there can be no assurances given in this regard, will be approximately $3,305,000, after deducting the estimated placement agent fees and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to retire $1,437,500 in secured debt which is described below and the balance, for continuing operating expenses and general working capital. However, if the net proceeds of this offering are less than $3,000,000, we aim to allocate up to 50% of the net proceeds to pay off the secured debt and the remainder to working capital.

On December 30, 2022, the Company and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (the “Investor”), entered into a Securities Purchase Agreement (the “Agreement”) for the Investor to purchase from the Company (i) a senior secured 20% original issue discount (OID) nine-month promissory note in an aggregate gross principal amount of $1,437,500, less the 20% OID of $287,500, for a net subscription amount of $1,150,000 (the “Investor Note”), and (ii) a five year warrant to purchase 2,613,636 shares of the Company’s common stock at an exercise price of $0.44 per share, exercisable commencing July 1, 2023 and expiring December 30, 2027 (the “Investor Warrant”). Proceeds from the Agreement were received by the Company in January 2023. The Investor Note will only become convertible into common stock upon the occurrence of an Event of Default under and as defined in the Investor Note on terms set forth in the Investor Note. This Investor Note matures, is payable on or before September 30, 2023, and it provides that the Investor may demand prepayment after March 31, 2023 and before the maturity date, provided that the purchasers of securities in our February 2023 public offering by the Company who hold the purchased Company securities at the time the prepayment demand is made unanimously consent to the prepayment. The Company granted a security interest in all of its assets to the Investor as collateral for its obligations under the Investor Note pursuant to a Security Agreement. In addition, the Company’s subsidiaries guaranteed the obligations of the Company under the Investor Note pursuant to a Subsidiary Guarantee and granted a first lien security interest in all of their assets to the Investor as additional collateral pursuant to the Security Agreement.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our sales and marketing activities, amount of cash generated or used in operations, and competition. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

MARKET INFORMATION

Common Stock

In the past, our Common Stock traded on the OTCQB under the symbol “MOBQ” on a limited basis. In October 2021, our Board of Directors approved the filing, and we submitted an application in compliance with the NASDAQ rules and regulations to list and trade our Company’s securities on the NasdaqCM. Trading commenced for our common stock and 2021 warrants on December 9, 2021. The following table sets forth the range of high and low closing sales prices of our Common Stock for the last two fiscal years.

Quarters Ended	High	Low
March 31, 2021	$10.95	$6.15
June 30, 2021	$9.50	$5.50
September 30, 2021	$10.25	$6.45
December 31, 2021	$9.50	$2.01
March 31, 2022	$2.80	$1.20
June 30, 2022	$2.75	$0.64
September 30, 2022	$2.47	$0.90
December 31, 2022	$1.59	$0.34

27

The closing sales price on June 8, 2023, was $0.187 per share. All quotations provided herein reflect inter-dealer prices, without retail mark-up, markdown, or commissions.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934 may, sell their restricted Common Stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate public information disclosed. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their shares without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

2021 Warrants

Our 2021 Warrants commenced trading on the NasdaqCM on December 9, 2021, under the symbol “MOBQW.” The high and low sales price of our warrants was $0.8093 and $0.026, respectively, for the period December 14, 2021, through June 1, 2023. The closing sales price on June 8, 2023, was $0.026 per warrant. All quotations provided herein reflect inter-dealer prices, without retail mark-up, markdown or commissions.

Holders of Record

As of June 1, 2023, there were 134 active holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. As of February 1, 2023, the Company has a list consisting of 1,576 beneficial (“NOBO”) holders who do not object to having their names provided to the Company. The transfer agent of our common stock is Continental Stock Transfer & Trust Company, New York NY.

DIVIDEND POLICY

We have not paid any cash dividends to date and does not anticipate or contemplate paying cash dividends on our capital stock in the foreseeable future. It is the present intention of management to utilize all available funds and future earnings for the development of our business. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our future ability to pay cash dividends on our capital stock may be limited by any future debt instruments or preferred securities.

28

MANAGEMENT’S DISCUSSION

The following discussion should be read in conjunction with our financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this prospectus and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, our ability to obtain debt, equity or other financing, or other developments. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or our behalf. We disclaim any obligation to update forward-looking statements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements requires management to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience, and other assumptions as the basis for making judgments. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our financial statements.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risks and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

29

Fair Value of Financial Instruments

The Company accounts for financial instruments at fair value, which as is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect certain market assumptions. There are three levels of inputs that may be used to measure fair value:

•	Level 1—Valuation based on unadjusted quoted market prices for identical assets or liabilities in active markets that the Company has the ability to access;

•	Level 2—Valuation based on observable quoted prices for similar assets and liabilities in active markets; and

•	Level 3—Valuation based on unobservable inputs that are supported by little or no market activity, which require management’s best estimate of what market participants would use as fair value.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include accounts receivable, accounts payable and accrued expenses, and contract liabilities. On March 31, 2023 and December 31, 2022, the carrying amounts of these financial instruments approximated their fair values due to the short-term nature of these instruments, or they are receivable or payable on demand. The fair value of the Company’s debt approximates its carrying value based on current financing rates available to the Company and its short-term nature.

The Company does not have any other financial or non-financial assets or liabilities that would be characterized as Level 1, Level 2, or Level 3 instruments.

Accounts Receivable

Accounts receivable represent customer obligations under normal trade terms and are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for doubtful accounts. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying condensed consolidated statements of operations.

30

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 Impairment or Disposal of Long-Lived Assets. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets and compares this to the carrying amounts of the assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606) to align revenue recognition more closely with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

Identify the contract with a customer.

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

Determine the transaction price.

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of March 31, 2023, and December 31, 2022 contained a significant financing component.

31

Allocate the transaction price to performance obligations in the contract.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation.

Recognize revenue when or as the Company satisfies a performance obligation.

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

Each of the Company’s customer contracts is deemed to have a single performance obligation. Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 90 days.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 Compensation – Stock Compensation using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, which is generally the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the Black-Scholes model for measuring the fair value of options and other equity instruments granted to both employees and non-employees.

When determining fair value of stock-based compensation, the Company considers the following assumptions incorporated into the Black-Scholes model:

•	Exercise price,

•	Expected dividends,

•	Expected volatility,

•	Risk-free interest rate; and

•	Expected life of option

32

Recent Issued Accounting Pronouncements

We consider the applicability and impact of all new accounting pronouncements on our consolidated financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the Financial Accounting Standards Board (FASB) through the date that the Company’s condensed consolidated financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective, that when adopted, will have a material impact on the condensed consolidated financial statements of the Company.

Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions: On September 30, 2022, the FASB issued ASU 2022-03 (ASU 2022-03), which clarifies the guidance in Topic 820 on the fair value measurement of an equity security that is subject to contractual restrictions that prohibit the sale of an equity security. The ASU also requires specific disclosures related to such an equity security, including (1) the fair value of such equity securities reflected in the balance sheet, (2) the nature and remaining duration of the corresponding restrictions, and (3) any circumstances that could cause a lapse in the restrictions. ASU 2022-03 clarifies that a “contractual restriction prohibiting the sale of an equity security is a characteristic of the reporting entity holding the equity security” and is not included in the equity security’s unit of account. Accordingly, an entity should not consider the contractual sale restriction when measuring the equity security’s fair value (i.e., the entity should not apply a discount related to the contractual sale restriction, as stated in ASC 820-10-35-36B as amended by the ASU). The ASU also prohibits an entity from recognizing a contractual sale restriction as a separate unit of account. For public business entities, ASU 2022-03 is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of ASU 2022-03 on its consolidated financial statements and related disclosures.

Recently Adopted Accounting Pronouncements

Financial Instrument – Credit Losses: In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13). ASU 2016-13 replaces the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires the use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. In May 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting ASU 2016-13. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt ASU No. 2019-05 in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 on January 1, 2023 and the adoption of the guidance did not have a significant impact on its condensed consolidated financial statements and disclosures.

Accounting for Contract Assets and Contract Liabilities from Contracts with Customers: In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (ASU 2021-08). Under ASU 2021-08, an acquirer in a business combination must apply ASC 606 principles when recognizing and measuring acquired contract assets and contract liabilities. The provisions of ASU 2021-08 are applicable for the Company for fiscal years and interim periods beginning after December 15, 2022. The Company adopted ASU 2021-08 on January 1, 2023 and the adoption of the guidance did not have a significant impact on its condensed consolidated financial statements and disclosures.

33

Plan of Operation

Mobiquity intends to hire several new sales and sales support individuals to help generate additional revenue using the Advangelists platform and the Mobiquity Networks MobiExchange. Mobiquity’s sales team will focus on Advertising Agencies, Brands, and publishers to help increase both supply and demand across the Advangelists platform while providing unique data segments utilizing MobiExchange. Together the Advangelists platform and MobiExchange platform creates multiple revenue streams for Mobiquity. The first is licensing the Advangelists platform as a white-label product for use by Advertising Agencies, DSP’s, Publishers, and Brands. Under the White-Label scenario, the user licenses the technology and is responsible for running its own business operations and is billed a percentage of volume run through the platform. The second revenue stream is a managed services model in which the user is billed a higher percentage of revenue run through the platform, but all services are managed by the Mobiquity/Advangelists team. The third revenue model is a seat model, where the user is billed a percentage of revenue run through the platform and business operations are shared between the user and the Mobiquity/Advangelists team. Additional revenue can be generated by offering data segments and digital audiences through MobiExchange for use in omnichannel marketing programs that include but not limited to programmatic advertising email marketing and SMS. The goal of the sales team is to inform potential users of the benefits in efficiency and effectiveness of utilizing the end-to-end, fully integrated ATOS created by Advangelists and Mobiquity Networks.

Results of Operations

Quarter Ended March 31, 2023, versus Quarter Ended March 31, 2022

The following table sets forth certain selected condensed statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	Quarter Ended
	March 31,2023	March 31, 2022
Revenues	$132,224	$542,169
Cost of revenues	62,808	306,127
Gross profit	69,416	236,042
General and administrative expenses	1,425,747	2,077,724
Loss from operations	$(1,356,331)	$(1,841,682)

We generated revenues of $132,224 in the first quarter of 2023 compared to $542,169 in the same period for 2022, a decrease in revenues of $409,945. The nationwide economic impact of COVID-19 during the past twenty-four months severely reduced operations. We have developed several new features which we believe will help drive revenue in 2023 and beyond. We have released this year new products and services that we believe will address many of the changes that have affected the AdTech industry over the last year.

Cost of revenues was $62,808 or 47.5% of revenues in the first quarter of 2023 as compared to $306,127 or 56.4% of revenues in the same fiscal period of 2022. Costs of revenues include audience building, targeting features and web services for storage of our data and web engineers who are building and maintaining our platforms. Our ability to capture and store data for sales does not translate to increased cost of sales.

Gross profit was $69,416 or 52.5% of revenues for the first quarter of 2023 as compared to $236,042 in the same period of 2022 or 43.6% of revenues.

General and administrative expenses were $1,425,747 for the first quarter of fiscal 2023 compared to $2,077,724 in the comparable period of the prior year, a decrease of $651,977. Decreased operating costs primarily related to a decrease in stock-based compensation expense of approximately $19,950, computer expense of approximately $370,088, capitalization of $501,075 in software development costs, offset by an increase in professional fees of approximately $285,000.

34

The loss from operations for the first quarter of 2023 was $1,356,331 as compared to $1,841,682 for the comparable period of the prior year. While our loss from operations decreased by approximately $485,000 due to capitalization of software development costs as well as improved operations over the comparable first quarter of 2022, the continuing operating loss is attributable to the focused effort in creating the products and services required to move forward with our business.

Year Ended December 31, 2022 compared to Year Ended December 31, 2021

The following table sets forth certain selected consolidated statement of operations data for the periods indicated in dollars. In addition, the period-to-period comparison may not be indicative of future performance.

	Year Ended
	December 31, 2022	December 31, 2021 (As Restated)
Revenues	$4,167,272	$2,672,615
Cost of revenues	2,295,404	1,954,383
Gross profit (loss)	1,871,868	718,232
General and administrative expenses	9,213,632	13,607,759
Loss from operations	$(7,341,764)	$(12,889,527)

We generated revenues of $4,167,272 in fiscal 2022 as compared to $2,672,615 for same period for fiscal 2021, an increase of $1,494,657. The nationwide economic impact of COVID-19 during the past twenty-four months severely reduced operations and we are now seeing a turnaround starting in the end of fiscal 2022 with a decreasing impact from COVID-19, although we have concerns regarding the overall US economy and a potential recession.

Cost of revenues was $2,295,404 or 55% of revenues in fiscal 2022 as compared to $1,954,383 or 73% of revenues in the same fiscal period of fiscal 2021. Costs of revenues include audience building, targeting features and web services for storage of our data and web engineers who are building and maintaining our platforms. Our ability to capture and store data for sales does not translate to increased cost of sales. During fiscal 2021, the Company incurred certain costs associated with populating the MobiExchange platform with “targeting data” and “audiences.” Such costs were not repeated or as substantial during fiscal 2022 thus resulting in higher overall margins associated with revenue for the MobiExchange services for fiscal 2022.

Gross profit was $1,871,868 or 45% of revenues for fiscal 2022 as compared to $718,232 in the same fiscal period of 2021 or 27% of revenues. The increased sales have resulted from increased efforts from our sales force and the recovery from COVID-19.

General and administrative expenses were $9,213,632 for fiscal 2022 compared to $13,607,759 (restated) in the comparable period of the prior year, a decrease of $4,394,127. Overall decrease in operating costs primarily related to decreases stock-based compensation of $4,551,619, computer support of $191,485, and professional fees of $247,823, offset by increase in license and permits of $194,422, commission of $325,812, and salaries and payroll taxes of $370,154.

The net loss from operations for fiscal 2022 was $7,341,764 as compared to $12,889,527 (restated) for the comparable period of the prior year. While our loss from operations decreased by $5,547,763 due to improved revenues over the comparable 12 months of fiscal 2021, the continuing operating loss is attributable to the focused effort in creating the products and services required to move forward with our business.

35

Liquidity and Capital Resources

We have a history of operating losses, and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2022, and 2021.

We had cash of $2,182,330 on March 31, 2023. Cash used in operating activities for the three months ended March 31, 2023, was $1,606,449. This resulted primarily from a net loss of $1,716,804 offset by stock-based compensation of $12,304, amortization of intangibles $150,184, amortization of debt discount of $360,993, decrease in accounts receivable of $162,607 decrease in accounts payable and accrued expenses of $639,421, decrease in contract liabilities of $5,682, increase in provision of doubtful accounts of $19,843, and decrease in prepaid expenses and other assets of $47,500. Cash flows used in investing activities were primarily related to increased software development costs of $501,075. Cash flows provided by financing activities of $4,069,000 resulted from cash paid on debt of $150,000 offset by net proceeds received from the issuance of long-term debt of $1,011,500 and net proceeds of $3,207,500 from the issuance of common stock and pre-funded warrants.

We had cash of $220,854 at December 31, 2022. Cash used in operating activities for the year ended December 31, 2022, was $6,187,383. This resulted from a net loss of $8,062,328, partially offset by non-cash expenses, including depreciation and amortization of $609,963, stock-based compensation of $83,605, stock issued for service of $84,500, loss on debt extinguishment of $855,296, and inducement expense of $101,000. For the year ended December 31, 2022, cash used in investing activities was $8,004 related to the purchase of property and equipment. Cash provided by financing activities of $1,030,996 was the result of issuance of common stock, net of issuance costs, of $1,187,500, offset by repayments of notes payable totaling $156,504.

We had cash of $5,385,245 at December 31, 2021. Restated cash used in operating activities for the year ended December 31, 2021, was $6,717,324. This resulted from a restated net loss of $18,333,383, partially offset by non-cash expenses, including depreciation and amortization of $808,300, stock-based compensation of $4,635,224, stock issued for service of $1,158,026, and impairment expense of $3,600,000. For the year ended December 31, 2021, restated cash used in investing activities was $6,472 related to the purchase of property and equipment. Restated cash provided by financing activities of $11,506,859 was the result of proceeds received from the issuance of notes payable totaling $4,143,000 and repayments of notes payable totaling $2,840,337, as well as stock and warrants issued for cash, net of direct offering costs, of $10,204,196.

We commenced operations in 1998 and were initially funded by our three founders, each of whom has made demand loans to our company that have been satisfied. Since 1999, we have relied on equity financing and borrowings from outside investors to supplement our cash flow from operations and expect this to continue in 2023 and beyond until cash flow from our proximity marketing operations becomes substantial.

Other Debt Transactions

In June 2020, we received an Economic Injury Disaster Loan of $150,000 from the Small Business Administration (SBA) which carries a thirty-year term, and interest at 3.7% per annum, with a maturity date in July of 2050. The loan is to be repaid in monthly installments, including principal and interest, of $731, beginning twelve months from the date of the loan. Total accrued and unpaid interest on the debt was $13,594 at December 31, 2022 and is included in accounts payable and accrued expenses on the accompanying consolidated balance sheet. The total principal outstanding has been presented as long-term liabilities as payments required to be made in 2023 will be applied to accrued interest. On January 5, 2023, the Company paid $163,885 to the Small Business Administration to pay off principal and accrued interest on the Company’s SBA loan.

On December 30, 2022, the Company and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (the “Investor”), entered into a Securities Purchase Agreement (the “Agreement”) for the Investor to purchase from the Company (i) a senior secured 20% original issue discount (OID) nine-month promissory note in an aggregate gross principal amount of $1,437,500, less the 20% OID of $287,500, for a net subscription amount of $1,150,000 (the “Investor Note”), and (ii) a five year warrant to purchase 2,613,636 shares of the Company’s common stock at an exercise price of $0.44 per share, exercisable commencing July 1, 2023 and expiring December 30, 2027 (the “Investor Warrant”). Proceeds from the Agreement were received by the Company in January 2023.

36

In conjunction with the Agreement, the Company issued 522,727 shares of common stock, or approximately 5.3% of the Company’s outstanding shares, to the Investor as an incentive on the transaction (Incentive Shares). Excluding the above referenced Investor Warrant, the shares of Common Stock exercisable pursuant to such Investor Warrant are not being considered beneficially owned by the Investor until the Investor Warrant is exercisable within 60 days. Total issuance fees of $138,500 associated with the closing of the Agreement were paid by the Company to Spartan Capital Securities LLC and the Investor’s counsel. Approximately $163,000 of the loan proceeds were utilized to repay the outstanding principal and accrued interest under the SBA loan.

The Investor Note will only become convertible into common stock upon the occurrence of an Event of Default under and as defined in the Investor Note on terms set forth in the Investor Note. This Investor Note matures, is payable on or before September 30, 2023, and it provides that the Investor may demand prepayment after March 31, 2023 and before the maturity date, provided that the purchasers of securities in our February 2023 public offering by the Company who hold the purchased Company securities at the time the prepayment demand is made unanimously consent to the prepayment. The Company granted a security interest in all of its assets to the Investor as collateral for its obligations under the Investor Note pursuant to a Security Agreement. In addition, the Company’s subsidiaries guaranteed the obligations of the Company under the Investor Note pursuant to a Subsidiary Guarantee and granted a first lien security interest in all of their assets to the Investor as additional collateral pursuant to the Security Agreement. All securities sold in the above-described transaction contain certain piggy-back registration rights.

The aforementioned Investor Warrant was deemed to be an equity-classified derivative instrument with a fair value of $1,526,363 at the date of closing on the Agreement, incorporating the use of the Black-Scholes valuation model, and the Incentive Shares were deemed to have a fair value of $318,863 based on the closing market price of the Company’s common stock on the day preceding the closing of the Agreement. Per accounting guidance under ASC 815, the Company recorded the fair values of the Investor Warrant and Incentive Shares based on the relative fair value allocation method, which allocates fair values as a percentage of total fair value of the debt, Investor Warrant, and Incentive Shares, in proportion to the net proceeds received under the Investor Note of $1,150,000. As a result of applying the relative fair value allocation method, the Investor Warrant was assigned a relative fair value of $586,040 and the Incentive Shares were assigned a relative fair value of $122,426, at the date of closing on the Agreement. The fair values of the Investor Warrant, the Incentive Shares, the OID, and the $138,500 in debt issuance costs paid, were recorded as debt discounts totaling $1,134,466, and are presented net against the debt principal outstanding on the accompanying condensed consolidated balance sheet at March 31, 2023. Amortization associated with the total debt discounts is being recognized using the effective interest method over the term of the Investor Note, which matures on September 30, 2023. For the quarter ended March 31, 2023, $360,993 in amortization on the debt discounts was recognized as interest expense on the accompanying condensed consolidated statement of operations, and remaining unamortized debt discounts at March 31, 2023 were $773,473.

February 2023 Public Offering

On February 13, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Spartan Capital Securities, LLC (the “Underwriter”) relating to a public offering of 3,777,634 shares of common stock and pre-funded warrants to purchase 4,286,883 shares of common stock (the Shares), for net proceeds of $3,207,500 (the February 2023 Offering). In conjunction with the February 2023 Offering, which closed on February 16, 2023, the investors also received other Warrants to purchase 12,096,776 shares of common stock (Series 2023 Warrants). The offered Shares were priced at $0.465 per combination of one share of common stock or one pre-funded warrant, accompanied by one Series 2023 Warrant.

Each pre-funded warrant was exercisable at any time, until fully exercised, to purchase one share of common stock at an exercise price of $0.0001 per share. Each Series 2023 Warrant is exercisable for five years to purchase 1.5 shares of common stock at a cash exercise price of $0.465 per warrant share. The Series 2023 Warrants contain an alternative cashless exercise provision permitting the holder to acquire 0.75 shares of common stock for every 1.5 warrant shares any time after the earlier of (i) 30 days following the initial exercise date of February 14, 2023 and (ii) the date on which the aggregate trading volume of the Company’s common stock, beginning on the initial exercise date of the Series 2023 Warrants, exceeds 36,290,322 shares. Additionally, the exercise price of both the pre-funded warrants and the Series 2023 Warrants are subject to customary adjustments for stock splits, stock dividends, reclassifications and the like.

37

Pursuant to the terms of the Underwriting Agreement, and as partial consideration to the Underwriter, the Company issued a warrant for the purchase of 403,226 shares of common stock, exercisable from February 14, 2023 through February 14, 2028, at an initial exercise price of $0.5115 per share. The Company also granted the Underwriter a 45-day option to purchase up to an additional 1,209,678 shares and/or pre-funded warrants in lieu of shares, and accompanying Series 2023 Warrants to purchase 1,814,517 shares at the public offering price less the placement agent discounts and commissions, to cover over-allotments, if any. No additional shares or pre-funded warrants were purchased by the Underwriter. The Company paid a cash fee to the Underwriter equal to 8% of the gross proceeds raised in the February 2023 Offering, plus a reimbursement of Underwriter fees totaling $242,500.

Between the closing of the February 2023 Offering and April 30, 2023, one or more investors holding pre-funded warrants converted their pre-funded warrants into an aggregate of 4,286,883 shares of common stock and elected the alternative cashless exercise provision for the exercise of 12,096,776 Series 2023 Warrants, resulting in the issuance of 9,072,432 shares of common stock. All Pre-funded warrants and Series 2023 Warrants have been converted as of April 30, 2023.

  Controls and Procedures.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the disclosure controls and procedures as of December 31, 2022, and quarterly since this date. Based upon this evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of December 31, 2022 and quarterly since this date, due solely to the material weakness in our internal control over financial reporting primarily related to the accounting for direct offering costs paid in an equity financing, the sale of warrants and the mark to market of our common stock sold to third parties as described below in “Management’s Report on Internal Control over Financial Reporting.”

In light of this material weakness, we performed additional analysis as deemed necessary to ensure that our financial statements were prepared in accordance with U.S. generally accepted accounting principles. Accordingly, management believes that the financial statements included in this prospectus present fairly in all material respects our financial position, results of operations and cash flows for the period presented.

Report of Management on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of our financial reporting for external purposes in accordance with accounting principles generally accepted in the United States of America. Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect our transactions; providing reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; providing reasonable assurance that receipts and expenditures of company assets are made in accordance with management authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of company assets that could have a material effect on our financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected.

Management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, management concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2021, and quarterly since this date. There were significant changes in our internal control over financial reporting during the year ended December 31, 2022 and quarterly since that date that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting, as described below. Our independent auditors have not audited and are not required to audit this assessment of our internal control over financial reporting for the fiscal year ended December 31, 2022 and quarterly since that date.

38

Internal Controls Remediation Efforts

During fiscal 2022 and continuing to date, we worked to remediate the deficiencies and material weaknesses in our internal controls. We have taken steps to enhance our internal control environment to improve and maintain effective internal control over financial reporting and changes in corporate governance. In this regard, the Company is in the process of adopting several corporate governance policies, and will expand on its 2021 established Audit Committee and other committees of the Board of Directors. The Audit Committee, as a priority, initiated the process of segregating tasks and processes to ensure proper internal controls over financial reporting. In connection with this process the Company:

•	Hired additional staff, both internally and externally, to the Finance department, with sufficient GAAP and public company financial reporting experience. These hires began their duties in Q3 2022.
•	Hired a consultant, Refidential One, to assist in internal control review, risk assessment, process documentation, gap remediation, control testing and monitoring. Starting in February 2022, Refidential One, in accord with the Company, achieved the following results:

o	Identified internal control issues brought forth by process walkthroughs and internal control testing.
o	Successfully implemented remediations to address such internal control issues in 2022.
o	Implemented monitoring activities to ensure these controls are effective, incorporated the testing of these controls in the second half of 2022, and will continue to test and monitor the controls in 2023 and beyond.

39

BUSINESS

Company Background

Mobiquity Technologies, Inc. is a next-generation advertising technology, data compliance and intelligence company which operates through our various proprietary software platforms. Our product solutions are comprised of three proprietary software platforms:

•	Advertising Technology Operating System (ATOS Platform)

•	Data Intelligence Platform

•	Publisher Platform for Monetization and Compliance

Our Products

The ATOS Platform

Our ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages digital advertising inventory and campaigns. The ATOS platform:

•	creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of digital advertising (known as digital real estate) targeted at users while engaged on their internet-connected TV, laptop, tablet, desktop computer, mobile, and over-the-top (or OTT) streaming media devices; and

•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by using ads in both image and video formats (known as rich media) to increase their awareness, customer base and traffic to their e-commerce site, voting site or physical locations.

ADVANGELISTS
America/New_York-DST (UTC-04)
Admin
Advertiser
Campaigns
Active Campaigns
Expired Campaigns
Manage Campaigns
Add/Edit Banners
Advertisers
Audience Mgmt.
Data Provider
Targeting Groups
Manage POIs
Reporting
Admin
Payments
Help
Add Campaign
Edit Campaign
Details * (Required)
Goals & Caps * (Required)
Blacklist/Whitelist (Optional)
Measurement (Optional)
Alerts (Optional)
Audiences (Optional)
Targeting (Optional)
Location Targeting (Optional)
Attribution (Optional)
Details
Advertiser *
Select Advertiser
Package *
Select Package
Campaign Name *
Enter Campaign Name
TimeZone *
America/New_York-DST (UTC-04)
Duration *
From
Campaigns Start Date
To
Campaigns End Date
Run Indefinitely
Type *
CPM
CPC
CPCV
eCPM($) *
USD ($)
0.00
Advertiser Domains *
Specify the landing page/website domain of the Advertiser .Example: ford.com
Advertiser Categories *
Specify the IAB category of the campaign you are creating.
Revenue Share
The revenue share will effect what % of campaign budget will be deducted before the campaign serves.WARNING:-Could Impact Campa
Margin
Next
© ADVANGELISTS, LLC 2023

(Screenshot of ATOS Platform Campaign Management landing page.)

40

Our ATOS platform engages with an average of approximately 10 billion advertisement opportunities per day, based on our daily logs. Our sales and marketing strategy for our ATOS platform is focused on providing a de-fragmented operating system that facilitates a considerably more efficient and effective way for advertisers and publishers to transact with each other. Our goal is to become the programmatic display advertising industry standard for brands directly and small and medium sized advertisers.

Our ATOS technology is proprietary and primarily consists of know-how and trade secrets developed internally, as well as certain open-source software.

Users of the ATOS platform get access to benefits including among other things:

•	ease of set up;

•	targeting features based on audience profiles and location and context through an in-house data management platform (or DMP);

•	Inventory management and yield optimization;

•	support for all rich media creators’ ad tags;

•	machine learning and AI powered optimization which aids in delivering a higher click through rate on ad links;

•	support for third-party trackers and custom scripts for make-the-most-of-your media (or MOAT) analytics, Integral Ad Science (or IAS), and forensics to enable independent verification by advertisers for transparency;

•	detailed campaign wrap-up reporting that gives a breakdown on publishers, categories, demonstrations, and devices to better understand advertisement campaign performance;

•	access to business intelligence via an analytics dashboard;

•	advanced ad targeting;

•	easy campaign uploading;

•	automated performance optimization;

•	real time reporting;

•	fraud prevention tools; and

•	24x7 support, along with guided managed services to enable users to rapidly harness and operate all the features of the ATOS platform.

41

Our ATOS platform includes:

•	Adserver;

•	Demand Side Platform;

•	Advertisement quality tools;

•	Analytics dashboard;

•	Avails Engine;

•	Advertisement prediction and delivery tools;

•	Supply quality tools;

•	Private marketplace tools;

•	Audience and location targeting;

•	Wrap up reports;

•	An Advertisement software development kit (or SDK);

•	Prebid adaptor;

•	contextual targeting;

•	identity graph capabilities;

•	cookie syncing; and

•	the updated version of our quality and security tools, among other things for our ATOS platform.

42

Data Intelligence Platform

Our data intelligence platform provides precise data and insights on consumer’s real-world behavior and trends for use in marketing and research. Our data intelligence platform technology allows for the ingestion and normalization of various data sources, such as location data, transactional data, contextual data, and search data to reach the right target audience with the right message. Utilizing massively parallel cluster computing and machine learning algorithms and technology, our data intelligence solutions make available actionable data for marketers, researchers and application publishers through an automated platform. We are seeking to generate several revenue streams from our data collection and analysis, including, among other things; advertising, data licensing, and custom research.

(Screenshot of Data Intelligence HomeGraph landing page.)

We also offer a self-service alternative through our MobiExchange product, which is a SaaS fee model. MobiExchange is a data focused technology solution that enables individuals and companies to rapidly build actionable data and insights for their own use. MobiExchange’s easy-to-use, self-service tools allow users to reduce the complex technical and financial barriers typically associated with turning offline data, and other business data, into actionable digital products and services. MobiExchange provides out-of-the-box private labeling, flexible branding, content management, user management, user communications, subscriptions, payment, invoices, reporting, gateways to third party platforms, and help desk among other things.

Our data intelligence platform is hosted and managed on Amazon Web Service (AWS) and takes full advantage of open standards for processing, storage, security and big data technology. Specifically, our data intelligence platform uses the following AWS services: EC2, Lambda, Kafka, Kinesis, S3, Storm, Spark, Machine Learning, RDS, Redshift, Elastic Map Reduction, CloudWatch, DataBricks, and Elastic Search Service with built-in Kibana integration.

43

Publisher Platform for Monetization and Compliance

Our Content publisher platform is a single-vendor ad tech operating system that allows publishers to better monetize their opt-in user data and advertising inventory. The platform includes tools for: consent management, audience building, a direct advertising interface and inventory enhancement. Due to the much publicized developments in privacy and data security laws and regulations (such as the European Union’s General Data Protection Regulation or GDPR and the California Consumer Privacy Act of 2018 or CCPA by way of example) along with Apple and Google’s removal of identifiers, we believe that content publishers are facing two material issues: increased costs due to privacy compliance rules, and decreased revenue due to the restrictions selling user identifier data to third parties. We believe this is causing a paradigm shift in the publishing market. Previously content publishers could provide user identifier information to demand-side platforms (or DSP’s) to create user profiles for audience targeting. Now both the user identifier data and the functionality to create profiled data segments from that identifier data (known as first party data) must be owned by the content publisher. Additionally, publishers must also manage the targeting of their audiences in-house utilizing these identifier and targeting data. We recently launched our SaaS publisher platform in response to these needs.

All Publisher data is siloed and secured, using the highest industry standards, optimizing compliance with privacy and data laws that may be applicable. Our platform helps publishers worry less about the integrity of their first party data and allows them to focus on effectively monetizing their inventory.

Users of the publisher platform get access to benefits of our publisher platform, including among other things:

•	A Consent Manager for publishers to meet all privacy requirements in connection with their collection of an audience’s data.

•	An Audience Builder to build detailed databases of targeted audiences from the user identifier data.

•	A Direct Purchase Interface to increase revenue from direct advertising sales to target audiences; and

•	An Inventory Enhancer to enhance the publisher’s supply of audience data with compliant meta-tags.

Mobiquity
Franklin Jr.
Super Admin
DASHBOARD
CONSENT MANAGEMENT
Open Requests
Request History
Reporting
Data Mapping
AUDIENCE MANAGEMENT
Create an Audience
Manage Segments
TBD
Need help? Our CS team is a click away
search...
Required
Enter a name for this Audience Segment
Enable this segment
Device Type
Operating System
Supply Type
Gender
App/Site Language
Ad Position
Secure Supply
Country
State
City
DMA
ZIP Code
US Counties
Congressional Districts
Lat/Long Radii
KML/Polygon
Select an Audience Parameter from the left to customize it
Your Selection
Device Type
Cities
SAVE THIS SEGMENT

(Screenshot of Publisher Platform Audience Management landing page.)

44

We believe that irrespective of whether a publisher chooses to engage with us to use our publisher platform or not, they will need to find a solution that allows advertisers to advertise to the publisher’s audience directly through the publisher.

Our Strategy

Our strategy in the advertising technology space is to provide enterprises with three proprietary solutions that are highly efficient and effective for monetization of data and advertising with privacy and data regulatory compliance. We believe that our platforms give users in these markets the capability of running programmatic campaigns without the need for an extensive marketing team, which enables them to better compete with their larger competitors who have greater marketing financial and human capital resources. Our sales and marketing approach is focused on providing a de-fragmented operating system that facilitates a considerably more efficient and effective way for advertisers and publishers to transact with each other. Mobiquity plans to hire several new sales and sales support individuals to help generate additional revenue through the use of our three platforms.

Our strategy is based on problems we perceived in the advertising technology industry as it has rapidly grown over the last few years and the evolving privacy and data laws and regulations that make it more difficult to achieve desired results. Our goal is to help our clients increase revenue, decrease cost and add transparency while complying with privacy and data laws.

Our Revenue Sources

We target publishers, brands, advertising agencies and other advertising technology companies as our audience for our three platform products. We generate revenue from our platforms through two verticals:

•	The first is licensing one or more of our platforms as a white-label product for use by advertising agencies, demand-side platforms (or DSP’s), brands and publishers. Under the white-label scenario, the user licenses a platform from us and is responsible for running its own business operations and is billed a percentage of amounts spent on advertising run through the platform.

•	The second revenue stream is a managed services model, in which, the user is billed a higher percentage of revenue run through a platform, but all services are managed by us.

Our Intellectual Property

Our portfolio of technology consists of various intellectual property including proprietary source code, trade secrets and know-how that we have developed internally. We own our technology, although we use open-source software for certain aspects, and we protect it though trade secrets and confidentiality requirements set out in our employee handbook which each employee acknowledges, and assigning any technology creations and improvements to us. We also have two patents that relate to our location-based mobile advertising technology business which we are not operating. These patents and patents pending are not material to, or used in, our platform related technology that we use in our current operations.

45

Governmental Regulations

Federal, state, and international laws and regulations govern the collection, use, retention, sharing and security of data that we collect. We strive to comply with all applicable laws, regulations, self-regulatory requirements, and legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. As we develop and provide solutions that address new market segments, we may become subject to additional laws and regulations, which could create unexpected liabilities for us, cause us to incur additional costs or restrict our operations. From time to time, we may be notified of or otherwise become aware of additional laws and regulations that governmental organizations or others may claim should be applicable to our business. Our failure to anticipate the application of these laws and regulations accurately, or other failure to comply, could create liability for us, result in adverse publicity or cause us to alter our business practices, which could cause our net revenues to decrease, our costs to increase or our business otherwise to be harmed. See “Item 1A.”

We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet, e-commerce, and m-commerce in a number of jurisdictions around the world. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, m-commerce, or other online services. These regulations and laws may involve taxation, tariffs, privacy and data security, anti-spam, data protection, content, copyrights, distribution, electronic contracts, electronic communications, and consumer protection. It is not clear how existing laws and regulations governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws and regulations were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet, e-commerce or m-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet, e-commerce or m-commerce may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. See “Risk Factors—Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection”; and “Risk Factors-- Changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters could have a material adverse effect on our ability to generate net revenues and could adversely affect our ability to collect data on consumer shopping behavior.”

Competition

We compete in the programmatic advertising, data management, and user compliance management industries and in all other facets of our business against small, medium and large companies throughout the United States. Some examples include companies such as Liveramp, The TradeDesk and OneTrust. Although we can give no assurance that our business will be able to compete against other companies with greater experience and resources, we believe we have a competitive advantage with our proprietary software and technology platform based on our view that our competitor’s products do not provide the end-to-end solutions that our product solutions do, and their minimum fees are substantially higher than ours for a comparative suite of solutions. See “Risk Factors — We face intense and growing competition, which could result in reduced sales and reduced operating margins and limit our market share.”

Employees and Contractors

As of March 31, 2023, we had 14 employees, including executive management, technical personnel, salespeople, and support staff employees. We also utilize several additional firms/persons who provide services to us on a non-exclusive basis as independent consultants.

Customers

For fiscal 2022 and 2021, sales of our products to two customers generated approximately 48% and 31% of our revenues, respectively. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice.

46

Corporate Structure

We operate our business through two wholly owned subsidiaries, Advangelists, LLC and Mobiquity Networks, Inc. Our corporate structure is as follows:

Properties

The Company is presently utilizing the office space of its Chief Financial Officer as its principal executive office located at 35 Torrington Lane, Shoreham, NY 11786. All employees of the Company are working remotely.

Legal Proceedings

We are not a party to any pending material legal proceedings, except as follows:

Michael Trepeta, a former Co-CEO and director of the Company, filed a lawsuit against the Company and its subsidiary, Mobiquity Networks in April 2023 in the New York State Supreme Court, Nassau County. The claims stem from a Separation Agreement and Release that Mr. Trepeta and the Company entered into six years ago in April 2017 which terminated Mr. Trepeta’s employment agreement and discontinued his employment and directorship with the Company, among other things, by mutual agreement. Mr. Trepeta also gave the Company a release in the Separation Agreement and Release. Mr. Trepeta has claimed that the Company fraudulently induced him to enter into the Separation Agreement and Release; that the Company breached Mr. Trepeta’s employment agreement; and that the Company breached its covenant of good faith and fair dealing and its fiduciary duty. Mr. Trepeta is claiming not less than $2.5 Million in damages. Based on the Company’s initial internal review of the situation, the Company believes the claims lack merit and it intends to vigorously defend same. Due to uncertainties inherent in litigation, the Company cannot predict the outcome of this matter at this time.

47

MANAGEMENT

The following table sets forth the name, age, position and tenure of our directors.

Name	Age	Position(s)	Served as a Director Since
Dean L. Julia	55	Chief Executive Officer, President, Treasurer, Director, Co-Founder	1998
Dr. Gene Salkind, M.D.	70	Chairman of the Board	2019
Byron Booker	49	Director	2023
Anne S. Provost	58	Director	2022
Nate Knight	72	Director	2023

Directors

Our Board currently consists of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

The following biographical descriptions set forth certain information with respect to each director:

Dean L. Julia. Mr. Julia works at Mobiquity Technologies, Inc. where he has served as its Chief Executive Officer since December 2000. Mr. Julia co-founded Mobiquity in 1998. Mr. Julia is responsible for establishing our overall strategy and fostering key relationships with technology partners and developers. Mr. Julia also works at Mobiquity Networks, Inc., Mobiquity’ s wholly owned subsidiary, since its formation in 2011. Mr. Julia is responsible for the integration of the sales and intellectual property departments of Mobiquity. From September 1996 through February 1998, Mr. Julia served as President and Chief Executive Officer of DLJ Consulting, a financial intermediary consultant for public and private companies. Mr. Julia has served on the board since its inception. Mr. Julia is a graduate of Hofstra University with a Bachelor of Business Administration in 1990. Except for Mobiquity Technologies, Inc., Mr. Julia does not hold, and has not previously held, any directorships in any publicly traded reporting companies.

Gene Salkind, M.D. Dr. Salkind has served as a director of Mobiquity since January 2019 and Chairman of our board of directors since October 2019. Dr. Salkind is a prominent practicing neurosurgeon, and he has been a shareholder and has worked as President of Bruno & Salkind M.D. P.C. since 1985. He has also worked at Holy Redeemer Hospital where he is the Chief of Neurosurgery, a position he has held since 2001. Dr. Salkind is board certified in neurological surgery by the American Board of Neurological Surgery. He served as Chief of Neurosurgery of Albert Einstein Medical Center in Philadelphia from 1997 to 2002, and of Jeanes Hospital in Philadelphia from 1990 to 2000. In addition to Dr. Salkind’s medical career, he is a tech-company investor, with experience guiding small and micro-cap companies in their development and growth, including up-listings to national securities exchanges. His experience will help the Company with its business growth and corporate finance strategies. Dr. Salkind is a graduate of Lewis Katz School of Medicine at Temple University with a Doctor of Medicine in 1979. Dr. Salkind is a graduate of the University of Pennsylvania with a B.A. in Biology, cum laude in 1974. From 2021 to present, Dr. Salkind has served as a director at Grove Holdings, Inc., which expects to be a publicly traded company in sixty to ninety days. From 2018 to present, Dr. Salkind has served as a director at CURE Pharmaceutical Holding Corp., a publicly traded company. From 2014 to 2020, Dr. Salkind served as a director at Dermtech Intl., a publicly traded company.

Byron Booker is the CEO of Lookhu Inc., a multi-channel streaming platform which he founded in 2014. He is a seasoned entrepreneur in the entertainment industry with extensive experience in live streaming, content licensing, video production, and music production, having secured deals with Sony ATV and Universal Music Group, in addition to working with renowned artists such as Chris Brown, Rihanna, P Diddy and Pit Bull. Mr. Booker's most recent work includes the executive production of the visual album titled "Raydemption," featuring celebrities such as Ray J, Princess Love, FloRida, Brandy, and Snoop Dogg. He has also produced successful films and live events alongside social media influencers Vitaly, Tim Delghetto, Tonio Skitz, and Kinsey Wolanski, featuring movie icons Danny Trejo and Tiny Lister, including the all-time record for any event at the South by Southwest film festival in 2013 with over 300,000 concurrent streams. He is also chairman of the Recording Artists Guild, an association of over 12,000 recording artists worldwide, which he founded in 2009. Mr. Booker received a bachelor’s degree in business studies from Dallas Baptist University.

48

Anne S. Provost has been employed full-time with TNR Technical, Inc. in various capacities since 1996. She has served as its Chief Financial Officer since 2008 and was recently elected as Acting President. Prior to TNR, she worked as a Business Manager with the Orlando Business Journal. She graduated from the University of Central Florida in 1991 with a BSBA, Accounting. She completed her undergraduate degree while working full-time in the accounting departments of various Orlando law firms. In 2008, she obtained an Executive MBA from the University of Central Florida.

Nate Knight is an accomplished business leader with over 30 years of experience as a public accountant, served as an independent director and Chief Financial Officer of United Heath Products, a publicly traded company, from 2013 to 2020. During his tenure, he brought extensive expertise and knowledge to the company's financial operations. Additionally, from 1973 to 2004, Mr. Knight owned and operated his own accounting business, further honing his financial acumen. Prior to joining United Heath Products, he worked as an internal auditor at Prime Alliance Bank from 2004 to 2010.

Board Committees

Audit Committee

The Board has established an Audit Committee currently consisting of Ms. Provost (Chairman) and Messrs. Booker and Knight. The Audit Committee’s primary functions are to oversee and review: the integrity of the Company’s consolidated financial statements and other financial information furnished by the Company, the Company’s compliance with legal and regulatory requirements, the Company’s systems of internal accounting and financial controls, the independent auditor’s engagement, qualifications, performance, compensation and independence, related party transactions, and compliance with the Company’s Code of Business Conduct and Ethics.

Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board determined that Ms. Provost and Mr. Knight is each an “audit committee financial expert,” as defined under the applicable rules of the SEC and the applicable rules of The Nasdaq Stock Market.

Compensation Committee

The Compensation Committee of the Board of Directors is currently composed of the following three non-employee directors: Mr. Knight (Chairman) and Mr. Booker and Ms. Provost. None of these Compensation Committee members was an officer or employee of the Company during the year. Each member of the Compensation Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq. The responsibilities of the Compensation Committee include overseeing the evaluation of executive officers (including the Chief Executive Officer) of the Company, determining the compensation of executive officers of the Company, and overseeing the management of risks associated therewith. The Compensation Committee determines and approves the Chief Executive Officer’s compensation. The Compensation Committee also administers the Company’s equity-based plans and makes recommendations to the board with respect to actions that are subject to approval of the board regarding such plans. The Compensation Committee also reviews and makes recommendations to the board with respect to the compensation of directors. The Compensation Committee monitors the risks associated with the Company’s compensation policies and practices as contemplated by Item 402(s) of Regulation S-K.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is currently composed of Messrs. Booker (Chairman) and Knight and Ms. Provost. None of these members was an officer or employee of the Company during the year. Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of NasdaqCM. The Nominating and Corporate Governance Committee nominates individuals to be elected to the board of directors by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered.

49

Executive Officers

The following table sets forth certain information regarding our current executive officers:

NAME	AGE	POSITION

Dean L. Julia	55	Chief Executive Officer/President/Treasurer/Director/Co-Founder
Paul Bauersfeld	59	Chief Technology Officer
Sean J. McDonnell, CPA	62	Chief Financial Officer
Sean Trepeta	55	President of Mobiquity Networks /Secretary of the Company
Deepanker Katyal	37	Chief Executive Officer of Advangelists

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Dean L. Julia. For Mr. Julia’s biography, please see the section entitled “Directors.”

Paul Bauersfeld. Mr. Bauersfeld works at Mobiquity Technologies, Inc. where he has served as the Chief Technology Officer since June 2013. From 2003 to 2013, he worked at Varsity Networks, an online media and services company dedicated to serving the local sports market through technology, which he founded and where he served as its Chief Executive Officer. From 2000 to 2001, he worked at MessageOne, where he served as its Chief Executive Officer. From 1999 to 2000, he worked at Ziff-Davies where he served as its Vice President of eCommerce. From 1997 to 1999, he worked at Viacom’s Nickelodeon Online, where he served as its Technology Director. From 1996 to 1997, he worked at GiftOne, where he served as its President. From 1988 to 1993, he worked at Apple Computer where he served in various engineering positions. From 1986 to 1988 he worked at Xerox Corporation. Mr. Bauersfeld brings over 20 years of knowledge and experience as an executive, engineer and entrepreneur in the technology, and software product development industries. His experience in these industries will help the company develop its products and technologies. Mr. Bauersfeld is a graduate of the Rochester Institute of Technology with a B.S. in Electrical Engineering in 1986. Mr. Bauersfeld does not hold, and has not previously held, any directorships in any publicly traded reporting companies.

Sean J. McDonnell, CPA. Mr. McDonnell works at Mobiquity Technologies, Inc. where he has served as the Chief Financial Officer since January 2005. From January 1990 to present, he has owned and operated Sean J. McDonnell CPA, P.C., a private accounting and tax practice. From 1985 to 1990, he worked at Breiner & Bodian CPAs where he served as a senior staff member. Mr. McDonnell brings knowledge and experience in the accounting, finance and tax industries. Mr. McDonnell is a graduate of Dowling College with a Bachelor of Business Administration in 1984. Mr. McDonnell does not hold, and has not previously held, any directorships in any reporting companies.

Sean Trepeta. Mr. Trepeta works at our wholly owned subsidiary, Mobiquity Networks, Inc. where he has served as President since January 2011. He is also the Secretary of the Company since November 2021. From 2007 to 2011, he worked at Varsity Networks where he served as its President. From 1998 to 2007, Mr. Trepeta worked at OPEX Communications, Inc., a telecommunication service provider specializing in traditional long-distance, wireless, and dedicated services, where he served as its President. From 1996 to 1998 he worked at U.S. Buying Group, Inc., where he served as Vice President of Sales and Marketing and was responsible for developing a small business-buying program, which included value added services such as overnight shipping, office supplies, and computer software products, as well as a full line of telecommunications services. Mr. Trepeta also developed and implemented the agent and carrier divisions of U.S. Buying Group. Mr. Trepeta brings 25 years of knowledge and experience in sales and marketing to our Company to help us grow sales and develop marketing strategies. Mr. Trepeta is a graduate of the State University of New York at Cortland with a B.S. in Education in 1990. Mr. Trepeta served on our Board of Directors from December 2011 to December 2021, at which time he resigned in order to accommodate our Board restructure from three directors five directors including three independent directors when our common stock became listed on the NASDAQ Capital Market. Mr. Trepeta does not hold any directorships in any publicly traded reporting companies.

Deepanker Katyal. Mr. Katyal works at the Company’s wholly owned subsidiary, Advangelists, LLC where he has served as the Chief Executive Officer since the 2017 (prior to the Company’s acquisition of an interest in Advangelists by merger in November 2018). From January 2017 to present, he has also served as an advisor providing business and product advice to Q1media, a digital media services company. Additionally, from 2016 to present, he has served as a strategic advisor to Silicon Valley Stealth Mode Products, a private company. From May 2016 to April 2017, he served as a strategic advisor to Airupt Inc., a mobile marketing platform for brands. From May 2016 to March 2017, he was head of Partnership and Strategy for Adtile Technologies, a mobile publishing and advertising solution company. From November 2015 to 2016, he served as a strategic advisor to Moonraft Innovation Labs, a company that creates customer experiences to differentiate the entities’ clients in the market by creating and designing interactive experiences across physical and digital customer touch points. From April 2014 to May 2016, he also served as a member of the innovation team at Opera Mediaworks, a mobile advertising platform company. Mr. Katyal brings knowledge and experience in software engineering, leading business development efforts, strategic partnerships, and product development and strategy. His experience will help the Company grow and develop its technology and product strategies. Mr. Katyal was a director of our Company from December 2018 following our merger transaction with Advangelists until May 2020, when he stepped down from that position to attend to family matters and focus his working-time commitment on running the day-to-day operations of Advangelists. He does not hold any directorships in any publicly traded reporting companies.

50

EXECUTIVE COMPENSATION

The following table sets forth the overall compensation earned over the fiscal years ended December 31, 2022, and 2021 by:

•	each person who served as the principal executive officer of the Company during fiscal year 2022 and 2021;

•	the Company’s most highly compensated (up to a maximum of two) executive officers as of December 31, 2022, and 2021 with compensation during fiscal years 2022 and 2021 of $100,000 or more; and

•	those two individuals, if any, who would have otherwise been in included in bullet point above but for the fact that they were not serving as an executive of the company as of December 31, 2022.

Name and Principal		Salary	Bonus	Stock	Option Awards	All Other Compensation	Total
Position	Year	($)	($)	Awards	($)(1)	($)(2)(3)	($)
Dean L. Julia	2022	$346,154	$–	–	$17,225	$59,605	$422,984
CEO of the Company	2021	$286,615	$–	–	$1,136,863	$58,590	$1,482,068

Deepanker Katyal	2022	$387,666	$–	–	$–	$40,086	$427,752
CEO of Advangelists	2021	$324,616	$–	–	$–	$39,702	$364,318

Paul Bauersfeld	2022	$288,462	$–	–	$–	$31,800	$320,262
Chief Technology Officer	2021	$238,846	$–	–	$513,750	$27,365	$779,961

Sean Trepeta	2022	$230,769	$–	–	$–	$31,800	$262,569
President of Mobiquity Networks	2021	$191,077	$–	–	$513,750	$27,365	$732,192

Sean McDonnell	2022	$137,500	$–	–	$–	$–	$137,500
CFO	2021	$127,648	$–	–	$102,750	$–	$230,398

(1)	The options and restricted stock awards presented in this table for fiscal years 2022 and 2021 reflect the full grant date fair value, as if the total dollar amount were earned in the year of grant. The stock awards are valued based on the fair market value of such shares on the date of grant and are charged to compensation expense over the related vesting period. The options are valued at the date of grant based upon the Black-Scholes method of valuation, which is expensed over the service period over which the options become vested. As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.

(2)	Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)	Includes compensation for service as a director described under Director Compensation, below.

51

Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2022.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dean L. Julia	12,250	–	–	$20.00	01/24/23	–	–	–	–
(1)	12,500	–	–	$28.00	11/20/23	–	–	–	–
	62,500	–	–	$60.00	04/02/29	–	–	–	–
	12,500	–	–	$60.00	04/01/30	–	–	–	–
	12,500	–	–	$60.00	04/01/31	–	–	–	–
	225,000	–	–	$4.57	12/08/31	–	–	–	–
	25,000	–	–	$4.57	12/08/31	–	–	–	–
	10,000	–	–	$4.57	12/08/31	–	–	–	–
	12,500	–	–	$1.55	04/01/31	–	–	–	–
Deepanker Katyal	25,000	–	–	$36.00	09/13/24	–	–	–	–
(1)	12,500	–	–	$36.00	09/13/25	–	–	–	–
Paul Bauersfeld	10,000	–	–	$20.00	01/24/23	–	–	–	–
(1)	7,500	–	–	$28.00	11/20/23	–	–	–	–
	25,000	–	–	$60.00	04/02/29	–	–	–	–
	125,000	–	–	$4.57	12/08/31	–	–	–	–
Sean McDonnell	1,750	–	–	$20.00	01/24/23	–	–	–	–
	1,250	–	–	$28.00	11/20/23	–	–	–	–
	25,000	–	–	$4.57	12/08/31	–	–	–	–
Sean Trepeta	9,250	–	–	$20.00	01/24/23	–	–	–	–
	7,500	–	–	$28.00	11/20/23	–	–	–	–
	25,000	–	–	$60.00	04/02/29	–	–	–	–
	125,000	–	–	$4.57	12/08/31	–	–	–	–

(1)	All options contain cashless exercise provisions.

52

Employment Agreements

Dean Julia

Dean Julia is employed as the Company’s Chief Executive Officer under an employment agreement with an initial term of three years which commenced on April 2, 2019. In January 2022, his employment agreement automatically was renewed for a period of an additional two years. Mr. Julia’s annual base salary is $360,000. In addition to his base salary, Mr. Julia is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds 75% of management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Julia’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Julia also received a signing bonus of vested 10-year options to purchase 62,500 shares, exercisable at $60 per share. Additionally, he is also entitled to 10-year options to purchase an additional 12,500 shares of common stock, exercisable at $60 per share, annually on April 1st of each year which commenced on April 1, 2020. Additionally, if the Company is acquired through a board of directors-approved change in control of at least 50% of the Company’s outstanding voting stock, or the sale of all or substantially all of the Company’s assets, Mr. Julia shall be entitled to receive a payment in-kind equal to 3% of the consideration paid in connection with that transaction. He is also entitled to paid disability insurance and term life insurance at an annual cost of not more than $15,000. Additionally, he is also entitled to receive health, dental and 401(k) benefits as is made available by the Company for its other senior officers, as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Julia also has the use of a Company-leased or -owned automobile. Mr. Julia’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. The Company may terminate Mr. Julia’s employment for cause, and Mr. Julia may terminate his employment at any time on three-months’ notice. Also, the Company may terminate Mr. Julia’s employment agreement on Mr. Julia’s death or disability – disability being unable to perform his essential functions for four consecutive months due to physical, mental of emotional incapacity resulting from sickness, disease, or injury. In each of these termination cases, the Company is obligated only to pay Mr. Julia amounts that were due or accrued prior to termination, plus, other than in a for-cause-termination, any pro-rata quarterly bonus described above.

Paul Bauersfeld

Paul Bauersfeld is employed as the Company’s Chief Technology Officer under an at-will employment agreement which commenced on April 2, 2019. Mr. Bauersfeld’s monthly salary is $25,000. Mr. Bauersfeld is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Bauersfeld’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Bauersfeld also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020 and 30% of which vested on April 2, 2021. Mr. Bauersfeld is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Bauersfeld’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. Although Mr. Bauersfeld’s employment agreement is at-will, the Company may terminate Mr. Bauersfeld’s employment for cause. In the event Mr. Bauersfeld’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Bauersfeld severance pay equal to three months of his salary.

53

Sean Trepeta

Sean Trepeta is employed as President of our wholly owned subsidiary, Mobiquity Networks, Inc. under an at-will employment agreement which commenced on April 2, 2019. Mr. Trepeta’s monthly salary is $20,000. Mr. Trepeta is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Trepeta’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Trepeta also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020, and 30% of which vested on April 2, 2021. Mr. Trepeta is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Trepeta’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. Although Mr. Trepeta’s employment agreement is at-will, the Company may terminate Mr. Trepeta’s employment for cause. In the event Mr. Trepeta’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Trepeta severance pay equal to three months of his salary.

Deepanker Katyal

Deepanker Katyal is employed as Chief Executive Officer of our wholly owned subsidiary, Advangelists, LLC on at at-will basis on the same substantive terms as his January 4, 2022 Employment Agreement with Advangelists which expired on January 4, 2023. Mr. Katyal’s annual base salary is $400,000. Mr. Katyal’s employment agreement also provides the following compensation: commissions equal to 10% of the net revenues derived from all New Katyal Managed Accounts (as was defined in the employment agreement – being accounts directly introduced by Mr. Katyal or assigned to Employee in writing by the Manager of the Company).

Mr. Katyal is entitled to a monthly allowance of up to $550 per month to cover lease or purchase finance costs of an automobile during his employment. Mr. Katyal’s employment agreement provides for indemnification by the Company to the fullest extent permitted by the Company’s certificate of incorporation and bylaws, as well as participation in all benefit plans, programs, and perquisites as are generally provided by Advangelists to its employees, including medical, dental, life insurance, disability and 401(k) participation. Mr. Katyal’s employment agreement contains customary non-solicitation of Company customers or employees’ provisions during the term of the agreement and for one year after termination. The agreement provides for termination by Advangelists for cause upon 30 days’ prior written notice: and without cause after 60 days’ prior written notice. Mr. Kaytal’s employment agreement provides for assignment of ownership rights regarding intellectual property created by Mr. Katyal relating to the Company’s business.

Sean McDonnell

Sean McDonnell is employed as the Company’s Chief Financial Officer on a non-full-time basis as an employee at-will with no employment agreement. He has a monthly base salary of $11,000 and he is eligible to receive options and other bonuses at the discretion of the board.

54

DIRECTOR COMPENSATION

Currently, one director of the Company is an executive officer of the Company. He receives compensation as an officer as described above under the heading “Executive Compensation” and as a director. All Board members received Options under our 2021 Compensation Plan. On March 18, 2022, the board of directors approved the payment of $1,000 per month to be paid to each member of the board of directors for serving on the board and any committees thereof. Future compensation of board members/committee members are at the discretion of the board.

Employee Benefit and Consulting Services Compensation Plans

On January 3, 2005, our company established the 2005 Employee Benefit and Consulting Services Compensation Plan covering 5,000 shares, which 2005 Plan was ratified by our shareholders in February 2005. On August 12, 2005, the company’s stockholders approved a 5,000-share increase in the 2005 Plan to 10,000 shares. On August 28, 2009, the Board adopted the 2009 Employee Benefit and Consulting Services Compensation Plan identical to the 2005 Plan covering 10,000 shares. In September 2013, the Company’s stockholders ratified a board amendment to increase the number of shares covered by the 2009 Plan to 25,000 shares. In February 2015, the Board approved an increase in the number of shares covered by the 2009 Plan from 25,000 shares to 50,000 shares, subject to shareholder approval within one year. However, shareholder approval was not obtained within the requisite time period, and the Board established the 2016 Employee Benefit and Consulting Services Compensation Plan covering 25,000 shares which is otherwise identical to the 2005 and 2009 Plans. All options granted under the 2009 Plan, which exceed the Plan limits, were moved to the 2016 Plan. In December 2018, the Company approved the 2018 Employee Benefit and Consulting Services Compensation Plan identical to the other Plans described above, except for the number of shares covered by the Plan is 75,000. The 2018 Plan was ratified by shareholders in February 2019. On April 2, 2019, the Board approved the 2019 Employee Benefit and Consulting Services Compensation Plan identical to the other Plans described above, except for the number of shares covered by the Plan is 150,000. Approval of the 2019 Plan was not approved by the shareholders within one year in order to grant incentive stock options under said Plan, and it remains unratified by our shareholders. On October 13, 2021, the Board approved the Employee Benefit and Consulting Services Compensation Plan identical to the 2019 Plan except that the number of shares underlying the Plan is 1,100,000. The 2021 Plan was not approved by the shareholders within one year in order to grant incentive stock options under said Plan. On May 15, 2023 our stockholders approved the Company’s 2023 Equity Participation Plan. Our 2023 Plan authorizes the grant of awards relating to 2,500,000 shares of the Company’s common stock to employees, officers, directors and certain contractors. We refer to the 2005, 2009, 2016, 2018, 2019, 2021 and 2023 Plans as the “Plans”.

Administration

Our board of directors or a committee of the Board administers the Plans, has the authority to determine and designate officers, employees, directors, and consultants to whom awards shall be made; and the terms, conditions and restrictions applicable to each award (including, among other things, the option price, any restriction or limitation, any vesting schedule or acceleration of vesting, and any forfeiture restrictions).

Types of Awards

The Plans are designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders. In furtherance of this purpose, the Plans contain provisions for granting incentive and non-qualified stock options, restricted stock awards, stock appreciation rights, restricted stock units and bonus stock grants.

55

Stock Options

A “stock option” is a contractual right to purchase a number of shares of common stock at a price determined on the date the option is granted. An incentive stock option is an option granted under the Internal Revenue Code of 1986 to our employees with certain tax advantages to the grantee over non-statutory stock options. The option price per share of common stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. The option price in the case of incentive stock options shall not be less than 100% of the fair market value of the common stock on the date of grant and may be granted below fair market value in the case of non-statutory stock options. Incentive stock options granted to owners of 10% or more of our common stock must be granted at an exercise price of at least 110% of the fair market value of our common stock and may not have a term greater than five years. Also, the value of incentive options vesting to any employee in any calendar year cannot exceed $100,000. The option price of our options must be paid in cash, money order, check or common stock of the company. The non-statutory stock options may also contain at the time of grant, at the discretion of the board, certain other cashless exercise provisions. These cashless exercise provisions are included in the currently outstanding non-statutory stock options granted by the board.

Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the optionee ceases to be an employee of our company for any reason other than death, any incentive stock option exercisable on the date of the termination of employment may be exercised for a period of 30 days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the optionee’s death, any incentive stock option exercisable at the date of death may be exercised by the legal heirs of the optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs. In the event of disability of the optionee, any incentive stock options shall expire on the stated date that the option would otherwise have expired or 12 months from the date of disability, whichever event first occurs. The termination and other provisions of a non-statutory stock option shall be fixed by the board of directors at the date of grant of each respective option.

Restricted Stock.

Restricted Stock are shares of common stock awarded to a grantee in amounts and subject to vesting criteria and other terms and conditions as determined by the Board or committee. The Board or committee may impose conditions and/or restrictions on the vesting of any shares of Restricted Stock as it deems advisable, including, among others, length of service, corporate performance, or attainment of individual or group performance goals. The Restricted Stock is subject to forfeiture back to the Company in the event the vesting requirements are not met. The period during which such requirements are in effect is referred to as the “restriction period”.

Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the shares are vested.

During the restriction period, the grantee will be the record owner of the Restricted Stock and will be entitled to receive all dividends and other distributions paid with respect to the shares while they are so restricted. However, any dividends or distributions, whether paid in shares of Company stock, cash or other property, paid during the restricted period will be held by the Company or third party custodian or trustee and will be subject to the same restrictions as the Restricted Stock.

Restricted Stock Units.

Each Restricted Stock Unit (or RSU) represents a promise by the Company to deliver to the grantee one share of common stock at a predetermined date in the future. RSUs may be granted in the amounts and subject to terms and conditions as determined by the Board or committee. The Board or committee may impose the conditions and/or restrictions for the vesting of RSUs as it deems advisable, which may be of the same nature and type as those which may be imposed on Restricted Stock as described above. RSUs are subject to forfeiture in the event the vesting requirements are not met.

56

Stock Bonus Grants.

Stock bonus grants are shares of common stock which may be awarded to a Grantee as a bonus in the amounts and subject to such terms and conditions as determined by the Board or committee which may be of the same nature and type as those which may be imposed on Restricted Stock as described above. The Board or committee will set performance and other goals for the attainment of stock bonuses, which, depending on the extent to which they are met during the performance periods established by the Board or committee, will determine the number of bonus stock shares that will be paid to the grantee.

Prior to the date on which a stock bonus grant is required to be paid, the stock bonus grant will constitute an unfunded, unsecured promise by the Company to distribute common stock in the future.

Awards Granted

As of December 31, 2022, the Company has granted a total of 1,136,597 options under the Plans and a total of 26,124 options outside the Plans, or a total of options to purchase 1,162,721 shares of the Company’s common stock with a weighted average exercise price of $16.16 per share. The board has granted options with varying terms. The Company has also granted to various officers, directors and employees of Advangelists, warrants to purchase an aggregate of 166,017 shares at varying terms. No common stock awards have been made under the Plans.

It is not possible to predict the individuals who will receive future awards under the Plans or outside the Plans or the number of shares of common stock covered by any future award because such awards are wholly within the discretion of the Board. The table below contains information as of December 31, 2022, of the known benefits provided to certain persons and group of persons who own options under or outside the Plans.

	Number of Shares Subject to Options/Warrants	Average Exercise Price ($) per Share	Value of Unexercised Options/ Warrants at Dec. 31, 2022 (1)
Dean L. Julia	374,750	18.69	$–
Sean McDonnell	28,000	6.58	$–
Sean Trepeta	166,750	14.79	$–
Paul Bauersfeld	167,500	14.81	$–
Deepanker Katyal	166,017	51.48	$–
Executive Officers as a group	903,017	22.90	$–
Gene Salkind	1,321,604	17.28	$–
Three Independent Directors as a group	75,000	4.57	$–

(1)	Value is normally calculated by multiplying (a) the difference between the market value per share at period end (i.e. $0.54 based upon a last sale on December 30, 2022) and the option exercise price by (b) the number of shares of common stock underlying the option.

Eligibility

Officers, employees, directors, and certain consultants and contractors of the Company and our subsidiaries are eligible to be granted awards under our Plans.

57

Termination or Amendment of the Plans

The board may at any time amend, discontinue, or terminate all or any part of the Plans, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

Nate Knight Options

On March 16, 2023, Michael A. Wright resigned from the Board and was replaced by Nate Knight. Mr. Knight has been granted under the Company’s 2021 Equity Plan five year vested non-statutory options to purchase 25,000 common shares at an exercise price of $0.22 per share exercisable at any time after the date of grant. He will also receive the same cash consideration per month that is paid to other Board members.

 Equity Transactions

In April 2023, the Compensation Committee of the Company’s Board of Directors approved the following awards outside our Plans:

•	Grant of 100,000 shares of restricted common stock to Gene Salkind, Chairman of the Board, for services previously rendered, based on a per share value of $0.167. Such shares are restricted from transfer until February 13, 2024.
•	Grant of 50,000 shares of restricted common stock each to Mr. Julia and Anne Provost, another member of the Board of Directors for services as directors of the Company. Such shares are restricted from transfer until February 13, 2024.
•	Grant of 30,000 shares of common stock to Mr. Salkind as payment for accrued and unpaid interest of approximately $5,000 based on a per share value of $0.167.
•	Grant of 71,856 shares of restricted common stock to the Company’s legal counsel as payment for accrued and unpaid services valued at $12,000 and $0.167 per share. Such shares are restricted from transfer until February 13, 2024.
•	Issuance of 1,562,133 shares of restricted common stock at a per share value of $0.17 as payment and full settlement of outstanding accounts payables with a total carrying amount of $265,563.
•	Grant of 25,000 stock options to Byron Booker, a member of the Board of Directors in April 2023 with a term of five years and exercise price of $0.22 per share.

58

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Common Stock

The following table sets forth certain information regarding beneficial ownership of our voting stock as of June 1, 2023, based upon 25,811,261 common shares outstanding and by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

•	each “named executive officer” of the Company;

•	each of our directors; and

•	all executive officers and directors as a group.

Unless otherwise noted below, the address of each person listed in the table is c/o Mobiquity Technologies, Inc. at the address set forth herein. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below. Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of any option or the conversion of such person’s outstanding Preferred Stock) within 60 days after June 1, 2023, are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The percentage of shares owned as of June 1, 2023, is based upon 25,811,261 shares of common stock.

Name and Address of Beneficial Owner	Shares of Common Stock	Number of Shares Underlying Convertible Preferred Stock, Notes Options and Warrants	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Directors and Executive Officers
Paul Bauersfeld	250	167,500	167,750	*
Dean L. Julia	54,884	387,250	442,134	*
Sean Trepeta	2,525	166,750	169,275	*
Sean McDonnell	417	28,000	28,417	*
Deepanker Katyal	–	166,017	166,017	*
Nate Knight	–	25,000	25,000	*
Gene Salkind	4,478,017	1,321,604	5,799,621	21.4
Anne S. Provost	50,000	25,000	75,000	*
Byron Booker	–	25,000	25,000	*
All Officers and directors as a group (nine persons)	4,586,093	2,312,121	6,898,214	24.5

*	Less than two percent.

59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below all transactions and series of similar transactions, other than compensation arrangements, during our last three fiscal years, to which we were a party or will be a party in which:

•	the amounts exceeded or will exceed $120,000; and

•	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Employment Agreements and Executive Compensation

We have entered into various employment agreements as described under the heading “Executive Compensation”. These agreements also provide for us to indemnify such officers and/or directors to the maximum extent permitted by law. We also carry directors’ and officers’ liability insurance which protects each of our officers and directors up to the policy maximum of $1.5 million, subject to a $1.5 million deductible for securities claims and $75,000 for other claims. For more information regarding our employment agreements and indemnification provisions, see “Executive Compensation.”

Related Party Debt Financing

On September 13, 2019, Dr. Gene Salkind, who is a director of the Company, and an affiliate of Dr. Salkind subscribed for 15% Senior Secured Convertible Promissory Notes and loaned the Company an aggregate of $2,300,000. These notes were amended and restated on December 31, 2019, by Amended and Restated 15% Senior Secured Convertible Promissory Notes which deferred interest payments from the date of the original notes to December 31, 2020, and added an aggregate interim payment of $250,000 payable on December 31, 2020, that covered the deferred interest payments. These notes were again amended and restated on April 1, 2021, by the Second Amended and Restated 15% Senior Secured Convertible Promissory Notes which reflected an additional principal amount of $150,000 loaned by Dr. Salkind, and amended the interim payment date to December 31, 2021, and the conversion price from $32 to $4 per share. The notes were secured by the assets of the Company and its subsidiaries. The total amount loaned under the notes, as amended, and restated, including the principal amount and the interim payment amount was $2,700,000.

The notes, as amended and restated, bore annual interest at 15% which was payable monthly in cash or, at the Salkind lenders’ option, in shares of the Company’s common stock. The principal amount under the Notes was due on September 30, 2029, and the interim payment was payable on December 31, 2021, unless, the Notes were converted into shares of our common stock.

The outstanding principal plus any accrued and unpaid interest, and the interim payment under the notes, were convertible into shares of Company common stock at a conversion price of $4 per share and warrants to purchase one share of the Company’s common stock for every two shares of common stock issuable upon conversion of the Notes, at an exercise price of $48 per share. The warrant exercise price was amended to $4 per share.

The notes contained customary events of default, which, if uncured, entitled the holders to accelerate payment of the principal and all accrued and unpaid interest under the notes.

60

In the second quarter of 2020, we halted required interest payments under the September 2019 and June 30, 2021, Notes to Dr. Salkind and his affiliate due to economic hardships stemming from a downturn in our business and the related decline of our revenue resulting from the COVID 19 pandemic. Dr. Salkind and his affiliate had not declared a default under the Notes due to the non-payment of interest. They had the right to declare the Notes in default at any time due to uncured non-payment. On December 17, 2021, the Company paid Dr. Salkind and his affiliate an aggregate of $400,000 in accrued interest and paid down principal of $137,500 to reduce the outstanding principal to $2,562,500 and unpaid interest to $256,850, which was subsequently reduced to $235,563.

Shares and warrants issued upon conversion of debt:

During the year ended December 31, 2022, Dr. Gene Salkind, and his affiliate converted Notes in the aggregate amount of principal and accrued interest of $2,562,500 in exchange for 1,776,333 shares of common stock (at reduced conversion prices between $1.25 and $1.50 per share) as well as warrants to purchase 888,166 shares of common stock at an exercise price of $4.00 per share, exercisable through September 2029.

 In April 2023, we issued 1,385,663 shares of restricted common stock at a per share value of $0.17 as payment and full settlement of outstanding accounts payables with a total carrying amount of $235,563 owed to Gene Salkind.

61

DESCRIPTION OF SECURITIES SOLD IN OFFERING

Securities Offered in this Offering

We are offering _________ shares of common stock (or pre-funded warrants in lieu thereof). The description of our common stock is set forth below under “Description of Capital Stock.” The following is a summary of certain terms and provisions of the pre-funded warrants offered hereby. Prospective investors should carefully review the terms and provisions set forth in the form of pre-funded warrants, which is attached as an exhibit to the registration statement of which this prospectus is a part.

Pre-Funded Warrants

General

The term “pre-funded” refers to the fact that the purchase price of the pre-funded warrants in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of shares of our common stock which would result in such ownership of more than 4.99% or 9.99%, as applicable, and receiving the ability to exercise their option to purchase the shares underlying the pre-funded warrants at a nominal price at a later date.

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by us. The following description is subject in all respects to the provisions contained in the form of pre-funded warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Exercise Price

Pre-funded warrants have an exercise price of $0.0001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance and until exercised in full. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant.

Exercise limitations

The pre-funded warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of our common stock then outstanding (including for such purpose the shares of our common stock issuable upon such exercise). However, any holder may increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%, and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

62

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

No rights as a stockholder

Except as otherwise provided in the pre-funded warrant or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

63

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

As of June 1, 2023, 25,811,261 shares of our common stock were outstanding. The outstanding shares of our common stock are validly issued, fully paid, and non-assessable.

Dividends

Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our Board of Directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation

If our Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata. At the date of this prospectus, none of the Company’s series of preferred stock have liquidation preferences and they are treated the same as common shares on an as-converted basis for the purposes of distribution of assets upon liquidation.

Voting Rights

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights

Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Non-assessability

All outstanding shares of our common stock are fully paid and non-assessable.

64

2021 Warrants

The following summary of certain terms and provisions of the warrants offered by this prospectus is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Exercisability

The warrants are exercisable on the original issuance date and expire on the date that is five years after their original issuance. The warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice. In no event may the warrants be net cash settled or through a cashless exercise.

Exercise Limitation

A holder does not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of either 4.99% (or at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any increase in the beneficial ownership percentage will not be effective until the 61st day after the election is made.

Exercise Price

The warrants have an exercise price of $4.98 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Adjustments

The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment and in the case of stock splits, stock dividends, combinations, reclassifications and the like.

Cashless Exercise

If, at the time a holder exercises its warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance to the holder of, the shares underlying the warrant, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

65

Exchange Listing

The warrants are listed on the Nasdaq Capital Market under the symbol “MOBQW”. There is no established trading market for the warrants being offered and we cannot assure that a market for the warrants to develop. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions

In the event of a “Fundamental Transaction” by the Company, such as a merger or consolidation of it with another company, the sale or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of the Company’s common stock, then the warrant holder will have the right to receive, for each share of common stock issuable upon the exercise of the warrant, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration payable as a result of the Fundamental Transaction, that would have been issued or conveyed to the warrant holder had the holder exercised the warrant immediately preceding the closing of the Fundamental Transaction. In lieu of receiving such common stock and additional consideration in the Fundamental Transaction, the warrant holder may elect to have the Company or the successor entity purchase the warrant holder’s warrant for its fair market value.

Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Outstanding Derivative Securities

Before this offering, we have outstanding the derivative securities:

•	excludes 1,176,847 shares of our common stock issuable upon exercise of outstanding stock options by the members of our board of directors and third parties at a weighted average exercise price of $$15.20 per share as of June 6, 2023;

•	excludes 2,613,636 shares of our common stock issuable upon exercise of warrants issued to our secured lender at an exercise price of $.44 per share;

•	excludes 2,807,937 shares of our common stock issuable upon exercise of outstanding 2021 Warrants held by investors at an exercise price of $4.98 per share as of June 6, 2023;

•	excludes 74,458 shares of common stock issuable upon the full exercise of the warrants at an exercise price of $5.1875 per share we granted to Spartan as an underwriter of our 2021 public offering and excludes 403,226shares of common stock issuable upon the full exercise of the warrants at an exercise price of $.5115per share granted to Spartan as an underwriter of our February 2023 public offering;

•	excludes 2,203,382 shares of our common stock issuable upon the exercise of other warrants that are outstanding as of the date of this prospectus exercisable at an average exercise price of $5.14 per share; and

•	excludes 162,074 shares issuable upon conversion of outstanding Preferred Stock.

66

Authorized and Issued Preferred Stock

The Company has 5,000,000 shares of Preferred Stock, par value $.0001 per share authorized. The Board has the right in its sole discretion to designate the rights and preferences of various series of Preferred Stock. It has designated the rights and preferences of the following outstanding preferred shares:

	Number of shares at , 2023
Title of Class	Authorized	Issued and Outstanding
Series AAA Preferred Stock	1,250,000	31,413
Series E Preferred Stock	70,000	61,688

Series AAA Preferred Stock

The rights, preferences and limitations of the Series AAA Preferred Stock (the “Series AAA Shares”), are as follows:

•	Par Value. The par value of the Series AAA Shares is $.0001 per share.

•	Optional Conversion into Common Stock. Each Preferred Share shall be, at the Option of the holder, convertible into .25 shares of Common Stock.

•	Voting. Each Series AAA Share shall have no voting rights until converted into Common Shares, except as required by state law.

•	Dividends. The Preferred Shares shall have no dividend rights until converted into Common Shares, except as required by state law.

•	Liquidation Preference. The Preferred Shares shall have no liquidation preference and shall be treated the same as a holder of Common Shares.

•	Anti-dilution/Adjustment. The Preferred Shares conversion price shall be appropriately adjusted by the Board for certain corporate events.

Series E Preferred Stock

The rights, preferences and limitations of the Series E Preferred Stock (the “Series E Shares”), are as follows:

•	Par Value; Stated Value. The par value of the Series E Shares is $.0001 per share. The stated value of the Series E Shares shall be $80.00 per share (the “Stated Value”).

Redemption Rights

•	Redemption. The Corporation may redeem all of the Series E Shares at any time on 30 days’ notice, and a majority-in-interest of the holders of the Series E Shares may cause the Corporation to redeem all the Series E Shares at any time on 30 days’ notice for cash in the amount of 100% of the Stated Value (the “Redemption Amount”). The date which is thirty (30) days following the date notice is given pursuant to this Section 6(b)(i) is referred to as the “Redemption Date”. Notice shall be given by certified mail return receipt requested, and shall be deemed given three (3) days after mailing. Notice given by a majority-in-interest of the holders of the Series E Shares shall be determined from the latest date that any holder constituted in a majority-in-interest of the holders of the Series E Shares mails such notice.

•	Redemption Date. As of the Redemption Date, the Series E Shares shall be deemed redeemed and the certificates of the Series E Shares shall thereafter represent only the right to receive the Redemption Amount for the shares of Series E Shares represented by such certificates and no other rights, and the shares of Series E Shares represented by such certificates shall be cancelled in the Corporation’s stock books.

•	Payment. The Corporation shall pay each holder of the Series E Shares the Redemption Amount within ten (10) Business Days (as defined herein) after the Corporation receives the certificate(s) for the Series E Shares being redeemed from such holder. The Corporation shall hold the Redemption Amount in trust for any holder of Series E Shares until such holder delivers such holder’s certificate(s) for the redeemed Series E Shares to the Corporation.

67

Conversion Rights

•	Optional Conversion. Unless the Series E Shares are forfeited under certain circumstances in accordance with the Series E Shares terms, each Series E Share is convertible at the holder’s option into 2.5 shares of common stock (giving effect to the 1-for-400 share reverse split on September 9, 2020 (the “Conversion Rate”).

•	Voting. The Series E Shares shall have no voting rights, except as otherwise required by applicable state law.

•	Dividends. The Series E Shares shall have no dividend rights, except as otherwise required by applicable state law.

•	Liquidation Preference. The Series E Shares shall have no liquidation preference and shall be treated pari-passu with the Common Stock.

•	Adjustments. The number of shares of Common Stock into which each share of Series E Preferred Stock is convertible) shall be subject to adjustment from time to time, for dividends, splits, reclassifications and the like, consolidations and mergers.

Series F Preferred Stock

Each Share of Series F Preferred Stock will not have rights as a security holder except for certain voting rights in connection with the Company’s upcoming Special Meeting of Stockholders expected to be held on July 10, 2023. In this regard, the Series F Preferred Stock will not have voting rights other than 70 million votes per share on the reverse stock split proposal, which proposal is contained in a proxy statement expected to be mailed to shareholders on or about June 16, 2023. The Series F Preferred Stock shall vote together with the outstanding shares of common stock of the Corporation as a single class exclusively with respect to the reverse stock split and shall not be entitled to vote on any other matter. The vote of each share of Series F Preferred Stock (or fraction thereof) will be required to be cast in the same proportions as shares of common stock (excluding any shares of common stock that are not voted) are voted on the reverse stock split. The Series F Preferred Stock shall be redeemed (a) at any time if and when ordered by the Board of Directors in its sole discretion, or (b) automatically upon the effectiveness of the amendment to the Company’s Certificate of Incorporation implementing the reverse stock split, if Proposal 1 is approved. Dean Julia, the Chief Executive Officer, President and Treasurer, and a Director of the Company, has subscribed to purchase the share of Series F Preferred Stock, which shall take effect upon the filing of an amendment to the Company’s Restated Certificate of Incorporation, creating the Series F Preferred Stock.

New York Anti-Takeover Law

Section 912 of the New York Business Corporation Law (the “BCL”), prohibits a New York corporation from engaging in certain business combinations with an interested shareholders and prevents certain persons from making a takeover bid for a New York corporation unless certain prescribed requirements are satisfied, or there is an exception. We are excepted from the provisions of Section 912 of the BCL because our shares of common stock are registered under Section 12 of the Securities Exchange Act of 1934.

Limitation on Liability and Indemnification Matters

The Company indemnifies directors, officers, employees and agents, and the heirs of personal representatives of such persons, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by such person arising out of their function as a director, officer, employee or agent to the Company.

68

Limitation of Liability of Directors

Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director; provided that this provision may not eliminate the liability of a director (i) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) for any acts in violation of Section 719 of the BCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation. Our restated certificate of incorporation, as amended, provides that our directors shall not be liable to us or our shareholders for a breach of their duties to the fullest extent in which elimination or limitation of the liability of directors is permitted by the BCL.

Indemnification of Officers and Directors

Our restated certificate of incorporation, as amended, provides that we shall indemnify and hold harmless, to the fullest extent permitted by the BCL, each person (and their heirs, executors, or administrators) who was or is a party or is threatened to be made a party to, or is involved in, any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that such person is or was a director or officer of our Company or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. We are also obligated to pay the cost of the expenses incurred by our officers and directors (including attorney’s fees) in defending themselves in such proceedings in advance of final disposition if the officer or director agrees to repay the amount advanced in the event it is ultimately determined that the officer or director was not entitled to be indemnified by us as authorized by our restated certificate of incorporation, as amended. We are not obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding initiated by such person unless the proceeding was authorized or consented to by our Board. We have entered into indemnification agreements with each of our current directors to effectuate the indemnification provisions of our restated certificate of incorporation, as amended.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Listing

Our common stock and 2021 Warrants are traded on the NasdaqCM under the symbols “MOBQ” and “MOBQW,” respectively.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. Their address is 1 State Street, 30th floor, New York, NY 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

69

PLAN OF DISTRIBUTION

We are offering to raise up to $4,000,000 on a “best efforts” basis from the sale of _________ shares of our common stock, par value $0.0001 per share, pursuant to this Prospectus. We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each pre-funded warrant will be equal to the price at which a share of common stock is sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The shares of common stock and pre-funded warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

We have engaged Spartan Capital Securities LLC as our exclusive placement agent (the “placement agent”) to use its reasonable “best efforts” to solicit offers to purchase our securities in this offering during an offering period of seven days, subject to an extension of up to seven days (the “ Offering Period”).The placement agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public amount, placement agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts and throughout this prospectus. We have agreed to pay the placement agent the certain fees set forth in the table below and to provide certain other compensation to the placement agent. See “Plan of Distribution” for more information regarding these arrangements. We have engaged Continental Stock Transfer & Trust Company, New York, NY, as escrow Agent of this Offering (the “Escrow Agent”) to receive the gross proceeds of this offering during the Offering Period and to deposit the funds with JP Morgan Chase Bank. Upon clearance of funds, the Company and the placement agent may conduct one or more closings. In the event that any subscriptions are not accepted by the Company for any reason whatsoever, such funds will be returned by the Escrow Agent directly to the subscribers without interest or deduction thereof.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

Placement Agent, Commissions and Expenses

Upon the closing(s) of this offering, we will pay the placement agent a cash transaction fee equal to eight (8%) of the aggregate gross cash proceeds to us from the sale of the securities in the offering plus a one percent(1%) non-accountable expense allowance. In addition, we will reimburse the placement agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent of up to $125,000.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Common Share (1)	Total Maximum
Public offering price	$	$4,000,000
Placement agent fees (8%)		320,000
Proceeds, before expenses, to us	$	$3,680,000
____________

(1)      Assumes all common shares are sold and zero pre-funded warrants are sold in lieu thereof.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees, will be approximately $375,000, all of which are payable by us. This figure includes the placement agent’s accountable expenses, including, but not limited to, legal fees for placement agent’s legal counsel of up to $125,000.

70

Placement Agent Warrants

We have agreed to issue to the placement agent or its designees warrants to purchase an aggregate number of common shares equal to 5% of the total number of securities sold in this offering at an exercise price equal to 110% of the public offering price of the common shares sold in this offering (subject to adjustments). The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the date of the commencement of the sales of the public securities. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under Rule 5110(g)(1))) will not sell, transfer, assign, pledge, or hypothecate these warrants or the common shares underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days after the date of the commencement of the sales of the public securities. The warrants and the common shares underlying the warrants are being registered as a part of the registration statement of which this prospectus forms a part and will be freely tradable upon the declaration of the effectiveness of such registration statement by the SEC.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Lock-Up Agreements

The Company has agreed that for a period of 90 days after the closing of this offering, we and any of our successors will not, without the prior written consent of the representative, which may be withheld or delayed in the representative’s sole discretion:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;
•	file a registration statement with the Securities and Exchange Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;
•	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or
•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Our  executive officers and directors, other than our Chairman and independent directors, entered into lock-up agreements with the placement agent in connection with our February 2023 public offering to follow substantially similar lock-up restrictions to the restrictions above for a period ending on August 12, 2023 (180 days following the effective date of the registration statement for the February 2023 public offering).

The  placement agent has agreed that if an offering of at least $4 million is not completed before July 31, 2023, and the Company needs to raise cash as working capital, to increase stockholders’ equity to achieve compliance with Nasdaq Listing Rule 5550(b)(1), or to repay indebtedness to Walleye Opportunities Master Fund Ltd., then the lock-up restrictions on the Company as described above shall not apply to securities issued and sold between August 1, 2023 and the date that one or a series of offerings of at least $5 million in the aggregate is successfully completed.  Additionally, the foregoing restrictions will not apply to (1) the shares of common stock to be sold under this prospectus, (2) the issuance of common stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement of which this prospectus is a part, (3) the issuance of employee stock options not exercisable during the lock-up period and the grant of restricted stock awards or restricted stock combined securities or shares of Common Stock pursuant to equity incentive plans described in the prospectus, (4) the filing of a Registration Statement on Form S-8 or any successor form thereto, and (5) the issuance of unregistered securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company provided that none of those securities are registered for resale during the lock-up period, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising more than $500,000 in capital or to an entity whose primary business is investing in securities.

71

Right of First Refusal

We have granted the placement agent a right of first refusal for a period of 180 days after the closing of this offering to act as sole investment banker, sole book-runner, and/or sole placement agent, for each and every future public and private equity and debt offering (excluding commercial bank debt), including all equity linked financings, except for transactions excluded from the lock-ups as described above. We have agreed not to retain, engage, or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in such an offering without the express written consent of the placement agent. If the placement agent should decline such retention, we shall have no further obligations to the placement agent with respect to the offering for which we offered to retain the placement agent.

Tail

The placement agent shall be entitled to a cash fee equal to 8.0% of the gross proceeds received by the Company from an investment made to any investor who actually participated in this offering or in the Company’s February 2023 public offering (a “Tail Financing”) during the period ending on the earlier of (a) two months from the date of the Placement Agent Agreement, or (b) the final closing date of this offering (the “Engagement Period”), and that Tail Financing is consummated at any time during the twelve (12) month period following the expiration or termination of the Engagement Period, provided that such financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities was negotiated between us, the placement agent and the investors in the offering based on the trading of our common shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

72

Certain Relationships

The placement agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Selling Restrictions

Other than in the United States of America, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a Member State), no common shares have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to our common shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)    by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior written consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of our common shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who initially acquires any of our common shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed with us and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any of our common shares are being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior written consent of the representatives has been obtained to each such proposed offer or resale.

73

We, the placement agent, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments, and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our common shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our common shares to be offered so as to enable an investor to decide to purchase or subscribe for our common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)     to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA;

provided that no such offer of the shares shall require the us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

74

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares and Warrants is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Hong Kong

Our common shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common shares may not be circulated or distributed, nor may our common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our common shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

75

Where our common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired our common shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Dubai International Financial Centre

This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. Our common shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our common shares should conduct their own due diligence on such shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Switzerland

Our common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our common shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, our company or our common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our common shares will not be supervised by, the Swiss Financial Market Supervisory Authority and the offer of our common shares have not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our common shares.

76

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the “Corporations Act”, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our common shares may only be made to persons, or “Exempt Investors”, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common shares without disclosure to investors under Chapter 6D of the Corporations Act.

Our common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our common shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

We have not engaged counsel outside of the United States to review any other country’s securities laws and therefore, notwithstanding the above, neither we nor the placement agent can assure you that the summary of the laws above are accurate as of the date of this prospectus.

77

LEGAL MATTERS

The validity of the securities covered by the registration statement of which this prospectus is a part has been passed upon for us by Ruskin Moscou Faltischek P.C., Uniondale, New York. Certain legal matters relating to this offering will be passed upon for the placement agent by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.

EXPERTS

The financial statements included in this prospectus as of the year ended December 31, 2022 have been audited by D. Brooks & Associates CPAs, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. No named experts under this section or under Legal Matters own any shares of our common stock.

The financial statements included in this prospectus as of the year ended December 31, 2021 have been audited by BF Borgers CPA PC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. No named experts under this section or under Legal Matters own any shares of our common stock.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our Company on our website, located at www.mobiquitytechnologies.com.

78

MOBIQUITY TECHNOLOGIES, INC.

79

Mobiquity Technology, Inc.

Consolidated Balance Sheets

	March 31,	December 31,
	2023	2022

Assets
Current Assets
Cash	$2,182,330	$220,854
Accounts receivable, net	158,485	340,935
Prepaid and other current assets	11,700	59,200
Total Current Assets	2,352,515	620,989

Property and equipment, net	13,410	15,437

Goodwill	1,352,865	1,352,865
Intangible assets, net	496,100	646,284
Capitalized software development costs	501,075	–

Total Assets	$4,715,965	$2,635,575

Liabilities and Stockholders' Equity (deficit)
Current Liabilities
Accounts payable and accrued expenses	$1,427,823	$2,067,244
Accrued interest - related party	235,563	235,563
Contract liabilities	187,916	193,598
Debt, current portion, net of debt discount	664,029	–
Total Current Liabilities	2,515,331	2,496,405

Long Term Liabilities
Debt, less current portion	–	150,000
Total Long-Term Liabilities	–	150,000

Total Liabilities	2,515,331	2,646,405

Stockholders' Equity
AA and AAA preferred stock; $0.0001 par value, 2,750,000 shares authorized, 31,413 shares issued and outstanding	3	3
Preferred stock Series C; $0.0001 par value, 1,500 shares authorized, no shares and outstanding	–	–
Preferred stock Series E; $80 par value, 70,000 shares authorized, 61,688 shares issued and outstanding	6	6
Common stock; $0.0001 par value, 100,000,000 shares authorized, 17,051,893 and 9,311,639 shares issued and outstanding	1,706	931
Treasury stock $0.0001 par value 37,500 shares outstanding at December 31, 2022 and December 31, 2021	(1,350,000)	(1,350,000)
Additional paid in capital	215,772,945	211,845,452
Accumulated deficit	(212,224,026)	(210,507,222)
Total Stockholders' Equity (Deficit)	2,200,634	(10,830)
Total Liabilities and Stockholders' Equity	$4,715,965	$2,635,575

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-1

Mobiquity Technology, Inc.

Consolidated Statements of Operations

	Three Months Ended
	March 31,
	Unaudited
	2023	2022

Revenues	$132,224	$542,169

Cost of revenues	62,808	306,127

Gross profit	69,416	236,042

General and administrative expenses	1,425,747	2,077,724

Loss from operations	(1,356,331)	(1,841,682)

Other income (expense)
Interest expense	(361,237)	(120,697)
Interest income	764	–
Loss on debt extinguishment, net	–	(477,665)
Total other income - net	(360,473)	(598,362)

Net loss	$(1,716,804)	$(2,440,044)

Loss per share - basic	$(0.10)	$(0.37)
Loss per share - diluted	$(0.10)	$(0.37)

Weighted average number of shares outstanding - basic	17,052,505	6,529,566
Weighted average number of shares outstanding - diluted	17,052,505	6,529,566

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

Mobiquity Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)

	Series AAA Preferred Stock		Series E Preferred Stock		Common Stock		Additional Paid-in	Treasury Shares		Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	(Deficit)
Balance, at December 31, 2022	31,413	$3	61,688	$6	9,311,639	$931	$211,845,452	37,500	$(1,350,000)	$(210,507,222)	$(10,830)
Incentive common stock shares and warrants issued with debt	–	–	–	–	522,727	53	708,411	–	–	–	708,464
Common stock and pre-funded warrants issued under public offering, net of issuance costs	–	–	–	–	3,777,634	378	3,207,122	–	–	–	3,207,500
Common stock issued under cashless warrant exercises and exercise of pre-funded warrants	–	–	–	–	3,439,893	344	(344)	–	–	–	–
Stock based compensation	–	–	–	–	–	–	12,304	–	–	–	12,304
Net Loss	–	–	–	–	–	–	–	–	–	(1,716,804)	(1,716,804)
Balance, at March 31, 2023	31,413	3	61,688	6	17,051,893	1,706	215,772,945	37,500	(1,350,000)	(212,224,026)	2,200,634

	Series AAA Preferred Stock		Series E Preferred Stock		Common Stock		Additional Paid-in	Treasury Shares		Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	(Deficit)
December 31, 2021 (restated)	31,413	$3	61,688	$6	6,460,751	$650	$206,712,907	37,500	$(1,350,000)	$(202,444,894)	$2,918,672
Stock issued for services	–	–	–	–	50,000	5	84,495	–	–	–	84,500
Stock based compensation	–	–	–	–	–	–	34,416	–	–	–	34,416
Conversion of convertible debt to common stock and warrants	–	–	–	–	1,443,333	145	2,680,020	–	–	–	2,680,165
Net Loss	–	–	–	–	–	–	–	–	–	(2,440,044)	(2,440,044)
Balance, at March 31, 2022 (restated)	31,413	$3	61,688	$6	7,954,084	$800	$209,511,838	37,500	$(1,350,000)	$(204,884,938)	$3,277,709

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

Mobiquity Technology, Inc.

Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2023	2022

Cash Flows from Operating Activities:
Net loss	$(1,716,804)	$(2,440,044)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,027	2,341
Amortization of intangibles	150,184	150,184
Amortization of debt discounts	360,993	–
Stock-based compensation	12,304	34,416
Provision for doubtful accounts	19,843	–
Loss on debt extinguishment - related party	–	477,665
Stock issued for services	–	84,500
Changes in operating assets and liabilities
Accounts receivable	162,607	167,988
Prepaid expenses and other assets	47,500	–
Accounts payable and accrued expenses	(639,421)	(629,276)
Contract liabilities	(5,682)	–
Net cash used in operating activities	(1,606,449)	(2,152,226)

Investing Activities
Purchase of property and equipment	–	(4,146)
Increase in software development costs	(501,075)	–
Net cash used in investing activities	(501,075)	(4,146)

Financing Activities
Proceeds from the issuance of debt, net of discounts and debt issuance costs	1,011,500	–
Issuance of common stock and pre-funded warrants, net of issuance costs	3,207,500	–
Repayment on notes payable	(150,000)	(134,164)
Net cash provided by financing activities	4,069,000	(134,164)

Net change in cash	1,961,476	(2,290,536)

Cash - beginning of period	220,854	5,385,245

Cash - end of period	$2,182,330	$3,094,709

Supplemental disclosure of cash flow information
Cash paid for interest	$245	$118,398
Cash paid for taxes	$294	$300

Supplemental disclosure of non-cash investing and financing activities:
Issuance of incentive shares with debt recorded as debt discount	$122,426	$–
Warrants issued with debt recorded as debt discount	$586,038	$–
Common stock issued under cashless warrant exercises	$344	$–
Conversion of convertible debt to common stock	$–	$2,229,300

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

MOBIQUITY TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023

(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Mobiquity Technologies, Inc. (“Mobiquity,” “we,” “our” or “the Company”), and its operating subsidiaries, is a next generation location data intelligence company. The Company provides precise unique, at-scale location data and insights on consumer’s real-world behavior and trends for use in marketing and research. We provide one of the most accurate and scaled solutions for mobile data collection and analysis, utilizing multiple geo-location technologies. The Company is seeking to implement several new revenue streams from its data collection and analysis, including, but not limited to, Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research. We also are a developer of advertising and marketing technology focused on the creation, automation, and maintenance of an advertising technology operating system (or ATOS). The ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages and runs digital advertising campaigns.

Mobiquity Technologies, Inc. was incorporated in the State of New York and has the following subsidiaries:

Mobiquity Networks, Inc.

Mobiquity Networks, Inc. is a wholly owned subsidiary of Mobiquity Technologies, Inc., commencing operations in January 2011 and incorporated in the State of New York. Mobiquity Networks started and developed as a mobile advertising technology company focused on driving foot-traffic throughout its indoor network and has evolved and grown into a next generation data intelligence company. Mobiquity Networks, Inc. operates our data intelligence platform business.

Advangelists, LLC

Advangelists LLC is a wholly owned subsidiary of Mobiquity Technologies, Inc., acquired through a merger transaction in December 2018, incorporated in the State of Delaware, and operates our ATOS platform business.

Liquidity, Going Concern and Management’s Plans

These condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying condensed consolidated financial statements, for the three months ended March 31. 2023, the Company is reporting the following:

•	Net loss of $1,716,804; and
•	Net cash used in operations of $1,606,449

Additionally, at March 31, 2023, the Company is reporting the following:

•	Accumulated deficit of $212,224,026
•	Stockholders’ equity of $2,200,634, and
•	Working capital deficit of $162,816

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company has cash on hand of $2,182,330 on March 31, 2023.

F-5

The Company has incurred significant losses since its inception in 1998 and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. There can be no assurance that profitable operations will ever be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the three months ended March 31, 2023, and our current capital structure including equity-based instruments and our obligations and debts.

Without sufficient revenues from operations, if the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations. The Company may explore obtaining additional capital financing and the Company is closely monitoring its cash balances, cash needs, and expense levels.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these condensed consolidated financial statements are issued. These condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Execution of business plan focused on technology growth and improvement,
•	Seek out equity and/or debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders and investors will continue to advance capital to the Company or that the new business operations will be profitable.
•	Continuing to explore and execute prospective partnering or distribution opportunities,
•	Identifying unique market opportunities that represent potential positive short-term cash flow.

Coronavirus (“COVID-19”) Pandemic

During the year ended December 31, 2022, the Company’s financial results and operations were adversely impacted by the COVID-19 pandemic. The Company is a data location company with a specialty to drive traffic to retail stores. In the prior two (2) years, the Company suffered from the effects of the pandemic due to lack of traffic to retail stores related to mandated stay-at-home restrictions and the Company drastically curtailed its operations. The extent to which the Company’s future financial results could be impacted by the COVID-19 pandemic depends on future developments that are highly uncertain and cannot be predicted at this time. The pandemic also had an effect on the Company’s ability to attain new customers or retain existing customers, and to collect on its outstanding accounts receivable, resulting in an increase of its allowance for doubtful accounts in fiscal 2022, and the quarter ended March 31, 2023, of approximately $324,000 and $20,000, respectively. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities.

These estimates may change, as new events occur, and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions.

During the three months ended March 31, 2023, the Company’s financial results and operations were not materially adversely impacted by the COVID-19 pandemic.

F-6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (U.S. GAAP) and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (SEC). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all of the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of March 31, 2023, and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2023, are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023.

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented.

Principles of Consolidation

These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as a single reporting segment.

Customers in the United States accounted for 100% of our revenues. We do not have any property or equipment outside of the United States.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including stock-based compensation and deferred tax asset valuation allowance, and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and changes in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks and the potential of overall business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and net earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s service offerings. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

F-7

Fair Value of Financial Instruments

The Company accounts for financial instruments at fair value, which as is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect certain market assumptions. There are three levels of inputs that may be used to measure fair value:

•	Level 1—Valuation based on unadjusted quoted market prices for identical assets or liabilities in active markets that the Company has the ability to access;

•	Level 2—Valuation based on observable quoted prices for similar assets and liabilities in active markets; and

•	Level 3—Valuation based on unobservable inputs that are supported by little or no market activity, which require management’s best estimate of what market participants would use as fair value.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include accounts receivable, accounts payable and accrued expenses, and contract liabilities. On March 31, 2023, and December 31, 2022, the carrying amounts of these financial instruments approximated their fair values due to the short-term nature of these instruments. The fair value of the Company’s debt approximates its carrying value based on current financing rates available to the Company and its short-term nature.

The Company does not have any other financial or non-financial assets or liabilities that would be characterized as Level 1, Level 2, or Level 3 instruments.

Cash and Cash Equivalents and Concentrations of Risk

For purposes of presentation in the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

On March 31, 2023, and December 31, 2022, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash in the event of default by the financial institutions to the extent account balances exceed the amount insured by the Federal Deposit Insurance Company (FDIC), which is $250,000. As of March 31, 2023, and December 31, 2022, the Company had not experienced any losses on cash balances in excess of the FDIC insured limits. Any loss incurred or a lack of access to funds could have a significant impact on the Company’s consolidated financial condition, results of operations, and cash flows. At March 31, 2023, the Company exceeded FDIC insured limits by approximately $1,925,000, and did not exceed the limits at December 31, 2022.

For the three months ended March 31, 2023, and year ended December 31, 2022, sales of our products to two and four customers generated approximately 55% and 52% of our revenues, respectively. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice. The loss of one of these customers could have a material adverse effect on our consolidated results of operations and financial condition.

Accounts Receivable

Accounts receivable represent customer obligations under normal trade terms and are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral. Four and six of our customers combined accounted for approximately 53% and 42% of outstanding accounts receivable at March 31, 2023 and December 31, 2022, respectively.

The Company had net accounts receivable of $158,485 and $340,935 at March 31, 2023 and December 31, 2022, respectively.

F-8

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for doubtful accounts. The Company provides its allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

The allowance for doubtful accounts was approximately $1,111,000 and $1,091,000 at March 31, 2023 and December 31, 2022, respectively. This allowance relates to receivables generated in previous years for which collection is uncertain, based in part, as a result of many customers being adversely impacted by COVID-19.

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying condensed consolidated statements of operations.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of Accounting Standards Codification (ASC) 360-10-35-15 Impairment or Disposal of Long-Lived Assets. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets and compares this to the carrying amounts of the assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairments were recognized by the Company for the quarter ended March 31, 2023 and the year ended December 31, 2022.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repairs and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in current results of operations.

Goodwill

The Company’s goodwill represents the excess of the consideration transferred for the acquisition of Advangelists, LLC in December 2018 over the fair value of the underlying identifiable net assets acquired. Goodwill is not amortized but instead, it is tested for impairment at least annually. In the event that management determines that the value of goodwill has become impaired, the Company will record a charge in an amount equal to the excess of the reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit during the fiscal quarter in which the determination is made.

The Company performs its annual impairment tests of goodwill as of December 31st of each year, or more frequently, if certain indicators are present. Goodwill is required to be tested for impairment at the reporting unit level. A reporting unit is an operating segment or one level below the operating segment level, which is referred to as a component. Management identifies its reporting units by assessing whether components (i) have discrete financial information available, (ii) engage in business activities, and (iii) whether a segment manager regularly reviews the component’s operating results. Net assets and goodwill of acquired businesses are allocated to the reporting unit associated with the acquired business based on the anticipated organizational structure of the combined entities. If two or more components are deemed economically similar, those components are aggregated into one reporting unit when performing the annual goodwill impairment review. The Company has one reporting unit as of March 31, 2023 and December 31, 2022. No impairment of goodwill was recognized by the Company for the quarter ended March 31, 2023 or fiscal year 2022.

F-9

Intangible Assets

The majority of the Company’s intangible assets consist of customer relationship and the ATOS platform technology obtained through its acquisition of Advangelists LLC. The Company amortizes its identifiable definite-lived intangible assets over an estimated useful life of 5 years. See Note 3 for further details.

Software Development Costs

In accordance with ASC 985-20, Costs of Software to Be Sold, Leased, or Marketed, the Company records the cost of planning, designing, and establishing the technological feasibility of computer software intended for resale as research and development costs and charges those costs to operations when incurred and are included in general and administrative expenses on the condensed consolidated statements of operations. After technological feasibility has been established, the costs of producing a marketable product and product masters are capitalized and amortized on a straight-line basis over the estimated useful life of the software, which is expected to be five years, beginning at the date of general release to customers. The Company began capitalizing costs associated with the development of its Ad Tech Operating System for Publishers platform in January 2023 when technological feasibility was deemed to have been established. Total software development costs capitalized for the quarter ended March 31, 2023 were $501,075. The platform is expected to be released to customers in the second quarter of 2023. No amortization has been recognized on the software development costs as of March 31, 2023.

Derivative Financial Instruments

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (ASC 480), Distinguishing Liabilities from Equity and FASB ASC Topic No. 815, (ASC 815) Derivatives and Hedging.

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from U.S. GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance was adopted by the Company as of January 1, 2022.

Terms of financial instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required to be accounted for separately from the host contract under ASC 815 and ASU 2020-06 and recorded on the balance sheet at fair value. Derivative liabilities are remeasured to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations. The Company generally incorporates a binomial model to determine fair value. Upon conversion of a debt instrument where an embedded conversion option has been bifurcated and accounted for separately as a derivative liability, the Company records the resulting shares issued at fair value, derecognizes all related debt principal, derivative liability, and debt discount, and recognizes a net gain or loss on debt extinguishment. Equity instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. As of March 31, 2023 and December 31, 2022, the Company had no derivatives classified as liabilities.

Debt Issuance Costs and Debt Discounts

Debt discounts, debt issuance costs paid to lenders or third parties, and other original issue discounts on debt, are recorded as debt discount or debt issuance costs and amortized to interest expense in the condensed consolidated statements of operations, over the term of the underlying debt instrument, using the effective interest method, with the unamortized portion reported net with related principal outstanding on the condensed consolidated balance sheet. For the quarter ended March 31, 2023, the Company recorded $360,993 in interest expense associated with debt discounts and debt issuance costs incurred on debt issued during the quarter. The unamortized debt discounts remaining at March 31, 2023 was $773,471. See Note 4 regarding the accounting for debt discounts and debt issuance costs during the quarter ended March 31, 2023. There was no amortization of debt discounts for the year ended December 31, 2022 or unamortized debt discounts outstanding at December 31, 2022.

F-10

Revenue Recognition

The Company’s revenues are generated from internet advertising, the Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (ASC 606). In accordance with ASC 606, revenue is recognized when promised services are transferred to a customer. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

Identify the contract with a customer.

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services (performance obligations), the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation. Currently, the Company does not have any contracts that contain multiple performance obligations.

Determine the transaction price.

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of March 31, 2023 and December 31, 2022 contained a significant financing component.

Allocate the transaction price to performance obligations in the contract.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation.

Recognize revenue when or as the Company satisfies a performance obligation.

The Company satisfies performance obligations at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised service to a customer. Under both managed services arrangements or self-service arrangements, the Company’s promised services under the contracts include identification, bidding and purchasing of advertisement opportunities. The Company also generally has discretion in establishing the pricing of the ads. Since the Company is controlling the promise to deliver the contracted services, the Company is considered the principal in all arrangements for revenue recognition purposes.

Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 90 days.

F-11

Contract Liabilities

Contract liabilities represent deposits made by customers before the satisfaction of performance obligations and recognition of revenue. Upon completion of the performance obligation(s) that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized. As of March 31, 2023 and December 31, 2022, there were $187,916 and $193,598, respectively in contract liabilities outstanding that we expect to recognize as revenue in our next fiscal year.

Revenues

All revenues recognized were derived from internet advertising for the quarter ended March 31, 2023, and the year ended December 31, 2022.

Advertising

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expenses in the consolidated statements of operations.

The Company incurred $259 in such costs during the quarter ended March 31, 2023 and did not incur any advertising costs during the year ended December 31, 2022.

Stock-Based Compensation

The Company accounts for our stock-based compensation, including stock options and common stock warrants, under ASC 718 Compensation – Stock Compensation, using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the requisite service period for employee awards, which is usually the vesting period, and when the goods are obtained or services are received, for nonemployee awards. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also applies to transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

In connection with certain financing, consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards.

The fair value of stock-based compensation is generally determined using the Black-Scholes valuation model as of the date of the grant or the date at which the performance of the services is completed (measurement date).

When determining fair value of stock-based compensation, the Company considers the following assumptions in the Black-Scholes model:

•	Exercise price,
•	Expected dividends,
•	Expected volatility,
•	Risk-free interest rate; and
•	Expected life of option

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, Income Taxes (ASC 740). Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that all or some portion of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as gain or loss in the period that includes the enactment date.

F-12

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the condensed consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of March 31, 2023 and December 31, 2022, the Company did not identify any uncertain tax positions that qualify for either recognition or disclosure in the condensed consolidated financial statements.

The Company recognizes interest and penalties, if any, related to recognized uncertain income tax positions, in other expense. No interest and penalties related to uncertain income tax positions were recorded for the three months ended March 31, 2023 and 2022. Open tax years subject to examination by the Internal Revenue Service generally remain open for three years from the filing date. Tax years subject to examination by the state jurisdictions generally remain open for up to four years from the filing date.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Reclassifications

Certain reclassifications were made to the 2022 condensed consolidated financial statements to conform to 2023 presentation.

Recent Issued Accounting Pronouncements

We consider the applicability and impact of all new accounting pronouncements on our consolidated financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the Financial Accounting Standards Board (FASB) through the date these condensed consolidated financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective, that when adopted, will have a material impact on the condensed consolidated financial statements of the Company.

Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions: On September 30, 2022, the FASB issued ASU 2022-03 (ASU 2022-03), which clarifies the guidance in Topic 820 on the fair value measurement of an equity security that is subject to contractual restrictions that prohibit the sale of an equity security. The ASU also requires specific disclosures related to such an equity security, including (1) the fair value of such equity securities reflected in the balance sheet, (2) the nature and remaining duration of the corresponding restrictions, and (3) any circumstances that could cause a lapse in the restrictions. ASU 2022-03 clarifies that a “contractual restriction prohibiting the sale of an equity security is a characteristic of the reporting entity holding the equity security” and is not included in the equity security’s unit of account. Accordingly, an entity should not consider the contractual sale restriction when measuring the equity security’s fair value (i.e., the entity should not apply a discount related to the contractual sale restriction, as stated in ASC 820-10-35-36B as amended by the ASU). The ASU also prohibits an entity from recognizing a contractual sale restriction as a separate unit of account. For public business entities, ASU 2022-03 is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of ASU 2022-03 on its consolidated financial statements and related disclosures.

F-13

Recently Adopted Accounting Pronouncements

Financial Instrument – Credit Losses: In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13). ASU 2016-13 replaces the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires the use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. In May 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting ASU 2016-13. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt ASU No. 2019-05 in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 on January 1, 2023 and the adoption of the guidance did not have a significant impact on its condensed consolidated financial statements and disclosures.

Accounting for Contract Assets and Contract Liabilities from Contracts with Customers: In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (ASU 2021-08). Under ASU 2021-08, an acquirer in a business combination must apply ASC 606 principles when recognizing and measuring acquired contract assets and contract liabilities. The provisions of ASU 2021-08 are applicable for the Company for fiscal years and interim periods beginning after December 15, 2022. The Company adopted ASU 2021-08 on January 1, 2023 and the adoption of the guidance did not have a significant impact on its condensed consolidated financial statements and disclosures.

NOTE 3 – INTANGIBLE ASSETS

Definite-Lived Intangible Asset

The definite-lived intangible asset is a customer relationship asset also acquired through the Advangelists, LLC acquisition. The customer relationship intangible asset is being amortized over its estimated useful life of five years. The Company periodically evaluates the reasonableness of the useful lives of these assets. These assets are also reviewed for impairment or obsolescence when events or circumstances indicate that the carrying amount may not be recoverable. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

	Useful Lives	March 31, 2023	December 31, 2022

Customer relationship	5 years	$3,003,676	$3,003,676
Less accumulated amortization		(2,507,576)	(2,357,392)
Net carrying value		$496,100	$646,284

During each of the three months ended March 31, 2023 and 2022, the Company recognized $150,184 in amortization expense related to the customer relationship intangible asset, which is included in general and administrative expenses on the accompanying condensed consolidated statements of operations.

Future amortization of the customer relationship asset, for years ending December 31, is as follows:

2023	$450,552
2024	45,548
Total	$496,100

F-14

NOTE 4 – DEBT

Following is a summary of debt outstanding at March 31, 2023 and December 31, 2022:

	March 31, 2023	December 31, 2022
Small Business Administration Loan (a)	$–	$150,000
Note payable (b)	1,437,500	–
Total debt	1,437,500	150,000
Less: unamortized debt discounts	(773,471)	–
Current portion of debt, net of debt discounts	664,029	–
Long-term portion of debt	$–	$150,000

(a)	In June 2020, the Company received an Economic Injury Disaster Loan of $150,000 from the Small Business Administration (SBA) which carries a thirty-year term, and interest at 3.7% per annum, with a maturity date in July of 2050. The loan is to be repaid in monthly installments, including principal and interest, of $731, beginning twelve months from the date of the loan. Total accrued and unpaid interest on the debt was $13,594 at December 31, 2022 and is included in accounts payable and accrued expenses on the accompanying consolidated balance sheet. The total principal outstanding has been presented as long-term liabilities as payments required to be made in 2023 will be applied to accrued interest. On January 5, 2023, the Company paid $163,885 to the Small Business Administration to pay off all outstanding principal and accrued interest on the Company’s SBA loan.

(b)

On December 30, 2022, the Company and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (the “Investor”), entered into a Securities Purchase Agreement (the “Agreement”) for the Investor to purchase from the Company (i) a senior secured 20% original issue discount (OID) nine-month promissory note in an aggregate gross principal amount of $1,437,500, less the 20% OID of $287,500, for a net subscription amount of $1,150,000 (the “Investor Note”), and (ii) a five year warrant to purchase 2,613,636 shares of the Company’s common stock at an exercise price of $0.44 per share, exercisable commencing July 1, 2023 and expiring December 30, 2027 (the “Investor Warrant”). The transaction closed, and proceeds from the Agreement were received by the Company in January 2023. If at any time commencing July 1, 2023, the Company issues, sells, or announces for sale, any shares of its common stock (Subsequent Equity Sale) for a per share price less than the exercise price of the Investor Warrant in effect immediately prior to such Subsequent Equity Sale, the exercise price of the Investor Warrant shall be reduced to an amount equal to the issuance price of the Subsequent Equity Sale.

In conjunction with the Agreement, the Company issued 522,727 shares of common stock, or approximately 5.3% of the Company’s outstanding shares, to the Investor as an incentive on the transaction (Incentive Shares). Excluding the above referenced Investor Warrant, the shares of Common Stock exercisable pursuant to such Investor Warrant are not being considered beneficially owned by the Investor until the Investor Warrant is exercisable within 60 days. Total issuance fees of $138,500 associated with the closing of the Agreement were paid by the Company to Spartan Capital Securities LLC and the Investor’s counsel, resulting in net proceeds of $1,011,500. Approximately $164,000 of the loan proceeds were utilized to repay the outstanding principal and accrued interest under the SBA loan (see above).

The Investor Note will only become convertible into common stock upon the occurrence of an Event of Default under and as defined in the Investor Note on terms set forth in the Investor Note. This Investor Note matures and is payable on or before September 30, 2023, and it provides that the Investor may demand prepayment after March 31, 2023 and before the maturity date, provided that the purchasers of securities in a future public offering by the Company, as defined in the Agreement, who hold the purchased Company securities at the time the prepayment demand, unanimously consent to the prepayment. The Company granted a security interest in all of its assets to the Investor as collateral for its obligations under the Investor Note pursuant to a Security Agreement. In addition, the Company’s subsidiaries guaranteed the obligations of the Company under the Investor Note pursuant to a Subsidiary Guarantee and granted a first lien security interest in all of their assets to the Investor as additional collateral pursuant to the Security Agreement. All securities sold in the above-described transaction contain certain piggy-back registration rights after the completion of our February 2023 offering (see Note 5).

F-15

The aforementioned Investor Warrant was deemed to be an equity-classified derivative instrument with a fair value of $1,526,363 at the date of closing on the Agreement, incorporating the use of the Black-Scholes valuation model, and the Incentive Shares were deemed to have a fair value of $318,863 based on the closing market price of the Company’s common stock on the day preceding the closing of the Agreement. Per accounting guidance under ASC 815, the Company recorded the fair values of the Investor Warrant and Incentive Shares based on the relative fair value allocation method, which allocates fair values as a percentage of total fair value of the debt, Investor Warrant, and Incentive Shares, in proportion to the net proceeds received (after deducting fees paid to lender) under the Investor Note of $1,150,000. As a result of applying the relative fair value allocation method, the Investor Warrant was assigned a relative fair value of $586,040 and the Incentive Shares were assigned a relative fair value of $122,426, at the date of closing on the Agreement. The fair values of the Investor Warrant, the Incentive Shares, the OID of $287,500, and the $138,500 in debt issuance costs paid, were recorded as debt discounts and debt issuance costs totaling $1,134,466, and are presented net against the debt principal outstanding on the accompanying condensed consolidated balance sheet at March 31, 2023. Amortization associated with the total debt discounts is being recognized using the effective interest method over the term of the Investor Note, which matures on September 30, 2023. For the quarter ended March 31, 2023, $360,993 in amortization on the debt discounts was recognized as interest expense on the accompanying condensed consolidated statement of operations, and remaining unamortized debt discounts at March 31, 2023 were $773,471.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 105,000,000 shares, comprised of 100,000,000 shares of common stock, par value $0.0001, and 5,000,000 shares of preferred stock, $0.0001 par value.

Of the 5,000,000 shares of preferred stock authorized, the Board of Directors has designated the following:

•	1,500,000 shares as Series AA Preferred Stock, none outstanding
•	1,250,000 shares as Series AAA Preferred Stock, 31,413 shares outstanding
•	1,250 shares as Series AAAA Preferred Stock, all previously outstanding shares of which have been redeemed or converted
•	1,500 shares as Series C Preferred Stock, none outstanding
•	2 shares as Series B Preferred Stock, all previously outstanding shares of which have been redeemed or converted
•	70,000 shares as Series E Preferred Stock, 61,688 shares outstanding

Rights Under Preferred Stock

The Company’s classes of preferred stock include the following provisions:

Optional Conversion Rights

•	Series AA preferred stock – one share convertible into 50 shares of common stock
•	Series AAA preferred stock – one share convertible into 100 shares of common stock
•	Series C preferred stock – one share convertible into 100,000 shares of commons stock
•	Series E preferred stock – one share at a rate of Stated Value, as defined, divided by $0.08, convertible commencing January 31, 2020

Redemption Rights

Series E preferred stock is redeemable at any time upon 30 days written notice by the Company and the holders, at a rate of 100% of the Stated Value, as defined.

Warrant Coverage

Series C preferred stock carries 100% warrant coverage upon preferred stock conversion, warrants exercisable through September 20, 2023 at an exercise price of $0.12.

No further voting, dividend or liquidation preference rights exist as of March 31, 2023 on any class of preferred stock.

F-16

February 2023 Public Offering

On February 13, 2023, the Company entered into an underwriting agreement (the Underwriting Agreement) with Spartan Capital Securities, LLC (the Underwriter) relating to a public offering of 3,777,634 shares of common stock and pre-funded warrants to purchase 4,286,883 shares of common stock (the Shares), for net proceeds of $3,207,500 (the February 2023 Offering). In conjunction with the February 2023 Offering, which closed on February 16, 2023, the investors also received other Warrants to purchase 12,096,776 shares of common stock (Series 2023 Warrants). The offered Shares were priced at $0.465 per combination of one share of common stock or one pre-funded warrant, accompanied by one Series 2023 Warrant.

Each pre-funded warrant is exercisable at any time, until fully exercised, to purchase one share of common stock at an exercise price of $0.0001 per share. Each Series 2023 Warrant is exercisable for five years to purchase 1.5 shares of common stock at a cash exercise price of $0.465 per warrant share. The Series 2023 Warrants contain an alternative cashless exercise provision permitting the holder to acquire 0.75 shares of common stock for every 1.5 warrant shares any time after the earlier of (i) 30 days following the initial exercise date of February 14, 2023 and (ii) the date on which the aggregate trading volume of the Company’s common stock, beginning on the initial exercise date of the Series 2023 Warrants, exceeds 36,290,322 shares. Additionally, the exercise price of both the pre-funded warrants and the Series 2023 Warrants are subject to customary adjustments for stock splits, stock dividends, reclassifications and the like.

Pursuant to the terms of the Underwriter agreement, and as partial consideration to the Underwriter, the Company issued a warrant for the purchase of 403,226 shares of common stock, exercisable from February 14, 2023 through February 14, 2028, at an initial exercise price of $0.5115 per share. The Company also granted the Underwriter a 45-day option to purchase up to an additional 1,209,678 shares and/or pre-funded warrants in lieu of shares, and accompanying Series 2023 Warrants to purchase 1,814,517 shares at the public offering price less the underwriting discounts and commissions, to cover over-allotments, if any. No additional shares or pre-funded warrants were purchased by the Underwriter. The Company paid a cash fee to the Underwriter equal to 8% of the gross proceeds raised in the February 2023 Offering, plus a reimbursement of Underwriter fees totaling $242,500.

Between the closing of the February 2023 Offering and March 31, 2023, one or more investors holding pre-funded warrants converted their pre-funded warrants into 3,036,667 shares of common stock and elected the alternative cashless exercise provision for the Series 2023 Warrant exercise of 806,451 shares of the Series 2023 Warrants, resulting in the issuance of 403,226 shares of common stock. Pre-funded warrants and Series 2023 Warrants remaining outstanding and exercisable at March 31, 2023 were 1,250,216 and 11,290,325, respectively.

Subsequent to March 31, 2023, the remaining 1,250,216 shares of pre-funded warrants were exercised, resulting in the issuance of 1,250,216 shares of common stock in April 2023. Also, subsequent to March 31, 2023, an additional 8,870,969 shares of the Series 2023 Warrants were exercised under the alternative cashless exercise provision, resulting in the issuance of 4,435,485 shares of common stock in April 2023.

Shares Issued for Services

During the quarter ended March 31, 2022, the Company issued 50,000 shares of common stock, at $1.69 per share for $84,500 in exchange for services rendered. No shares were issued during the March 31, 2023, quarter ended.

Shares issued upon conversion of debt:

During the quarter ended March 31, 2022, Dr. Gene Salkind, his wife, and a trust converted an aggregate of $2,052,500 of secured debt in exchange for 1,368,333 shares of common stock as well as warrants to purchase 684,166 shares of common stock at an exercise price of $4.00 per share through September 2029. The Company recorded a loss on debt extinguishment of $491,915 related to the conversion.

The Company also converted $150,000 of debt into 75,000 shares of common stock, having a fair value of $135,750, resulting in a gain on debt extinguishment of $14,250. No shares were issued during the quarter ended March 31, 2023.

F-17

NOTE 6 – STOCK OPTION PLANS AND WARRANTS

Stock Options

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the “2005 Plan”) for the granting of up to 5,000 non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 10,000 shares. During Fiscal 2009, the Company established a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company covering 10,000 shares. This plan was adopted by the Board of Directors and approved by stockholders in October 2009 (the “2009 Plan”). In September 2013, the Company’s stockholders approved an increase in the number of shares covered by the 2009 Plan to 25,000 shares. In the first quarter of 2016, the Board approved, and stockholders ratified a 2016 Employee Benefit and Consulting Services Compensation Plan covering 25,000 shares (the “2016 Plan”) and approved moving all options which exceeded the 2009 Plan limits to the 2016 Plan. In December 2018, the Board of Directors adopted and in February 2019 the stockholders ratified the 2018 Employee Benefit and Consulting Services Compensation Plan covering 75,000 shares (the “2018 Plan”). On April 2, 2019, the Board approved the “2019 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 150,000 shares. The 2019 Plan required stockholder approval by April 2, 2020, to be able to grant incentive stock options under the 2019 Plan. On October 13, 2021, the Board approved the “2021 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 1,100,000 post-split shares. The 2021 Plan required stockholder approval by October 13, 2022, to be able to grant incentive stock options under the 2021 Plan. The 2005 Plan, 2009 Plan, 2016 Plan, 2018 Plan, 2019 Plan and 2021 Plan are collectively referred to as the “Plans.”

In March of 2022, Anne S. Provost was elected to the board of directors and was granted 25,000 options from the Company’s 2021 Plan with immediate vesting, at an exercise price of $4.57, and expiration of December 2031.

In April of 2022, Dean Julia was granted 12,500 options from the Company’s 2021 Plan with immediate vesting, at an exercise price of $1.55, and expiration of April 2031.

In March of 2023, Nate Knight was granted 25,000 options from the Company’s 2021 Plan with immediate vesting, at an exercise price of $0.22, and expiration of March 2028.

All stock options under the Plans are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options vest over varying periods and generally expire either 5 or 10 years from the grant date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants, the Company will take into consideration payments subject to the provisions of ASC 718 Stock Compensation. The weighted average assumptions made in calculating the fair values of options granted during the quarters ended March 31, 2023, and 2022 are as follows:

	Quarter Ended March 31
	2023	2022
Expected volatility	165.43%	79.95%
Expected dividend yield	–	–
Risk-free interest rate	3.73%	2.14%
Expected term (in years)	5	10

	Share	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2023	1,162,722	$16.22	7.44	$–
Granted	25,000	$0.22	4.98	–
Exercised	–	–	–	–
Cancelled & expired	(48,375)	–	–	–
Outstanding, March 31, 2023	1,139,347	$15.69	7.46	$–
Options exercisable, March 31, 2023	1,131,124	$15.63	7.45	$–

The weighted-average grant-date fair value of options granted during the three months ended March 31, 2023 was $0.22.

F-18

The aggregate intrinsic value of options outstanding and options exercisable on March 31, 2023, is calculated as the difference between the exercise price of the underlying options and the market price of the Company's common stock for the shares that had exercise prices lower than the $0.18 closing price of the Company's common stock on March 31, 2023. Stock-based compensation expense was $12,304 and $34,416 for the quarters ended March 31, 2023 and 2022, respectively, and is included in general and administrative expenses on the accompanying condensed consolidated statements of operations.

As of March 31, 2023, the unamortized compensation cost related to unvested stock option awards is $5,688 and is expected to be recognized during the remainder of fiscal 2023.

Warrants

During the three months ended March 31, 2023, the Company issued a total of 19,400,521 common stock warrants, of which 2,613,636 were issued in connection with the 20% OID Promissory note (see Note 4). The warrants issued in connection with the 20% OID Promissory note are exercisable commencing July 1, 2023 through December 30, 2027. An additional 16,786,885 were issued in connection with the public offering of February 2023, including 4,286,883 of pre-funded warrants (see Note 5) with a five-year contractual term, expiring February 14, 2028.

The weighted average assumptions made in calculating the fair value of warrants granted during the three months ended March 31, 2023, and 2022 are as follows:

	Quarters Ended March 31,
	2023	2022
Expected volatility	172.63%	75.87%
Expected dividend yield	–	–
Risk-free interest rate	3.85%	2.03%
Expected term (in years)	5.00	6.25

	Share	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2023	4,683,800	$13.01	4.73	$–
Granted	19,400,521	$0.24	2.83	$212,537
Exercised*	(3,843,118)	$0.47	–	$–
Outstanding, March 31, 2023	20,241,203	$3.34	4.74	$212,537
Warrants exercisable, March 31, 2023	17,627,567	$4.09	4.77	$212,537

*	Includes 3,036,667 of pre-funded warrants with a purchase price of $0.47, paid upon grant of warrants issued in the February 2023 Offering.

F-19

NOTE 7: EARNINGS (LOSS) PER SHARE

Pursuant to ASC 260, Earnings Per Share, basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the periods presented.

Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future. In the event of a net loss, diluted loss per share is the same as basic loss per share since the effect of the potential common stock equivalents upon conversion would be anti-dilutive.

The following potentially dilutive equity securities outstanding as of March 31, 2023, and December 31, 2022, are as follows:

	March 31, 2023	December 31, 2022
Convertible notes payable and accrued interest	–	58,891
Stock options	1,139,347	1,162,721
Warrants	20,241,203	4,682,551
Total common stock equivalents	21,380,550	5,904,163

NOTE 8 – LITIGATION

The Company may be involved in lawsuits in the normal course of business. Management cannot predict the outcome of the lawsuits or estimate the amount of any loss that may result. Accordingly, no provision for any contingent liabilities that may result has been made in the financial statements. Management believes that losses resulting from these matters, if any, would not have a material adverse effect on the financial position or results of operations of the Company. See further discussion at Note 10.

NOTE 9 –NASDAQ LISTING REQUIREMENTS

Our common stock and 2021 Warrants are listed on the NasdaqCM. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

On January 13, 2023, we received a letter from The Nasdaq Stock Market stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days. Pursuant to Nasdaq’s Listing Rules, the Company has a 180-day grace period, until July 12, 2023, during which the Company may regain compliance if the bid price of its common stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

If we do not regain compliance with the bid price requirement, we may be eligible for an additional 180-calendar day compliance period so long as we satisfy the criteria for initial listing on the NasdaqCM and the continued listing requirement for market value of publicly held shares and we provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. A reverse stock split requires the approval of our shareholders, and we cannot assure that we will receive the requisite shareholder vote to allow us to effectuate a stock split. In the event we are not eligible for the second grace period, the Nasdaq staff will provide written notice that our Common Stock is subject to delisting; however, we may request a hearing before the Nasdaq Hearings Panel, which request, if timely made, would stay any further suspension or delisting action by the Nasdaq pending the conclusion of the hearing process and expiration of any extension that may be granted by the Hearings Panel.

F-20

On January 4, 2023, we received a deficiency notification from the Listing Qualifications Department of The NasdaqCM notifying the Company of its noncompliance with the NasdaqCM Listing Rule 5620(a) to hold an annual meeting of shareholders within no later than one year after the end of the Company’s fiscal year end. Under NasdaqCM Rules the Company now has 45 calendar days to submit a plan to regain compliance and can grant up to 180 calendar days from the fiscal year end, or until June 29, 2023, to regain compliance.

On December 14, 2022, we received a deficiency letter from the Listing Qualifications Department of The NasdaqCM notifying the Company of its noncompliance with the NasdaqCM Listing Rule 5550(b)(1) for the NasdaqCM, which requires that a listed company’s stockholders’ equity be at least $2.5 million. In accordance with NasdaqCM rules, the Company has 45 calendar days from the date of the notification to submit a plan to regain compliance with NasdaqCM Listing Rule 5550(b)(1). The Company intends to submit a compliance plan within 45 days of the date of the notification and will evaluate available options to resolve the deficiency and regain compliance. If the Company’s compliance plan is accepted, the Company may be granted up to 180 calendar days from December 14, 2022, to evidence compliance.

In order to maintain the listing of its common stock on The NasdaqCM, the Company must demonstrate compliance with Listing Rule 5550(b)(1) which requires the Company to maintain: (1) Stockholders’ equity of at least $2.5 million; or (2) Market Value of Listed Securities of at least $35 million. The Company’s plan of compliance outlined a plan for compliance with the stockholders’ equity standard requirement by completing the recently completed February 2023 Offering. (see Note 5). As the net proceeds of the recently completed offering was approximately $3,207,500, which is lower than the amount anticipated, the Company will likely need to raise additional capital and to amend its plan of compliance.

The Company intends to regain compliance with each of the applicable continued listing requirements of The NasdaqCM prior to the end of the compliance periods set forth in the Hearings Panel decision. However, until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s common stock and 2021 Warrants on Nasdaq. If our common stock and 2021 Warrants cease to be listed for trading on the NasdaqCM, we would expect that our Common Stock and 2021 Warrants would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock and 2021 Warrants, it would be more difficult for our stockholders to dispose of our common stock or 2021 Warrants and more difficult to obtain accurate price quotations on our common stock or 2021 Warrants. The delisting of the Company’s common stock and 2021 Warrants from Nasdaq would have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting would adversely affect the Company’s ability to raise capital on terms acceptable to the Company, if at all.

F-21

NOTE 10 – SUBSEQUENT EVENTS

In April 2023, the Compensation Committee of the Company’s Board of Directors approved the following transactions:

Equity Transactions

•	Grant of 100,000 shares of restricted common stock to Gene Salkind, Chairman of the Board, for services previously rendered, based on a per share value of $0.167. Such shares are restricted from transfer until February 13, 2024.
•	Grant of 50,000 shares of restricted common stock each to the Company’s CEO and another member of the Board of Directors for services as directors of the Company. Such shares are restricted from transfer until February 13, 2024.
•	Grant of 30,000 shares of common stock to Mr. Salkind as payment for accrued and unpaid interest of approximately $5,000 based on a per share value of $0.167.
•	Grant of 71,856 shares of restricted common stock to the Company’s legal counsel as payment for accrued and unpaid services valued at $12,000 and $0.167 per share. Such shares are restricted from transfer until February 13, 2024.
•	Issuance of 1,562,133 shares of restricted common stock at a per share value of $0.17 as payment and full settlement of outstanding accounts payable with a total carrying amount of $265,563.
•	Grant of 25,000 stock options to a member of the Board of Directors in April 2023 with a term of five years and exercise price of $0.22 per share.

The effects on the Company’s consolidated financial statements included an increase in stockholders’ equity of $282,573.

Subsequent to March 31, 2023, the remaining 1,250,216 shares of pre-funded warrants were exercised, resulting in the issuance of 1,250,216 shares of common stock in April 2023. Also, subsequent to March 31, 2023, an additional 8,870,969 shares of the Series 2023 Warrants were exercised under the alternative cashless exercise provision, resulting in the issuance of 4,435,485 shares of common stock in April 2023.

Litigation

Michael Trepeta, a former Co-CEO and director of the Company, filed a lawsuit against the Company and its subsidiary, Mobiquity Networks in April 2023 in the New York State Supreme Court, Nassau County. The claims stem from a Separation Agreement and Release that Mr. Trepeta and the Company entered into six years ago in April 2017 which terminated Mr. Trepeta’s employment agreement and discontinued his employment and directorship with the Company, among other things, by mutual agreement. Mr. Trepeta also gave the Company a release in the Separation Agreement and Release. Mr. Trepeta has claimed that the Company fraudulently induced him to enter into the Separation Agreement and Release; that the Company breached Mr. Trepeta’s employment agreement; and that the Company breached its covenant of good faith and fair dealing and its fiduciary duty. Mr. Trepeta is claiming not less than $2.5 Million in damages. Based on the Company’s initial internal review of the situation, the Company believes the claims lack merit and it intends to vigorously defend same. Due to uncertainties inherent in litigation, the Company cannot predict the outcome of this matter at this time.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Mobiquity Technologies, Inc.

Opinion on the Consolidated Financial Statement

We have audited the accompanying consolidated balance sheet of Mobiquity Technologies, Inc (the Company) as of December 31, 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has an accumulated deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

F-23

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2022.

Palm Beach Gardens, FL

March 31, 2023
PCAOB ID 4048

F-24

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Mobiquity Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Mobiquity Technologies, Inc. as of December 31, 2021, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Restatement of December 31, 2021 Financial Statements

As discussed in the form 10-K the financial statements have been restated to correct certain misstatements.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

F-25

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue recognition — identification of contractual terms in certain customer arrangements

As described in Note 2 to the consolidated financial statements, management assesses relevant contractual terms in its customer arrangements to determine the transaction price and recognizes revenue upon transfer of control of the promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. Management applies judgment in determining the transaction price which is dependent on the contractual terms. In order to determine the transaction price, management may be required to estimate variable consideration when determining the amount and timing of revenue recognition.

The principal considerations for our determination that performing procedures relating to the identification of contractual terms in customer arrangements to determine the transaction price is a critical audit matter are there was significant judgment by management in identifying contractual terms due to the volume and customized nature of the Company’s customer arrangements. This in turn led to significant effort in performing our audit procedures which were designed to evaluate whether the contractual terms used in the determination of the transaction price and the timing of revenue recognition were appropriately identified and determined by management and to evaluate the reasonableness of management’s estimates.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the revenue recognition process, including those related to the identification of contractual terms in customer arrangements that impact the determination of the transaction price and revenue recognition. These procedures also included, among others, (i) testing the completeness and accuracy of management’s identification of the contractual terms by examining customer arrangements on a test basis, and (ii) testing management’s process for determining the appropriate amount and timing of revenue recognition based on the contractual terms identified in the customer arrangements.

/S BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor from 2018 to 2022

Lakewood, CO

March 29, 2022, except for the effects of the restatement as to which the date is November 28, 2022

F-26

Mobiquity Technologies, Inc.

Consolidated Balance Sheets

	December 31,	December 31, 2021
	2022	(As Restated)

Current Assets
Cash	$220,854	$5,385,245
Accounts receivable, net	340,935	388,112
Prepaid and other current assets	59,200	11,700
Total Current Assets	620,989	5,785,057

Property and equipment, net	15,437	20,335

Goodwill	1,352,865	1,352,865
Intangible assets, net	646,284	1,247,019

Total Assets	$2,635,575	$8,405,276

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$2,302,807	$2,367,600
Contract liabilities	193,598	–
Long-term debt, current portion	–	656,504
Total Current Liabilities	2,496,405	3,024,104

Long Term Liabilities
Long-term debt, less current portion	150,000	2,462,500

Total Liabilities	2,646,405	5,486,604

Commitments and Contingencies (Note 9)

Stockholders' Equity (Deficit)
Preferred stock Series AA; $0.0001 par value, 1,500,000 shares authorized, no shares issued and outstanding	–	–
Preferred stock Series AAA; $0.0001 par value, 1,250,000 shares authorized, 31,413 shares issued and outstanding	3	3
Preferred stock Series C; $0.0001 par value, 1,500 shares authorized, no shares issued and outstanding	–	–
Preferred stock Series E; $0.0001 par value, 70,000 shares authorized, 61,688 shares issued and outstanding	6	6
Common stock; $0.0001 par value, 100,000,000 shares authorized, 9,311,639 and 6,460,751 shares issued and outstanding	931	650
Treasury stock; $0.0001 par value 37,500 shares outstanding at December 31, 2022 and December 31, 2021	(1,350,000)	(1,350,000)
Additional paid-in capital	211,845,452	206,712,907
Accumulated deficit	(210,507,222)	(202,444,894)
Total Stockholders' Equity (Deficit)	(10,830)	2,918,672
Total Liabilities and Stockholders' Equity (Deficit)	$2,635,575	$8,405,276

See Notes to consolidated financial statements.

F-28

Mobiquity Technologies, Inc.

Consolidated Statements of Operations

	Year Ended
	December 31,
	2022	2021 (As Restated)

Revenues	$4,167,272	$2,672,615

Cost of revenues	2,295,404	1,954,383

Gross profit	1,871,868	718,232

General and administrative expenses	9,213,632	13,607,759

Loss from operations	(7,341,764)	(12,889,527)

Other income (expense)
Interest expense	(152,393)	(1,417,268)
Loss on extinguishment of debt - related party	(855,296)	–
Impairment of intangible asset	–	(3,600,000)
Inducement expense	(101,000)	–
Interest income	2,303	–
Amortization of debt discount	–	(692,430)
Loss on disposal of fixed assets	(3,673)	–
Gain on settlement of liability	389,495	–
Gain on forgiveness of debt	–	265,842
Total other income - net	(720,564)	(5,443,856)

Net loss	$(8,062,328)	$(18,333,383)

Loss per share - basic and diluted	$(0.99)	$(5.47)

Weighted average number of shares outstanding - basic and diluted	8,143,126	3,351,335

See Notes to consolidated financial statements.

F-29

Mobiquity Technologies, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

(As Restated)

	Series AAA Preferred Stock		Series C Preferred Stock		Series E Preferred Stock		Common Stock		Paid-in	Treasury Shares		Accumulated	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	(As Restated)
Balance at December 31, 2021 (As Restated)	31,413	$3	–	$–	61,688	$6	6,460,751	$650	$206,712,907	37,500	$(1,350,000)	$(202,444,894)	$2,918,672
Stock issued for services	–	–	–	–	–	–	50,000	5	84,495	–	–	–	84,500
Stock issued for cash	–	–	–	–	–	–	922,448	87	1,187,413	–	–	–	1,187,500
Stock based compensation	–	–	–	–	–	–	–	–	83,605	–	–	–	83,605
Stock issued for conversion of long-term debt	–	–	–	–	–	–	1,878,440	189	3,777,032	–	–	–	3,777,221
Net loss	–	–	–	–	–	–	–	–	–	–	–	(8,062,328)	(8,062,328)
Balance at December 31, 2022	31,413	$3	–	$–	61,688	$6	9,311,639	$931	211,845,452	37,500	$(1,350,000)	$(210,507,222)	$(10,830)

	Series AAA Preferred Stock		Series C Preferred Stock		Series E Preferred Stock		Common Stock		Paid-in	Treasury Shares		Accumulated	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	(As Restated)
Balance at December 31, 2020 (As Restated)	56,413	$6	1,500	$–	61,688	$6	2,803,685	$282	$188,347,902	37,500	$(1,350,000)	$(184,111,511)	$2,886,685
Stock issued for services	–	–	–	–	–	–	265,000	27	1,158,001	–	–	–	1,158,028
Stock issued for cash and warrants - net of offering costs of $974,000 (as restated)	–	–	–	–	–	–	2,631,764	263	10,203,934	–	–	–	10,204,197
Stock based compensation (as restated)	–	–	–	–	–	–	–	–	4,635,224	–	–	–	4,635,224
Conversion of convertible debt to common stock	–	–	–	–	–	–	236,768	24	1,347,132	–	–	–	1,347,156
Stock issued with debt recorded as debt discount	–	–	–	–	–	–	92,900	10	700,567	–	–	–	700,577
Warrants issued for interest expense (as restated)	–	–	–	–	–	–	–	–	320,188	–	–	–	320,188
Exercise of warrants for common stock (as restated)	–	–	–	–	–	–	49,384	5	(5)	–	–	–	–
Conversion of Series AAA preferred stock	(25,000)	(3)	–	–	–	–	6,250	1	2	–	–	–	–
Conversion of Series C preferred stock	–	–	(1,500)	–	–	–	375,000	38	(38)	–	–	–	–
Net loss (as restated)	–	–	–	–	–	–	–	–	–	–	–	(18,333,383)	(18,333,383)
Balance at December 31, 2021 (As Restated)	31,413	$3	–	$–	61,688	$6	6,460,751	$650	$206,712,907	37,500	$(1,350,000)	$(202,444,894)	$2,918,672

See Notes to consolidated financial statements.

F-30

Mobiquity Technologies, Inc.

Consolidated Statements of Cash Flows

(As Restated)

	Year Ended
	December 31,
	2022	2021 (As Restated)

Cash Flows from Operating Activities:
Net loss	$(8,062,328)	$(18,333,383)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,228	7,565
Amortization of intangibles	600,735	800,735
Loss on disposal of fixed assets	3,674	–
Amortization of debt discount	–	780,079
Recognition of share based compensation	83,605	4,635,224
Loss on debt extinguishment - related party	855,296	–
Gain on settlement of liability	(389,495)	–
Stock issued for services	84,500	1,158,026
Warrants issued for interest expense	–	320,188
Impairment of intangibles asset	–	3,600,000
Gain on forgiveness of PPP loan	–	(265,842)
Inducement expense	101,000	–
Increase in allowance for bad debt	270,254	434,390
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	(223,079)	876,217
Prepaid expenses and other assets	(47,500)	43,788
Increase (decrease) in accounts payable and accrued expenses	333,129	(774,311)
Increase in contract liabilities	193,598	–
Net cash used in operating activities	(6,187,383)	(6,717,324)

Cash Flows from Investing Activities
Purchases of property and equipment	(8,004)	(6,472)
Net cash used in investing activities	(8,004)	(6,472)

Cash Flows from Financing Activities
Proceeds from the issuance of notes payable - net	–	4,143,000
Common stock issued for cash	1,187,500	–
Repayment on notes payable	(156,504)	(2,840,337)
Proceeds from stock and warrants issued for cash - net of offering costs	–	10,204,196
Net cash provided by financing activities	1,030,996	11,506,859

Net (decrease) increase in cash	(5,164,391)	4,783,063

Cash - beginning of year	5,385,245	602,182

Cash - end of year	$220,854	$5,385,245

Supplemental disclosure of cash flow Information
Cash paid for interest	$145,052	$424,616
Cash paid for taxes	$2,420	$2,065

Supplemental disclosure of non-cash investing and financing activities:
Stock issued for conversion of long-term debt and accrued interest	$2,820,925	$1,347,156
Cashless exercise of warrants for common stock	$–	$5

See Notes to consolidated financial statements.

F-31

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Mobiquity Technologies, Inc. (“Mobiquity,” “we,” “our” or “the Company”), and its operating subsidiaries, is a next generation location data intelligence company. The Company provides precise unique, at-scale location data and insights on consumer’s real-world behavior and trends for use in marketing and research. We provide one of the most accurate and scaled solutions for mobile data collection and analysis, utilizing multiple geo-location technologies. The Company is seeking to implement several new revenue streams from its data collection and analysis, including, but not limited to, Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research. We also are a developer of advertising and marketing technology focused on the creation, automation, and maintenance of an advertising technology operating system (or ATOS). The ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages and runs digital advertising campaigns.

Mobiquity Technologies, Inc. was incorporated in the State of New York and has the following subsidiaries:

Company Name	State of Incorporation
Mobiquity Networks, Inc.	New York
Advangelists, LLC	Delaware

Mobiquity Networks, Inc.

Mobiquity Networks, Inc. is a wholly owned subsidiary of Mobiquity Technologies, Inc., commencing operations in January 2011. Mobiquity Networks started and developed as a mobile advertising technology company focused on driving foot-traffic throughout its indoor network and has evolved and grown into a next generation data intelligence company. Mobiquity Networks, Inc. operates our data intelligence platform business.

Advangelists, LLC

Advangelists LLC is a wholly owned subsidiary of Mobiquity Technologies, Inc., acquired through a merger transaction in December 2018, and operates our ATOS platform business.

Liquidity, Going Concern and Management’s Plans

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying consolidated financial statements, for the year ended December 31, 2022, the Company had:

•	Net loss of $8,062,328 and
•	Net cash used in operations was $6,187,383

F-32

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Additionally, at December 31, 2022, the Company had:

•	Accumulated deficit of $210,507,222
•	Stockholders’ deficit of $10,830, and
•	Working capital deficit of $1,875,416

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company has cash on hand of $220,854 at December 31, 2022.

The Company has incurred significant losses since its inception in 1998 and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. There can be no assurance that profitable operations will ever be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the year ended December 31, 2022, and our current capital structure including equity-based instruments and our obligations and debts.

Without sufficient revenues from operations, if the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations. In addition to the gross proceeds of $1,437,500 received in conjunction with the Securities Purchase Agreement with Walleye Opportunities master Fund Ltd. in January 2023, and the $2,950,000 in total net proceeds expected to be received in conjunction with the February 2023 Offering (see Note 10), the Company may explore obtaining additional capital financing, and the Company is closely monitoring its cash balances, cash needs, and expense levels.

These factors create substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these consolidated financial statements are issued, as the Company will need additional capital to meet its financial obligations. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Execution of business plan focused on technology development and improvement,
•	Seek out equity and/or debt financing to obtain the capital required to meet the Company’s financial obligations, in addition to the gross proceeds of $1,437,500 received in January 2023 noted above. There is no assurance, however, that lenders and investors will continue to advance capital to the Company or that the new business operations will be profitable.
•	Continuing to explore and execute prospective partnering, distribution and acquisition opportunities,
•	Identifying unique market opportunities that represent potential positive short-term cash flow.

Coronavirus (“COVID-19”) Pandemic

During the year ended December 31, 2022, the Company’s financial results and operations were adversely impacted by the COVID-19 pandemic. The Company is a data location company with a specialty to drive traffic to retail stores. In the prior two (2) years, the Company suffered from the effects of the pandemic due to lack of traffic to retail stores related to mandated stay-at-home restrictions and the Company drastically curtailed its operations. The extent to which the Company’s future financial results could be impacted by the COVID-19 pandemic depends on future developments that are highly uncertain and cannot be predicted at this time. The pandemic also had an effect on the Company’s ability attain new customers or retain existing customers, and to collect on its outstanding accounts receivable, resulting in an increase of its allowance for doubtful accounts in fiscal 2022 of approximately $324,000. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities.

These estimates may change, as new events occur, and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions.

F-33

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as a single reporting segment.

Customers in the United States accounted for 100% of our revenues. We do not have any property or equipment outside of the United States.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including stock-based compensation and deferred tax asset valuation allowance, and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and changes in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks and the potential of overall business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and net earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s service offerings. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

F-34

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Fair Value of Financial Instruments

The Company accounts for financial instruments at fair value, which as is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect certain market assumptions. There are three levels of inputs that may be used to measure fair value:

•	Level 1—Valuation based on quoted market prices in active markets for identical assets or liabilities in active markets;

•	Level 2—Valuation based on quoted prices in active markets for similar assets and liabilities; and

•	Level 3—Valuation based on unobservable inputs that are supported by little or no market activity, which require management’s best estimate of what market participants would use as fair value.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include accounts receivable, accounts payable and accrued expenses, and contract liabilities. At December 31, 2022 and December 31, 2021, the carrying amounts of these financial instruments approximated their fair values due to the short-term nature of these instruments. The fair value of the Company’s long-term debt approximates its carrying value based on current financing rates available to the Company.

The Company does not have any other financial or non-financial assets or liabilities that would be characterized as Level 1, Level 2, or Level 3 instruments.

Cash and Cash Equivalents and Concentrations of Risk

For purposes of presentation in the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At December 31, 2022 and December 31, 2021, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. At December 31, 2022 and December 31, 2021, the Company did not experience any losses on cash balances in excess of FDIC insured limits. Any loss incurred or a lack of access to funds could have a significant impact on the Company’s consolidated financial condition, results of operations, and cash flows.

For fiscal 2022 and 2021, sales of our products to one and two customers generated approximately 39% and 31% of our revenues, respectively. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice. The loss of one of these customers could have a material adverse effect on our results of operations and financial condition.

F-35

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Accounts Receivable

Accounts receivable represent customer obligations under normal trade terms and are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral. Three and six of our customers combined accounted for approximately 82% and 55% of outstanding accounts receivable at December 31, 2022 and 2021, respectively.

The Company had net accounts receivable of $340,935, $388,112, and $1,698,719 at December 31, 2022, 2021 and 2020, respectively.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for doubtful accounts. The Company provides its allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

The allowance for doubtful accounts was approximately $1,091,000 and $821,000 at December 31, 2022 and 2021, respectively. This allowance relates to receivables generated in previous years for which collection is uncertain, based in part, as a result of many customers being adversely impacted by COVID-19.

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets and compares this to the carrying amounts of the assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

During the year ended December 31, 2021, the Company identified potential impairment triggering events related to the reduction in its projected revenue from adverse economic conditions caused by the COVID-19 pandemic and uncertainty for recovery given the volatility of the capital markets. The Company performed an impairment assessment of its ATOS Platform intangible asset in December 2021 and determined that the carrying value of the asset exceeded its fair value by an estimate of $3,600,000. The charge was recognized in the fourth quarter of 2021, which resulted in the asset being written down to a net book value of zero.

F-36

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in current results of operations.

Goodwill

The Company’s goodwill represents the excess of the consideration transferred for the acquisition of Advangelists, LLC in December 2018 over the fair value of the underlying identifiable net assets acquired. Goodwill is not amortized but instead, it is tested for impairment at least annually. In the event that management determines that the value of goodwill has become impaired, the Company will record a charge in an amount equal to the excess of the reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit during the fiscal quarter in which the determination is made.

The Company performs its annual impairment tests of goodwill as of December 31st of each year, or more frequently, if certain indicators are present. Goodwill is required to be tested for impairment at the reporting unit level. A reporting unit is an operating segment or one level below the operating segment level, which is referred to as a component. Management identifies its reporting units by assessing whether components (i) have discrete financial information available, (ii) engage in business activities, and (iii) whether a segment manager regularly reviews the component’s operating results. Net assets and goodwill of acquired businesses are allocated to the reporting unit associated with the acquired business based on the anticipated organizational structure of the combined entities. If two or more components are deemed economically similar, those components are aggregated into one reporting unit when performing the annual goodwill impairment review. The Company has one reporting unit as of December 31, 2022, and 2021. No impairment of goodwill was recognized by the Company for fiscal 2022 or 2021.

Intangible Assets

In December 2018, the Company acquired the majority of its intangible assets through its acquisition of Advangelists LLC, which included customer relationships and the ATOS platform technology. The Company amortizes its identifiable definite-lived intangible assets over an estimated period of 5 years. See Note 3 for further details.

Derivative Financial Instruments

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (ASC 480), Distinguishing Liabilities from Equity and FASB ASC Topic No. 815, (ASC 815) Derivatives and Hedging.

Terms of financial instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required to be accounted for separately from the host contract under ASC 815 and recorded on the balance sheet at fair value. Derivative liabilities are remeasured to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations. The Company generally incorporates a binomial model to determine fair value. Upon conversion of a debt instrument where an embedded conversion option has been bifurcated and accounted for separately as a derivative liability, the Company records the resulting shares issued at fair value, derecognizes all related debt principal, derivative liability, and debt discount, and recognizes a net gain or loss on debt extinguishment. Equity instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. As of December 31, 2022 and 2021, the Company had no derivative liabilities.

F-37

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Debt Issuance Costs

Debt issuance costs paid to lenders, or third parties are amortized to interest expense in the consolidated statements of operations, over the term of the underlying debt instrument, using the effective interest method, with the unamortized portion reported net with related principal outstanding on the consolidated balance sheet. There were no unamortized debt issuance costs remaining at December 31, 2022 and 2021.

Revenue Recognition

The Company’s revenues are generated from internet advertising, the Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (ASC 606). In accordance with ASC 606, revenue is recognized when promised services are transferred to a customer. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

Identify the contract with a customer.

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services (performance obligations), the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation. Currently, the Company does not have any contracts that contain multiple performance obligations.

Determine the transaction price.

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of December 31, 2022 and 2021 contained a significant financing component.

F-38

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Allocate the transaction price to performance obligations in the contract.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation.

Recognize revenue when or as the Company satisfies a performance obligation.

The Company satisfies performance obligations at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised service to a customer. Under both managed services arrangements or self-service arrangements, the Company’s promised services under the contracts include identification, bidding and purchasing of advertisement opportunities. The Company also generally has discretion in establishing the pricing of the ads. Since the Company is controlling the promise to deliver the contracted services, the Company is considered the principal in all arrangements for revenue recognition purposes.

Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 90 days.

Contract Liabilities

Contract liabilities represent deposits made by customers before the satisfaction of performance obligation and recognition of revenue. Upon completion of the performance obligation(s) that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized. As of December 31, 2022, there were $193,598 in contract liabilities outstanding that we expect to recognize as revenue in our next fiscal year. There were no upfront payments received as of December 31, 2021.

Revenues

All revenues recognized were derived from internet advertising for the years ended December 31, 2022, and 2021.

Advertising

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expenses in the consolidated statements of operations.

The Company did not incur advertising costs during the year ended December 31, 2022, and recognized $1,454 in such costs during the year ended December 31, 2021.

F-39

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Stock-Based Compensation

The Company accounts for our stock-based compensation, including stock options and common stock warrants, under ASC 718 Compensation – Stock Compensation, using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the requisite service period for employee awards, which is usually the vesting period, and when the goods are obtained or services are received, for nonemployee awards. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also applies to transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

In connection with certain financing, consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards.

The fair value of stock-based compensation is generally determined using the Black-Scholes valuation model as of the date of the grant or the date at which the performance of the services is completed (measurement date).

When determining fair value of stock-based compensation, the Company considers the following assumptions in the Black-Scholes model:

•	Exercise price,
•	Expected dividends,
•	Expected volatility,
•	Risk-free interest rate; and
•	Expected life of option

F-40

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, Income Taxes (ASC 740). Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that all or some portion of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as gain or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2022 and 2021, the Company did not identify any uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements.

The Company recognizes interest and penalties, if any, related to recognized uncertain income tax positions, in other expense. No interest and penalties related to uncertain income tax positions were recorded for the years ended December 31, 2022 and 2021. Open tax years subject to examination by the Internal Revenue Service generally remain open for three years from the filing date. Tax years subject to examination by the state jurisdictions generally remain open for up to four years from the filing date.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Reclassification

For financial statement presentation purposes, the Company reclassified amounts among certain stockholders’ equity accounts to reflect shares of outstanding Series AAA, Series C, and Series E preferred stock at their par value, with the offsetting amounts presented as additional paid-in capital. Previously, the preferred stock accounts included par value of the preferred stock shares outstanding plus additional paid-in capital associated with the outstanding stock. Amounts reclassified were $493,869, $15,000, and $4,935,040 for the Series AAA, Series C, and Series E preferred stock, respectively, and the effects of such reclassifications are reflected as of December 31, 2020 on the accompanying consolidated financial statements, where applicable. There was no net effect on total stockholders’ equity or net loss for any period as a result of these reclassifications.

F-41

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Recent Issued Accounting Pronouncements

We consider the applicability and impact of all new accounting pronouncements on our consolidated financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the Financial Accounting Standards Board (FASB) through the date these consolidated financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective, that when adopted, will have a material impact on the consolidated financial statements of the Company.

Financial Instrument – Credit Losses: In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13). ASU 2016-13 replaces the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires the use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. In May 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting ASU 2016-13. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt ASU No. 2019-05 in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the expected impact of adopting ASU 2016-13 on its consolidated financial statements and disclosures.

Accounting for Contract Assets and Contract Liabilities from Contracts with Customers: In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (ASU 2021-08). Under ASU 2021-08, an acquirer in a business combination must apply ASC 606 principles when recognizing and measuring acquired contract assets and contract liabilities. The provisions of ASU 2021-08 are applicable for the Company for fiscal years and interim periods beginning after December 15, 2022. The Company is currently evaluating the impact of ASU 2021-08 on its consolidated financial statements and related disclosures.

Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions: On September 30, 2022, the FASB issued ASU 2022-03 (ASU 2022-03), which clarifies the guidance in Topic 820 on the fair value measurement of an equity security that is subject to contractual restrictions that prohibit the sale of an equity security. The ASU also requires specific disclosures related to such an equity security, including (1) the fair value of such equity securities reflected in the balance sheet, (2) the nature and remaining duration of the corresponding restrictions, and (3) any circumstances that could cause a lapse in the restrictions. ASU 2022-03 clarifies that a “contractual restriction prohibiting the sale of an equity security is a characteristic of the reporting entity holding the equity security” and is not included in the equity security’s unit of account. Accordingly, an entity should not consider the contractual sale restriction when measuring the equity security’s fair value (i.e., the entity should not apply a discount related to the contractual sale restriction, as stated in ASC 820-10-35-36B as amended by the ASU). The ASU also prohibits an entity from recognizing a contractual sale restriction as a separate unit of account. For public business entities, ASU 2022-03 is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of ASU 2022-03 on its consolidated financial statements and related disclosures.

Recently Adopted Accounting Pronouncement

Accounting for Convertible Instruments: In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from U.S. GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year.

We adopted this pronouncement on January 1, 2022; however, the adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

F-42

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 3: INTANGIBLE ASSETS

Definite-Lived Intangible Assets

The ATOS platform technology was acquired through the Company’s acquisition of Advangelists, LLC in 2018 and 2019 and is described as follows:

•	The platform creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of ad time slots (known as digital real estate) targeted at users while engaged on their connected TV, computer, or mobile device, and

•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by the using ads in both image and video formats (known as rich media) to increase their customer base and foot traffic to their physical locations.

The other definite-lived intangible asset is a customer relationship asset also acquired through the Advangelists, LLC acquisition. Customer relationship intangible assets are being amortized over their estimated useful lives of five years. The Company periodically evaluates the reasonableness of the useful lives of these assets. These assets are also reviewed for impairment or obsolescence when events or circumstances indicate that the carrying amount may not be recoverable. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

	Useful Lives	December 31, 2022	December 31, 2021

Customer relationships	5 years	$3,003,676	$3,003,676
Less accumulated amortization		(2,357,392)	(1,756,657)
Net carrying value		$646,284	$1,247,019

The ATOS platform was determined to be fully impaired as of December 31, 2021. During the years ended December 31, 2022 and 2021, the Company recognized $600,735 and $800,735 of amortization expense, respectively, related to intangible assets, which is included in general and administrative expenses on the consolidated statements of operations.

Future amortization of definite-lived intangible assets, for years ending December 31, is as follows:

2023	$569,796
2024	76,488
Total	$646,284

F-43

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 4 – DEBT

Following is a summary of debt outstanding at December 31:

	December 31, 2022	December 31, 2021
Convertible Notes Payable - Related Party (a)	$–	$2,562,500
Convertible Notes Payable (b)	–	250,000
Small Business Administration (c)	150,000	150,000
Notes Payable – Accounts Receivable Factoring (d)	–	156,504
Total Debt	150,000	3,119,004
Current portion of debt	–	656,504
Long-term portion of debt	$150,000	$2,462,500

(a)	From September through March 2021, the Company issued to Dr. Gene Salkind, a director of the Company, along with an affiliate of Dr. Salkind, a total of $2,562,500 in 15% Senior Secured Convertible Promissory Notes (the Salkind Notes). The Salkind Notes had the following terms, as amended:

•	The Salkind Notes were convertible at any time at a conversion rate of $32.00 (subsequently amended in April 2021 to $4.00).

•	The Company could require the Salkind Notes to be converted at any time that the trailing thirty (30) day volume weighted average price per share (as more particularly described in the Salkind Notes) of the Company’s common stock is above $4.00 per share (as amended).

•	Upon conversion of the Salkind Notes, the Company was to issue warrants for the purchase of common stock of the Company. The number of common shares granted under the warrants was equivalent to 50% of the total shares issued under the principal converted. The warrants are immediately exercisable at a price of $4.00 (as amended) per share through September 2029.

•	The Salkind Notes were secured by assets of the Company and its subsidiaries.

F-44

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

The Salkind Notes contained customary events of default, which, if uncured, entitle the holders to accelerate payment of the principal and all accrued and unpaid interest under the promissory notes.

During 2021, the Company made $137,500 in cash payments on the total principal outstanding at the time of $2,700,000.

During fiscal 2022, the holders converted the remaining $2,562,500 of outstanding debt through two separate conversion transactions at mutually and Board approved reduced conversion prices of $1.50 and $1.25 per share, respectively, which also resulted in additional warrants being issued related to the 50% warrant coverage and based on the total shares issued. In connection with these conversions, a total of 1,776,333 restricted common shares were issued and warrants to purchase 888,166 restricted common shares at an exercise price of $4.00 per share exercisable through September 2029 were granted. The Company determined that these conversions resulted in debt extinguishment accounting under Accounting Standards Codification 470-50, Debt Modifications and Extinguishments. As a result, the Company recorded a total loss on debt extinguishment for fiscal 2022 of $855,296, which represented the excess of the debt reacquisition price over its carrying value at the time of the conversions. Accrued and unpaid interest on the Salkind Notes of $235,563 remains outstanding at December 31, 2022 and is included in accounts payable and accrued expenses on the accompanying consolidated balance sheet which can be converted at the amended conversion rate of $4.00.

(b)

During 2021, the Company issued multiple unsecured Convertible Promissory Notes for total debt proceeds of $250,000 to several private investors who are otherwise unaffiliated shareholders of the Company (Convertible Notes).

A total of $150,000 of non-interest bearing Convertible Notes were issued to a single debt holder with an initial conversion price of $6.00 per share, along with a total origination fee consisting of 7,500 shares of restricted common stock. During the year ended December 31, 2022, the debt holder converted the $150,000 of debt principal at a reduced conversion rate of $2.00 per share under an induced conversion arrangement that included an explicit time limit for conversion. The conversion resulted in the issuance of 75,000 shares of common stock and recognition of $101,000 in inducement expense on the accompanying consolidated statement of operations for the year ended December 31, 2022.

A total of $100,000 in 10% Convertible Notes were issued to three individuals with a maturity date of July 1, 2022. The 10% Convertible Notes contained an automatic conversion feature, effectively converting all outstanding and unpaid principal on the maturity date at a conversion rate of $4.00 per share. On July 1, 2022, $100,000 of convertible note principal, and accrued interest of $8,425, were converted into 27,107 common shares at the $4.00 conversion rate. Upon conversion, the $108,425 of principal and accrued interest was reclassified to stockholders’ equity.

(c)	In June 2020, the Company received an Economic Injury Disaster Loan of $150,000 from the Small Business Administration (SBA) which carries a thirty-year term, and interest at 3.7% per annum, with a maturity date in July of 2050. The loan is to be repaid in monthly installments, including principal and interest, of $731, beginning twelve months from the date of the loan. Total accrued and unpaid interest on the debt was $13,594 at December 31, 2022 and is included in accounts payable and accrued expenses on the accompanying consolidated balance sheet. The total principal outstanding has been presented as long-term liabilities as payments required to be made in 2023 will be applied to accrued interest.

(d)	In July 2021, Business Capital Providers, Inc. purchased certain future receivables from the Company at a discount under agreements dated July of 2021. All loans have been repaid in full as of December 31, 2022.

F-45

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Gain on Forgiveness of Debt – PPP Loan

In May of 2020, the Company applied and received Small Business Administration (SBA) Cares Act loans due to the COVID-19 Pandemic. Each loan carried a five-year term and bore interest at 1.00% per annum (PPP Loan). The window to use the funds for the SBA specific purposes was a twenty-four-week period. If the funds were used for the allotted expenses the PPP Loans are to be forgiven in full. During the second quarter of 2021, the Company applied for and received forgiveness on the PPP Loan of $265,842, which was recognized as gain on forgiveness of debt on the accompanying consolidated statement of operations for the year ended December 31, 2021.

NOTE 5: INCOME TAXES

The Company has federal net operating loss carryforwards (“NOL’s) of $58,838,282 and $45,775,954 at December 31, 2022 and 2021, respectively, which may be available to reduce future taxable income indefinitely.

The tax effects of temporary differences which give rise to deferred tax assets are summarized as follows:

	December 31,
	2022	2021
Deferred tax assets
Net operating losses	$13,433,000	$11,421,000
Accounts receivable	286,000	205,000
Valuation allowance	(13,585,000)	(10,540,000)
Net deferred tax assets	134,000	1,086,000

Deferred tax liabilities
Property and equipment	(134,000)	(1,086,000)
Net deferred tax assets	$–	$–

The change in the Company’s valuation allowance was an increase of $3,045,000 and a decrease of $881,000 for the years ended December 31, 2022 and 2021, respectively, primarily related to the increase in net operating losses.

F-46

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

A reconciliation of the federal statutory rate to the Company’s effective tax rate is as follows:

	Year Ended December 31,
	2022		2021
Federal income tax at statutory rates	(21.00%	)	(21.00%	)
Change in deferred tax asset valuation allowance	25.00%		4.00%
Other	(4.00%	)	17.00%
Income taxes at effective rates	0.00%		0.00%

NOTE 6: STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 105,000,000 shares, comprised of 100,000,000 shares of common stock, par value $0.0001, and 5,000,000 shares of preferred stock, $0.0001 par value.

Of the 5,000,000 shares of preferred stock authorized, the Board of Directors has designated the following:

•	1,500,000 shares as Series AA Preferred Stock, none outstanding
•	1,250,000 shares as Series AAA Preferred Stock, 31,413 shares outstanding
•	1,250 shares as Series AAAA Preferred Stock, all previously outstanding shares of which have been redeemed or converted
•	1,500 shares as Series C Preferred Stock, none outstanding
•	2 shares as Series B Preferred Stock, all previously outstanding shares of which have been redeemed or converted
•	70,000 shares as Series E Preferred Stock, 61,688 shares outstanding

Rights Under Preferred Stock

The Company’s classes of preferred stock include the following provisions:

Optional Conversion Rights

•	Series AA preferred stock – one share convertible into 50 shares of common stock
•	Series AAA preferred stock – one share convertible into 100 shares of common stock
•	Series C preferred stock – one share convertible into 100,000 shares of commons stock
•	Series E preferred stock – one share at a rate of Stated Value, as defined, divided by $0.08, convertible commencing January 31, 2020

Redemption Rights

Series E preferred stock is redeemable at any time upon 30 days written notice by the Company and the holders, at a rate of 100% of the Stated Value, as defined.

Warrant Coverage

Series C preferred stock carries 100% warrant coverage upon preferred stock conversion, warrants exercisable through September 20, 2023 at an exercise price of $0.12.

No further voting, dividend or liquidation preference rights exist as of December 31, 2022 on any class of preferred stock.

F-47

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Shares Issued for Services

Prior to 2021, the Company entered into a consulting agreement with Sterling Asset Management (Sterling) to provide business advisory services. Compensation paid to Sterling under the agreement was in the form of common stock. For the year ended December 31, 2021, the Company issued 7,500 shares of common stock to Sterling under this agreement. On May 28, 2021, the Company entered into a new contract with Sterling to provide assistance and recommendations to help build strategic partnerships and to provide the Company with advice regarding revenue opportunities, mergers and acquisitions. Under the new six-month contract, Sterling received 2,500 restricted common shares each month of the agreement (a total of 15,000 shares) and $75,000 in cash payments. The total fair value of the 22,500 shares of common stock compensation issued to Sterling for the year ended December 31, 2021 was $177,675.

On December 13, 2021, the Company entered into a consulting agreement with 622 Capital LLC to provide business advisory services over a term of six months. The consultant received 100,000 shares of restricted common stock upon execution of the agreement, which were fair valued at $321,000.

In December 2021, the Company entered into a consulting agreement with Alchemy Advisory LLC to provide business advisory services over a term of six months. The consultant received 100,000 shares of restricted common stock upon execution of the agreement, which were fair valued at $321,000.

On December 29, 2021, the Company entered into a consulting agreement with Pastel Holdings Inc. to provide business advisory services over a term of eighteen months commencing January 1, 2022. The Company is required to pay a $5,000 per month consulting fee during the term of the agreement and to issue five-year warrants for the purchase of 15,000 common shares at an exercise price of $4.565 per share. The total fair value of the warrants issued during the year ended December 31, 2022 was approximately $16,000.

In March 2022, the Company entered into a consulting agreement with John Columbia, Inc. to provide business advisory services. As compensation under the agreement, the Company issued 50,000 shares of common stock, fair valued at $1.69 per share, for a total of $84,500 in exchange for services rendered, as well as monthly payments of $20,000 over the term of the agreement, recognized as general and administrative services on the accompanying consolidated statement of operations for the year ended December 31, 2022.

Common Stock Issued for Cash

During 2021, the Company issued a total of 149,836 shares of its common stock under various subscription agreements with individual private accredited investors for a per share purchase price of $6.00 and cash proceeds totaling $898,990. The agreements had similar terms and were for the purchase of shares of common stock for cash.

On October 19, 2021, the Company filed a Form S-1 Registration Statement (File no. 333-260364) with the Securities and Exchange Commission to raise over $10 million dollars in an underwritten public offering. The next day the Company filed an application to list our common stock on the NASDAQ Capital Market under the symbol “MOBQ.” This offering was completed on December 13, 2021, and the Company retired the loans of Talos Victory Fund, LLC and Blue Lake Partners LLC out of the gross proceeds it received of approximately $10.3 million. All warrants issued to Talos and Blue Lake were converted on a cashless exercise basis into 24,692 common shares and 24,692 common shares, respectively. The Company issued a total of 2,481,928 common shares for total gross proceeds of $6,968,168, and 2,807,937 warrants (2021 Warrants) in connection with the public offering with the warrants exercisable at $4.98 per share. The Company also issued 5-year warrants to purchase 74,458 common shares to the underwriters exercisable at $5.1875 per share.

During the year ended December 31, 2022, the Company issued 922,448 shares of common stock at $1.25 per share for total cash proceeds of $1,187,500 under thirteen individual stock subscription agreements.

F-48

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Common Stock Issued Upon Conversion of Debt

During 2021, sixteen of the holders of the Convertible Notes converted $1,810,507 of outstanding principal and accrued interest into a total of 223,665 shares of common stock at conversion prices ranging from $4.81 to $7.25 per share.

During the fourth quarter of 2021, Business Capital Providers assigned one of its Merchant Agreements and related debt described above to non-affiliated third parties, which subsequently converted $89,100 in outstanding indebtedness into 13,103 common shares pursuant to their terms.

During 2022, as discussed in Note 4, a total of $2,562,500 of related party Convertible Notes principal outstanding was converted into a total of 1,776,333 shares of common stock at conversion prices of $1.25 and $1.50 per share under two individual conversions. The conversions resulted in the Company recognizing $855,296 in loss on debt extinguishment and additional paid-in capital as a result of 567,854 additional common stock warrants issued by the Company upon conversion of the debt and the reduction of the conversion price.

During 2022, as discussed in Note 4, the remaining $250,000 in outstanding principal under the Convertible Notes was converted into 102,107 shares of common stock at conversion prices of $2.00 and $4.00 per share under four individual conversions. Conversion of $150,000 in such principal was considered an inducement transaction under U.S. GAAP resulting in the recording of additional $101,000 in inducement expense and additional paid-in capital. The balance of $100,000 in debt principal, plus $8,425 in accrued interest, was converted during 2022 into 27,107 shares of common stock at the conversion rate of $4.00 per share. Therefore, the $108,425 of principal and accrued interest was reclassified to stockholders’ equity upon conversion.

Common Stock Issued in Conjunction with Debt Issuance

During 2021, the Company issued several convertible debt promissory notes under subscription agreements with accredited investors. The agreements called for the issuance of shares of restricted common stock to the debt holders upon issuance of the debt in exchange for a reduced debt financing rate. The total shares issued under the convertible debt promissory notes was 92,900. The fair value of the shares ranged from $6.00 to $9.38 per share for a total of $700,581.

Common Stock Issued Upon Exercise of Warrants

During 2021, two warrant holders exercised warrants under a cashless exercise provision, resulting in the issuance 49,384 shares of common stock. No warrants were exercised during 2022.

Conversion of Preferred Stock

During 2021, a shareholder of our Series AAA Preferred Stock converted 25,000 shares, valued at $375,000, to 6,250 shares of our common stock.

During 2021, the single holder of our Series C Preferred Stock converted 1,500 shares, valued at $15,000, to 375,000 shares of our common stock. Pursuant to the Series C Preferred Stock conversion terms, the shareholder was granted 375,000 warrants upon conversion at an exercise price of $48.00 with an expiration date of September 2023.

F-49

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 7 – STOCK OPTION PLANS AND WARRANTS

Stock Options

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the “2005 Plan”) for the granting of up to 5,000 non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 10,000 shares. During Fiscal 2009, the Company established a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company covering 10,000 shares. This plan was adopted by the Board of Directors and approved by stockholders in October 2009 (the “2009 Plan”). In September 2013, the Company’s stockholders approved an increase in the number of shares covered by the 2009 Plan to 25,000 shares. In the first quarter of 2016, the Board approved, and stockholders ratified a 2016 Employee Benefit and Consulting Services Compensation Plan covering 25,000 shares (the “2016 Plan”) and approved moving all options which exceeded the 2009 Plan limits to the 2016 Plan. In December 2018, the Board of Directors adopted and in February 2019 the stockholders ratified the 2018 Employee Benefit and Consulting Services Compensation Plan covering 75,000 shares (the “2018 Plan”). On April 2, 2019, the Board approved the “2019 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 150,000 shares. The 2019 Plan required stockholder approval by April 2, 2020, to be able to grant incentive stock options under the 2019 Plan. On October 13, 2021, the Board approved the “2021 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 1,100,000 post-split shares. The 2021 Plan required stockholder approval by October 13, 2022, to be able to grant incentive stock options under the 2021 Plan. The 2005 Plan, 2009 Plan, 2016 Plan, 2018 Plan, 2019 Plan and 2021 Plan are collectively referred to as the “Plans.”

In December of 2021, the Company granted a total of 810,000 option awards to employees or directors of the Company from the 2021 Plan. The options are immediately exercisable at an exercise price of $4.57 per share for a period of ten years expiring in December 2031.

In March of 2022, Anne S. Provost was elected to the board of directors and was granted 25,000 options from the Company’s 2021 Plan with immediate vesting, at an exercise price of $4.57, and expiration of December 2031.

In April of 2022, Dean Julia was granted 12,500 options from the Company’s 2021 Plan with immediate vesting, at an exercise price of $1.55, and expiration of April 2031.

All stock options under the Plans are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options vest over varying periods and generally expire either 5 or 10 years from the grant date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants, the Company will take into consideration payments subject to the provisions of ASC 718 “Stock Compensation”. Previously, such assumptions were determined based on historical data. The weighted average assumptions incorporated into calculating the fair values of options granted during fiscal 2022 and 2021 are as follows:

	Years Ended December 31
	2022	2021
Expected volatility	194%	116%
Expected dividend yield	–	–
Risk-free interest rate	2.14%-2.55%	1.28%
Expected life (in years)	6.75	10

	Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding, January 1, 2021	302,849	$45.85	4.65	$–
Granted	835,000	19.85	2.90	–
Cancelled and expired	(1,940)	–	–	–
Outstanding, December 31, 2021	1,135,909	16.69	8.39	–

Granted	37,500	3.56	8.72	–
Cancelled and expired	(10,688)	21.77	–	–
Outstanding, December 31, 2022	1,162,721	$16.22	7.44	$–

Options exercisable, December 31, 2022	1,154,483	$16.16	7.43	$–

F-50

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

The weighted-average grant-date fair value of options granted during fiscal 2022, was $1.09.

The aggregate intrinsic value of options outstanding and options exercisable at December 31, 2022 is calculated as the difference between the exercise price of the underlying options and the market price of the Company's common stock for the shares that had exercise prices, that were lower than the $0.54 closing price of the Company's common stock on December 31, 2022, of which there were none.

The Company’s results for fiscal 2022 and 2021 include employee share-based compensation expense totaling $67,541 and $4,635,224 respectively. Such amounts have been included in the consolidated statements of operations within general and administrative expenses.

As of December 31, 2022, the unamortized compensation cost related to unvested stock option awards is $13,542, expected to be recognized in fiscal year 2023.

Warrants

On December 29, 2021 the Company entered into a 12 month consulting agreement starting in January 2022 with Pastel Holdings Inc (“Pastel”) to provide business advisory services. Pastel will provide assistance and recommendations to help build strategic partnerships and provide the Company with advice regarding revenue opportunities, mergers and acquisitions. Pastel receives 15,000 warrants of the Company’s common stock over the first twelve months of this agreement, all of which were issued during 2022. The warrants shall have a term of five years and shall be exercisable at $4.565 per share. A $5,000 per month consulting fee will be paid, in addition to the warrants, commencing on January 1, 2022. The total fair value of the warrants issued to Pastel totaled $16,064 and was recognized as general and administrative expense on the accompanying consolidated statement of operations.

During fiscal 2022, the Company issued 888,166 warrants in connection with the conversion of secured convertible notes to a related party (see Note 4), with an exercise price of $4.00 per share, immediately exercisable through September 2029.

The weighted average assumptions made in calculating the fair value of warrants granted during the years ended December 31, 2022, and 2021 are as follows:

	Years Ended December 31,
	2022	2021
Expected volatility	163%-198%	176%
Expected dividend yield	–	–
Risk-free interest rate	1.62%-4.25%	1.14%
Expected term (in years)	3.00-5.00	5.83

F-51

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2021,	471,557	$52.529	6.31	$–
Granted	3,439,157	9.46	4.30	–
Exercised	(102,262)	–	–	–
Expired	(6,250)	–	–	–
Outstanding, December 31, 2021	3,800,202	15.19	4.68	–

Granted	903,166	4.01	8.61	–
Expired	(19,568)	22.73	–	–
Outstanding, December 31, 2022	4,683,800	$13.01	4.73	$–

NOTE 8: EARNINGS (LOSS) PER SHARE

Pursuant to ASC 260, Earnings Per Share, basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the periods presented.

Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future. In the event of a net loss, diluted loss per share is the same as basic loss per share since the effect of the potential common stock equivalents upon conversion would be anti-dilutive.

The following potentially dilutive equity securities outstanding as of December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Convertible notes payable and accrued interest	58,891	768,204
Stock options	1,162,721	1,135,909
Warrants	4,683,800	3,800,202
Total common stock equivalents	5,905,412	5,704,315

F-52

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 9: COMMITMENTS AND CONTINGENCIES

Litigation

We are not a party to any pending material legal proceedings. The following matters were settled in the past two fiscal years.

Washington Prime Group, Inc. (“WPG”), a successor in interest to Simon Property Group, L.P., commenced an action in the Marion Superior Court, County of Marion, State of Indiana against the Company in February 2020 alleging default on 36 commercial leases which the Company had entered into in 36 separate shopping mall locations across the United States for the placement of Mobiquity’s Bluetooth messaging system equipment in the shopping malls to send advertisements through to shoppers’ phones as they walked through mall common areas. WPG alleged damages from unpaid rent of $892,332. WPG sought a judgment from the court to collect the claimed unpaid rent plus attorneys’ fees and other costs of collection. The Company disputed the claim. On September 18, 2020, the parties entered into a settlement agreement with respect to this lawsuit. Under the settlement agreement, Mobiquity paid WPG $100,000 in five $20,000 monthly installments ending in January 2021 and mutual general releases were exchanged.

In December 2019, Carter, Deluca & Farrell LP, a law firm, commenced an action in the Supreme Court of New York, County of Nassau, against the Company seeking $113,654 in past due legal fees allegedly owed. The Company disputed the amount owed to that firm. On March 13, 2021, the Company entered into a settlement agreement with the law firm and paid them $60,000 to settle the lawsuit.

In July 2020, Fyber Monetization, an Israeli company in the business of digital advertising, commenced an action against the Company’s wholly owned subsidiary Advangelists LLC in the Magistrate’s Court in Tel Aviv, Israel. In its statement of claim, Fyber alleged that Advangelists owes Fyber license fees of $584,945 invoiced in June through November 3, of 2019 under a February 1, 2017, license agreement for the use of Fyber’s RTB technology and e-commerce platform which connects digital advertising media buyers and media sellers. In March 2022, this lawsuit was settled with the Company paying $120,000 to Plaintiff and recognizing a gain on settlement of liability of $389,495 on the accompanying consolidated statement of operations.

In October 2020, FunCorp Limited, a Cypriot company which owns and operates social networking websites and mobile applications, commenced an action against the Company’s wholly owned subsidiary Advangelists LLC in Superior Court, State of Washington, County of King alleging Advangelists owed FunCorp for unpaid amounts due under an insertion order for placement of Advangelists’ advertisements on FunCorp’s iFunny website totaling $42,464 plus legal fees. Advangelists disputed the claim. In September 2021 the action was settled in payment of $44,000 and the exchange of general releases, without Advangelists admitting any liability. The settlement agreement provides that the terms of the settlement agreement and FunCorp’s allegations are confidential and may not be disclosed except as required by law, court order or subpoena with certain limitations.

On January 4, 2022, Don Walker (“Trey”) Barrett III accepted the position of Chief Operations and Strategy Officer of Mobiquity Technologies, Inc. On March 23, 2022, the Company reported the termination of the Employment Agreement of Donald (Trey) Barrett III as Chief Operations and Strategy Officer. On April 12, 2022, Mr. Barrett commenced an arbitration against the Company before the American Arbitration Association alleging among other things that the Company terminated Mr. Barrett without cause in breach of the Employment Agreement. On August 12, 2022, the Company and Mr. Barrett reached a settlement in which, among other things, the Company and Mr. Barrett mutually deemed that the termination was not for-cause, the Company agreed to pay Mr. Barrett a sum which is not material to the business or financial condition of the Company, and Mr. Barrett’s non-competition restrictive covenant was canceled. The amount was paid in full settlement of the liability as of September 30, 2022, and the expense is included in general and administrative expenses on the accompanying consolidated statement of operations.

F-53

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

Nasdaq Listing Requirements

Our common stock and 2021 Warrants are listed on the NasdaqCM. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

On January 13, 2023, we received a letter from The Nasdaq Stock Market stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days. Pursuant to Nasdaq’s Listing Rules, the Company has a 180-day grace period, until July 12, 2023, during which the Company may regain compliance if the bid price of its common stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

If we do not regain compliance with the bid price requirement, we may be eligible for an additional 180-calendar day compliance period so long as we satisfy the criteria for initial listing on the NasdaqCM and the continued listing requirement for market value of publicly held shares and we provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. A reverse stock split requires the approval of our shareholders, and we cannot assure that we will receive the requisite shareholder vote to allow us to effectuate a stock split. In the event we are not eligible for the second grace period, the Nasdaq staff will provide written notice that our Common Stock is subject to delisting; however, we may request a hearing before the Nasdaq Hearings Panel, which request, if timely made, would stay any further suspension or delisting action by the Nasdaq pending the conclusion of the hearing process and expiration of any extension that may be granted by the Hearings Panel.

On January 4, 2023, we received a deficiency notification from the Listing Qualifications Department of The NasdaqCM notifying the Company of its noncompliance with the NasdaqCM Listing Rule 5620(a) to hold an annual meeting of shareholders within no later than one year after the end of the Company’s fiscal year end. Under NasdaqCM Rules the Company now has 45 calendar days to submit a plan to regain compliance and can grant up to 180 calendar days from the fiscal year end, or until June 29, 2023, to regain compliance.

On December 14, 2022, we received a deficiency letter from the Listing Qualifications Department of The NasdaqCM notifying the Company of its noncompliance with the NasdaqCM Listing Rule 5550(b)(1) for the NasdaqCM, which requires that a listed company’s stockholders’ equity be at least $2.5 million. In accordance with NasdaqCM rules, the Company has 45 calendar days from the date of the notification to submit a plan to regain compliance with NasdaqCM Listing Rule 5550(b)(1). The Company intends to submit a compliance plan within 45 days of the date of the notification and will evaluate available options to resolve the deficiency and regain compliance. If the Company’s compliance plan is accepted, the Company may be granted up to 180 calendar days from December 14, 2022, to evidence compliance.

In order to maintain the listing of its common stock on The NasdaqCM, the Company must demonstrate compliance with Listing Rule 5550(b)(1) which requires the Company to maintain: (1) Stockholders’ equity of at least $2.5 million; or (2) Market Value of Listed Securities of at least $35 million. The Company’s plan of compliance outlined a plan for compliance with the stockholders’ equity standard requirement by completing the recently completed offering. (see Note 10). As the net proceeds of the recently completed offering was approximately $2,950,000, which is lower than the amount anticipated, the Company will likely need to raise additional capital and to amend its plan of compliance.

The Company intends to regain compliance with each of the applicable continued listing requirements of The NasdaqCM prior to the end of the compliance periods set forth in the Hearings Panel decision. However, until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s common stock and 2021 Warrants on Nasdaq. If our common stock and 2021 Warrants cease to be listed for trading on the NasdaqCM, we would expect that our Common Stock and 2021 Warrants would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock and 2021 Warrants, it would be more difficult for our stockholders to dispose of our common stock or 2021 Warrants and more difficult to obtain accurate price quotations on our common stock or 2021 Warrants. The delisting of the Company’s common stock and 2021 Warrants from Nasdaq would have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting would adversely affect the Company’s ability to raise capital on terms acceptable to the Company, if at all.

F-54

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 10: SUBSEQUENT EVENTS

Securities Purchase Agreement

On December 30, 2022, we and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (the “Investor”), entered into a Securities Purchase Agreement (the “Agreement”) for the Investor to purchase from the Company (i) a senior secured 20% OID nine-month promissory note in an aggregate original principal amount of $1,437,500 (the “Investor Note”), and (ii) a five year warrant to purchase 2,613,636 shares of the Company’s common stock at an exercise price of $.44 per share which is not exercisable until July 1, 2023 (the “Investor Warrant”). Proceeds from the Agreement were received by the Company in January 2023. A total of 522,727 shares of Common Stock, or approximately 5.3% of the Company’s outstanding shares of Common Stock, were issued to the Investor as an incentive on the transaction, excluding the above referenced Investor Warrant, the shares of Common Stock exercisable pursuant to such Investor Warrant not being considered beneficially owned by the Investor until the Investor Warrant is exercisable within 60 days. A fee of $103,500 plus warrants to purchase 26,136 shares of Common Stock exercisable at $0.484 per share were issued to Spartan Capital Securities LLC. These warrants were subsequently cancelled on February 7, 2023. Approximately $163,000 of the loan proceeds were utilized to retire a small business loan originally in the principal amount of $150,000. The Investor Note will only become convertible into Common Stock upon the occurrence of an Event of Default under and as defined in the Investor Note on terms set forth in the Investor Note. This Note matures and is payable on or before September 30, 2023, and it provides that the investor may demand prepayment after March 31, 2023 and before the maturity date, provided that the purchasers of securities in the offering covered by this prospectus who hold the purchased Company securities at the time the prepayment demand is made unanimously consent to the prepayment. We expect we will rely on proceeds from future fundings or cashflow from operations to repay the Note on the maturity date or earlier at our option, or if the investor demands prepayment which is consented to. If we are unable to raise additional funding after the recently completed offering or do not generate sufficient cashflow to repay the Note when due, we will be in default under the Note if we do not pay it. The Company granted a security interest in all of its assets to the Investor as collateral for its obligations under the Investor Note pursuant to a Security Agreement. In addition, the Company’s subsidiaries guaranteed the obligations of the Company under the Investor Note pursuant to a Subsidiary Guarantee and granted a first lien security interest in all of their assets to the Investor as additional collateral pursuant to the Security Agreement. All securities sold in the above described transaction contain certain piggy-back registration rights after the completion of our February 2023 offering. We have completed various other financings as described under the Notes to Consolidated Financial Statements. Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933, as amended.

On January 5, 2023, the Company paid $163,885 to the Small Business Administration to pay off the Company’s SBA loan.

February 2023 Public Offering

On February 13, 2023, the Company entered into an underwriting agreement (the Underwriting Agreement) with the Spartan Capital Securities, LLC (the Underwriter) relating to the public offering of 3,777,634 shares of common stock and pre-funded warrants to purchase 4,286,883 shares of common stock (the Shares), accompanied by Series 2023 Warrants to purchase 12,096,776 shares of common stock (the February 2023 Offering). The offered securities are priced at a public offering price of $0.465 per combination of one share of common stock or pre-funded warrant, accompanied by one Series 2023 Warrant.

Each pre-funded warrant is exercisable at any time to purchase one share of common stock at an exercise price of $0.0001 per share. Each Series 2023 Warrant is exercisable for five years to purchase 1.5 shares of common stock at an exercise price of $0.465 per 1.5 shares. The Series 2023 Warrants also have an alternative cashless exercise permitting the holder to acquire 0.75 shares for each 1.5 shares any time after the earlier of (i) 30 days following the initial exercise date of February 14, 2023 and (ii) the date on which the aggregate trading volume of the Company’s common stock beginning on the initial exercise date of the Series 2023 Warrants exceeds 36,290,322 shares. Additionally, the exercise price of both warrants are subject to customary adjustments for stock splits, stock dividends, reclassifications and the like.

The Company also granted the Underwriter a 45-day option to purchase up to an additional 1,209,678 shares and/or pre-funded warrants in lieu of shares, and accompanying Series 2023 Warrants to purchase 1,814,517 shares at the public offering price less the underwriting discounts and commissions, to cover over-allotments, if any.

The net proceeds to the Company from the sale of the Shares and Warrants, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $2,950,000. The February 2023 Offering closed on February 16, 2023. The over-allotment has not been exercised and the Company cannot assure as to whether the Underwriters will exercise all or any part of the over-allotment option.

Between the closing of the February 2023 Offering and March 28, 2023, one or more investors holding pre-funded warrants converted their pre-funded warrants into 3,036,667 shares of common stock and converted 806,451 of the Series 2023 Warrants into 403,226 shares of common stock.

F-55

$4,000,000

_________ Shares of Common Stock

_______Pre-funded Warrants to Purchase _____shares of Common Stock

$

COMMON STOCK

PRE-FUNDED WARRANTS

PROSPECTUS

Through and including _______, 2023 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

SPARTAN CAPITAL SECURITIES LLC.

_____________________, 2023

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Filing Fee	$5,000.00	*
Placement Agent Expenses and non-accountable expense allowance	$165,000.00	*
Legal Fees and Expenses	$125,000.00	*
Accounting Fees and Expenses	$40,000.00	*
Transfer Agent and Registrar Expenses	$5,000.00	*
Miscellaneous Fees and Expenses, including FINRA filing fee	$35,000.00	*
*Total	$375,000.00	*

*Estimated expenses.

Item 14. Indemnification of Directors and Officers.

The New York Business Corporation Law contains provisions permitting and, in some situations, requiring New York corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our certificate of incorporation and bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities. In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with the certificate of incorporation and bylaws. Currently, we have no such agreements, other than employment agreements with our executive officers, which provide for indemnification to the fullest extent as permitted by law. The New York Business Corporation Law also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We have obtained limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors. As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

II-1

Item 15. Recent Sales of Unregistered Securities.

(a) In fiscal 2021, we made sales or issuances of unregistered securities listed in the table below:

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion

2021	Common stock	265,000 shares	Services rendered	Rule 506; Section 4(a)(2)	Not applicable

2021	Common Stock	236,768 shares	Note conversion	Section 3(a)(9)	Not applicable

2021	Common Stock	49,384 shares	Warrant conversions cashless exercise	Section 3(a)(9)	Each warrant exercise Price$5.395, expiration Date 9/17/2026

2021	Common Stock	375,000 shares	Series C Preferred Stock conversion	Section 3(a)(9)	(1)

2021	Common Stock	2,631,764 shares	Shares sold for cash	Rule 506; Section 4(a)(2)	Not applicable

2021	Common Stock	92,900 shares	Original issue discount	Rule 506; Section 4(a)(2)	Not applicable

2021	Common Stock	6,250 shares	Series AAA Preferred Stock conversion	Rule 506; Section 4(a)(2)	Not applicable

(1)	1,500 Series C Warrants were converted into 375,000 common shares and a like number of warrants, exercisable at $48.00 per share through September 2023.

II-2

(b) For fiscal 2022, we had no sales or issuances of unregistered capital stock, except as referenced above and in the table below:

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion
Jan. – September 2022	Common Stock	50,000 shares	Services rendered	Rule 506, Section 4(a)(2)	Not applicable

Jan. – March 2022	Common Stock	1,443,333 shares 684,166 warrants	Note conversion of $2,502,500 of Secured debt and $150,000 of unsecured debt	Section 3(a)(9)	Secured debt converted at $1.50 per share and unsecured debt converted at $2.00 per share (1)

April – June 2022	Common Stock	408,000 shares and 204,000 warrants	Note conversion of $510,000	Section 3(a)(9)	Secured debt converted at $1.25 per share (2)

July – September 2022	Common Stock	882,448 shares	$1,137,500 raised, no commissions paid	Rule506, Section 4(a)(2)	Not applicable

October , 2022	Common Stock	40,000 shares	$50,000 raised, no commissions paid	Rule 506, Section 4(a)(2)	Not applicable

_________________

(1)	The secured investor converted $2,502,500 of principal into 1,368,333 common shares and warrants to purchase 684,166 shares of common stock at an exercise price of $4.00 per share through September 2029.
(2)	The secured investor converted $510,000 of principal into 408,000 common shares and warrants to purchase 204,000 shares of common stock at an exercise price of $4.00 per share through September 2029.

On December 30, 2022, we and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (the “Investor”), entered into a Securities Purchase Agreement (the “Agreement”) for the Investor to purchase from the Company (i) a senior secured 20% OID nine-month promissory note in an aggregate original principal amount of $1,437,500 (the “Investor Note”), and (ii) a five year warrant to purchase 2,613,636 shares of the Company’s common stock at an exercise price of $.44 per share which is not exercisable until July 1, 2023 (the “Investor Warrant”). A total of 522,727 shares of Common Stock, or approximately 5.3% of the Company’s outstanding shares of Common Stock, were issued to the Investor as an incentive on the transaction, excluding the above referenced Investor Warrant, the shares of Common Stock exercisable pursuant to such Investor Warrant not being considered beneficially owned by the Investor until the Investor Warrant is exercisable within 60 days. A fee of $103,500 plus warrants to purchase 26,136 shares of Common Stock exercisable at $0.484 per share were issued to Spartan Capital Securities LLC. These warrants were subsequently cancelled on February 7, 2023. Approximately $163,000 of the loan proceeds were utilized to retire a small business loan originally in the principal amount of $150,000. The Investor Note will only become convertible into Common Stock upon the occurrence of an Event of Default under and as defined in the Investor Note on terms set forth in the Investor Note. This Investor Note matures and is payable on or before September 30, 2023. If we are unable to raise additional funding or do not generate sufficient cashflow to repay the Note when due, or we will be default under the Note if we do not pay it. The Company granted a security interest in all of its assets to the Investor as collateral for its obligations under the Investor Note pursuant to a Security Agreement. In addition, the Company’s subsidiaries guaranteed the obligations of the Company under the Investor Note pursuant to a Subsidiary Guarantee and granted a first lien security interest in all of their assets to the Investor as additional collateral pursuant to the Security Agreement. Exemption from registration is claimed under Section 4(a)(2) of the Securities Act of 1933, as amended.

II-3

On April 12, 2023, Dr Gene Salkind and a non-affiliated investor converted their outstanding Mobiquity Technology, Inc. debt in the amount of $235,563 and $30,000 into 1,385,663 shares and 176,470 shares of restricted common stock, respectively. This brought Dr. Salkind’s family ownership interest to 4,478,017 shares of common stock, excluding their derivative securities. Exemption from registration is claimed under section 4(a)(2) and/or section 3(a)(9) of the Securities Act of 1933, as amended.

In April 2023, the Compensation Committee of the Company’s Board of Directors or the Board of Directors also approved the following transactions:

Equity Transactions

•	Grant of 100,000 shares of restricted common stock to Gene Salkind, Chairman of the Board, for services previously rendered, based on a per share value of $0.167. Such shares are restricted from transfer until February 13, 2024.
•	Grant of 50,000 shares of restricted common stock each to the Company’s CEO and another member of the Board of Directors for services as directors of the Company. Such shares are restricted from transfer until February 13, 2024.
•	Grant of 30,000 shares of common stock to Mr. Salkind as payment for accrued and unpaid interest of approximately $5,000 based on a per share value of $0.167.
•	Grant of 71,856 shares of restricted common stock to the Company’s legal counsel as payment for accrued and unpaid services valued at $12,000 and $0.167 per share. Such shares are restricted from transfer until February 13, 2024.

•	Grant of 25,000 stock options to a member of the Board of Directors in April 2023 with a term of five years and exercise price of $0.22 per share.

Exemption from registration is claimed under section 4(a)(2) of the Securities Act of 1933, as amended for each of the aforementioned transactions.

Item 16. Exhibits

Exhibit
Number	Exhibit Title
1.0	Placement Agent Agreement**
2.1	Agreement and Plan of Merger dated November 20, 2018 between Mobiquity Technologies, Inc., Glen Eagles Acquisition LP, Avng Acquisition Sub, LLC, Advangelists, LLC, and Deepankar Katyal as Member Representative (the “Advangelists Merger Agreement”) (Incorporated by reference to Form 8-K dated December 11, 2018.)
2.2	First Amendment to the Advangelists Merger Agreement dated December 6, 2018 (Incorporated by reference to Form 8-K dated December 11, 2018.)
2.3	Membership Interest Purchase Agreement dated as of April 30, 2019 between Mobiquity Technologies, Inc. and Glen Eagles Acquisition LP (Incorporated by reference to Form 8-K dated April 30, 2019.)
2.4	Membership Interest Purchase Agreement, effective as of May 8, 2019 between Mobiquity Technologies, Inc. and Gopher Protocol, Inc. (Incorporated by reference to Form 8-K dated May 10, 2019.)
2.5	Assignment and Assumption Agreement effective as of May 8, 2019 between Mobiquity Technologies, Inc. and Gopher Protocol, Inc. (Incorporated by reference to Form 8-K dated May 10, 2019.)
2.6	Stock Purchase Agreement, effective as of September 13, 2019, by and between Mobiquity Technologies, Inc. and GBT Technologies, Inc. (Incorporated by reference to Form 8-K dated September 13, 2019.)
2.7	Subscription Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Dr. Gene Salkind (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
2.8	Subscription Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Marital Trust GST Subject U/W/O Leopold Salkind (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
2.9	Securities Purchase Agreement dated September 20, 2021 by and between Mobiquity Technologies, Inc. and Talos Victory Fund, LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)

II-4

2.10	Securities Purchase Agreement dated September 20, 2021 by and between Mobiquity Technologies, Inc. and Blue Lake Partners LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
2.11	Securities Purchase Agreement dated December 30, 2022 with Walleye (Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
3.1	Certificate of Incorporation filed March 26, 1998 (Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.2	Amendment to Certificate of Incorporation filed June 10, 1999 (Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.3	Amendment to Certificate of Incorporation approved by stockholders in 2005(Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.4	Amendment to Certificate of Incorporation dated September 11, 2008 (Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2012.)
3.5	Amendment to Certificate of Incorporation dated October 7, 2009 (Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2012.)
3.6	Amendment to Certificate of Incorporation dated May 18, 2012 (Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2012.)
3.7	Amendment to Certificate of Incorporation dated September 10, 2013 (Incorporated by reference to Registrant’s Form 8-K filed on September 11, 2013.)
3.8	Amendment to Certificate of Incorporation filed December 22, 2015 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2015.)
3.9	Amendment to Certificate of Incorporation dated March 23, 2016 (Incorporated by reference to Form 8-K dated March 24, 2016.)
3.10	Amendment to Certificate of Incorporation dated February 28, 2017 (Incorporated by reference to Form 8-K dated March 1, 2017.)
3.11	Amendment to Certificate of Incorporation dated September 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.12	Amendment to Certificate of Incorporation dated February 2019 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.13	Amendment to Certificate of Incorporation dated December 17, 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.14	Amendment to Certificate of Incorporation dated December 4, 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.15	Restated Certificate of Incorporation dated July 16, 2019 (Incorporated by reference to Form 8-K dated July 15, 2019.)
3.16	Amendment to Certificate of Incorporation-Series dated September 23, 2019***
3.17	Amendment to Certificate of Incorporation dated August 24, 2020***
3.18	Amendment to Restated Certificate of Incorporation dated June __, 2023**
3.19	Amended By-Laws (Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.20	2014 Amendment to By-Laws (Incorporated by reference to Form 8-K filed with the SEC on December 24, 2014.)
3.21	November 2021 Amendment to By-Laws****
3.22	Amendment No. 3 to Bylaws (Incorporated by reference to Form 8-K filed with the SEC on May 16, 2023.)
4.1	Amended and Restated $7,512,500 Promissory Note dated as of May 10, 2019 from Mobiquity Technologies, Inc. to Deepanker Katyal, as representative of the former members of Advangelists, LLC (Incorporated by reference to Form 8-K dated May 10, 2019.)
4.2	Second Amended and Restated Promissory Note, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Deepankar Katyal, as representative of the former owners of Advangelists, LLC (Incorporated by reference to Form 8-K dated September 13, 2019.)
4.3	Form of Common Stock Purchase Warrant (Incorporated by reference to Form 8-K dated September 13, 2019.)
4.4	Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of September 13, 2019 (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
4.5	Amended and Restated Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of December 31, 2019***
4.6	Second Amended and Restated Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of April 1, 2019***
4.7	Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of September 13, 2019 (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
4.8	Amended and Restated Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of December 31, 2019***
4.9	Second Amended and Restated Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of April 1, 2019***
4.10	Form of Lender Warrant (Incorporated by reference to Form 8-K/A dated September 13, 2019.)

II-5

4.11	Promissory Note in favor of Talos Victory Fund, LLC dated September 20, 2021 (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.12	Promissory Note in favor of Blue Lake Partners LLC dated September 20, 2021 (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.13	Common Stock Purchase Warrant dated September 20, 2021 issued to Talos Victory Fund, LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.14	Common Stock Purchase Warrant dated September 20, 2021 issued to Blue Lake Partners LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.15	Form of 2021 Representative’s warrant***
4.16	Form of 2021Warrant Agent Agreement by and between the Company and Continental Stock Transfer & Trust Company***
4.17	Form of 2021 Warrant (Annex C to the Form of Warrant Agent Agreement attached as Exhibit 4.16)***
4.18	Form of Representative’s Warrant****
4.19	Form of Series 2023 Warrant****
4.20	Form of Pre-funded Warrant (February 2023)****
4.21	Form of Investor Convertible Debt Subscription Agreement (5% Original Issue Discount)***
4.22	Form of Investor Convertible Debt Subscription Agreement (10% Original Issue Discount)***
4.23	Form of Investor Convertible Debt Subscription Agreement (10% Annual Interest)***
4.24	Promissory Note dated December 30, 2022 issued to Walleye (Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
4.25	Amendment dated February 7, 2023 to Promissory Note dated December 30, 2022 issued to Walleye****
4.26	Warrant dated December 30, 2022 issued to Walleye (Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
4.27	Form of Pre-funded Warrant for the Offering**
5.1	Legal Opinion of Ruskin Moscou Faltischeck P.C. **
5.2	Legal Opinion of Ruskin Moscou Faltischeck P.C. (Relating to Registration Statement File Number 333-260364.)
10.1	Employment Agreement dated April 2, 2019 – Dean L. Julia (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.2	Employment Agreement dated April 2, 2019 – Sean Trepeta (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.3	Employment Agreement dated April 2, 2019 – Paul Bauersfeld (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.4	Employment Agreement dated January 4, 2022 – Deepanker Katyal (Incorporated by reference to Form 10-K filed with the SEC on March 30, 2022)
10.5	Security Agreement and Subsidiary Guarantee with Walleye (Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
10.6	Form of Escrow Agreement for the Offering**
21.1	Subsidiaries of the Issuer (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
23.1	Consent of Ben Borgers CPA PC *
23.2	Consent of D. Brooks & Associates CPA’s*
23.3	Consent of Ruskin Moscou Faltischek P.C (Included in Exhibit 5.1)**
99.1	2005 Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Registrant’s Registration Statement on Form 10-SB/A filed with the Commission March 21, 2005.)
99.2	Amendment to 2005 Plan (Incorporated by reference to the Registrant's Form 10-QSB/A filed with the Commission on August 15, 2005.)
99.3	2009 Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Form 10-K filed for the fiscal year ended December 31, 2009.)
99.4	2018 Employee Benefit and Consulting Services Compensation Plan. (Incorporated by reference to Definitive Proxy Statement filed with the SEC on January 11, 2019.)
99.5	2021 Employee Benefit and Consulting Compensation Plan***
99.6	2023 Equity Participation Plan (Incorporated by reference to Definitive Proxy Statement filed with the SEC on April 18, 2023.)
107	Filing Fee Table*
101.INS	Inline XBRL Instance Document *
101.SCH	Inline Document, XBRL Taxonomy Extension *
101.CAL	Inline Calculation Linkbase, XBRL Taxonomy Extension Definition *
101.DEF	Inline Linkbase, XBRL Taxonomy Extension Labels *
101.LAB	Inline Linkbase, XBRL Taxonomy Extension *
101.PRE	Inline Presentation Linkbase *

_______________

*	Filed herewith.

**	To be filed by amendment

***	Previously filed under Form S-1 Registration Statement, File No. 333-260364.

****	Previously filed under Form S-1 Registration Statement File No.333-269293.

II-6

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the Shoreham, State of New York, on June 9, 2023.

MOBIQUITY TECHNOLOGIES INC.

By: /s/ Dean L. Julia

Dean L. Julia

Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned, a majority of the officers and directors of the company hereby constitute and appoint Dean L. Julia and Sean McDonnell, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents will full power of substitution, to sign any and all amendments to this Registration Statement on Form S-1 (including pre- and post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxy and agent, or their substitute, may lawfully do or cause to be done by virtue hereof, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this Registration Statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dean Julia	Chief Executive Officer, Secretary, Director	June 9, 2023
Dean Julia	(Principal Executive Officer)

/s/ Sean McDonnell	Chief Financial Officer	June 9, 2023
Sean McDonnell	(Principal Accounting and Financial Officer)

/s/ Gene Salkind	Director and Chairman	June 9, 2023
Dr. Gene Salkind

/s/ Anne S. Provost	Director	June 9, 2023
Anne S. Provost

/s/ Byron Booker	Director	June 9, 2023
Byron Booker

/s/ Nate Knight	Director	June 9, 2023
Nate Knight

II-8